    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 24, 1997



                                                    REGISTRATION NO. 333-35285

________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                            LIFTKING INDUSTRIES INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

           ONTARIO, CANADA                               3531                                    N/A
     (STATE OR OTHER JURISDICTION            (PRIMARY STANDARD INDUSTRIAL                  (I.R.S. EMPLOYER
           OF ORGANIZATION)                  CLASSIFICATION CODE NUMBER)                IDENTIFICATION NUMBER)

                            ------------------------

                             7135 ISLINGTON AVENUE
                          WOODBRIDGE, ONTARIO L4L 1V9
                                 (905) 851-3988
                   (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL
               EXECUTIVE OFFICES AND PRINCIPAL PLACE OF BUSINESS)

                                LOUIS ALDROVANDI
                                   PRESIDENT
                             7135 ISLINGTON AVENUE
                          WOODBRIDGE, ONTARIO L4L 1V9
                                 (905) 851-3988
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                STEVEN F. WASSERMAN, ESQ.                                   GREGORY SICHENZIA, ESQ.
               BERNSTEIN & WASSERMAN, LLP                                    SINGER ZAMANSKY, LLP
                    950 THIRD AVENUE                                           40 EXCHANGE PLACE
                   NEW YORK, NY 10022                                         NEW YORK, NY 10005
                     (212) 826-0730                                             (212) 809-8550
                  (212) 371-4730 (FAX)                                       (212) 344-0394 (FAX)

                            ------------------------

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as reasonably practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                  (cover continued on next page)
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

(cover continued from previous page)


                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------

                                                                           PROPOSED           PROPOSED
                                                                            MAXIMUM           MAXIMUM         AMOUNT OF
              TITLE OF EACH CLASS OF                  AMOUNT TO BE      OFFERING PRICE       AGGREGATE       REGISTRATION
            SECURITIES TO BE REGISTERED               REGISTERED(1)     PER SECURITY(2)    OFFERING PRICE        FEE
-------------------------------------------------------------------------------------------------------------------------



Common Stock, no par value.........................     1,437,500(3)        $4.00        $     5,750,000      $ 1,742.25
Class A Redeemable Common Stock Purchase
  Warrants(4)......................................     1,725,000(3)         0.15                258,750           78.40
Common Stock, no par value, underlying the Class A
  Warrants(5)......................................     1,725,000(3)         4.50              7,762,500        2,352.04
Underwriter' Purchase Option(6)....................       275,000            0.0001                27.50            1.00
Common Stock, no par value, underlying
  Underwriter's Purchase Option....................       125,000            6.60                825,000          250.00
Class A Redeemable Common Stock Warrants,
  underlying Underwriter's Purchase Option.........       150,000            0.2475               37,125           11.25
Common Stock, no par value, underlying Class A
  Warrants in Underwriter's Purchase Option(7).....       150,000            4.50                675,000          204.53
-------------------------------------------------------------------------------------------------------------------------
          Total....................................       --                  --         $ 15,308,402.50      $ 4,639.47
-------------------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416 under the Securities Act of 1933 (the 'Act'), this Registration Statement covers such additional indeterminate number of shares of Common Stock and Class A Redeemable Common Stock Purchase Warrants (the 'Warrants') as may be issued by reason of adjustments in the number of shares of Common Stock and Warrants pursuant to anti-dilution provisions contained in the Warrants and Underwriter's Purchase Option. Because such additional shares of Common Stock and Warrants will, if issued, be issued for no additional consideration, no registration fee is required.

(2) Estimated solely for purposes of calculating registration fee.

(3) Includes 187,500 Shares of Common Stock and 225,000 Class A Warrants subject to the Underwriter's over-allotment option (the 'Over-Allotment Option').

(4) The Class A Warrants are exercisable over a four (4) year period commencing one (1) year following the effective date of this Offering into one (1) share of Common Stock per Class A Warrant at an exercise price of $4.50 per share.

(5) The number of shares of Common Stock specified is the number which may be acquired by the holders of the Warrants upon exercise of the Class A Redeemable Common Stock Purchase Warrants ('Class A Warrants') at the maximum exercise price thereof.


(6) The Underwriter's Purchase Option entitles the Underwriter to purchase 125,000 Shares of Common Stock and 150,000 Class A Warrants at 165% of the offering prices (the 'Underwriter's Purchase Option').


(7) Issuable upon exercise of the Class A Warrants included in the Underwriter's Purchase Option.

                            LIFTKING INDUSTRIES INC.
                             CROSS REFERENCE SHEET
               (SHOWING LOCATION IN THE PROSPECTUS OF INFORMATION
             REQUIRED BY ITEMS 1 THROUGH 23, PART I, OF FORM SB-2)

                                 ITEM IN FORM SB-2                                      PROSPECTUS CAPTION
      -----------------------------------------------------------------------  ------------------------------------

  1.  Front of Registration Statement and Outside Front Cover of
        Prospectus...........................................................  Facing Page of Registration
                                                                                 Statement; Outside Front Page of
                                                                                 Prospectus
  2.  Inside Front and Outside Back Cover Pages of Prospectus................  Inside Front Cover Page of
                                                                                 Prospectus; Outside Back Cover
                                                                                 Page of Prospectus
  3.  Summary Information and Risk Factors...................................  Prospectus Summary; Risk Factors
  4.  Use of Proceeds........................................................  Use of Proceeds
  5.  Determination of Offering Price........................................  Outside Front Cover Page of
                                                                                 Prospectus; Underwriting; Risk
                                                                                 Factors
  6.  Dilution...............................................................  Dilution; Risk Factors
  7.  Selling Securityholders................................................  Not Applicable
  8.  Plan of Distribution...................................................  Outside Front Cover Page of
                                                                                 Prospectus; Risk Factors;
                                                                                 Underwriting
  9.  Legal Proceedings......................................................  Business -- Litigation
 10.  Directors, Executive Officers, Promoters and Control Persons...........  Management
 11.  Security Ownership of Certain Beneficial Owners and Management.........  Principal Stockholders
 12.  Description of Securities..............................................  Description of Securities;
                                                                                 Underwriting
 13.  Interest of Named Experts and Counsel..................................  Experts; Legal Matters
 14.  Disclosure of Commission Position on Indemnification for Securities Act
        Liabilities..........................................................  Underwriting; Certain Transactions
 15.  Organization Within Last 5 Years.......................................  Not Applicable
 16.  Description of Business................................................  Business; Risk Factors
 17.  Management's Discussion and Analysis or Plan of Operation..............  Management's Discussion and Analysis
                                                                                 of Financial Condition and Results
                                                                                 of Operations
 18.  Description of Property................................................  Business -- Facilities
 19.  Certain Relationships and Related Transactions.........................  Certain Relationships and Related
                                                                                 Transactions
 20.  Market for Common Equity and Related Stockholder Matters...............  Outside Front Cover Page of
                                                                                 Prospectus; Prospectus Summary;
                                                                                 Description of Securities;
                                                                                 Underwriting
 21.  Executive Compensation.................................................  Management -- Executive Compensation
 22.  Financial Statements...................................................  Selected Financial Data; Financial
                                                                                 Statements
 23.  Changes in and Disagreements with Accountants on Accounting and
        Financial Disclosures................................................  Not Applicable

                             PRELIMINARY PROSPECTUS
                 SUBJECT TO COMPLETION, DATED OCTOBER 24, 1997


PROSPECTUS
                            LIFTKING INDUSTRIES INC.
                        1,250,000 SHARES OF COMMON STOCK
                AND 1,500,000 WARRANTS TO PURCHASE COMMON STOCK

     LiftKing Industries Inc., a corporation incorporated under the laws of the Province of Ontario, Canada ('LiftKing' or the 'Company') hereby offers 1,250,000 shares of Common Stock, no par value (the 'Common Stock' or 'Shares'), and 1,500,000 redeemable Class A Warrants to purchase Common Stock (individually a 'Warrant', collectively the 'Warrants'). The Common Stock and Warrants (collectively referred to herein as the 'Securities') will be separately tradeable immediately upon issuance and may be purchased separately in varying amounts.

                                             (Cover continued on following page)
                            ------------------------
     AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK OFFERED HEREBY AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE 'DILUTION' AND 'RISK FACTORS', WHICH BEGIN ON PAGE 7.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------------------------------------------------
                                                                                        UNDERWRITING
                                                                                        DISCOUNT AND        PROCEEDS TO
                                                                  PRICE TO PUBLIC      COMMISSIONS(1)        COMPANY(2)
-------------------------------------------------------------------------------------------------------------------------
  Per Share....................................................        $4.00                $.40               $3.60
-------------------------------------------------------------------------------------------------------------------------
  Per Warrant..................................................         $.15               $.015               $.135
 -------------------------------------------------------------------------------------------------------------------------
      Total(3)................................................      $5,225,000           $522,500           $4,702,500
-------------------------------------------------------------------------------------------------------------------------


(1) Does not reflect additional compensation to be received by the Underwriter in the form of: (i) a non-accountable expense allowance equal to 3% of the gross proceeds of the Offering in the amount of $156,750 ($180,262 if the Over-Allotment Option (defined below) is exercised in full), and (ii) an option to purchase 125,000 shares of Common Stock and 150,000 Warrants at not less than 165% of the initial public offering prices (the 'Underwriter's Purchase Option'). The Company and the Underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the 'Act'). See 'Underwriting.'


(2) Before deducting expenses of the Offering payable by the Company (including the Underwriter's non-accountable expense allowance) estimated at $475,000 ($498,512 if the Over-Allotment Option is exercised in full).

(3) The Company has granted the Underwriter an option exercisable within 45 days of the date of this Prospectus ('Over-Allotment Option') to purchase up to 187,500 additional Shares and 225,000 additional Warrants on the same terms as set forth above solely to cover over-allotments, if any. If the Over-Allotment Option is exercised in full, the total Price to the Public, Underwriting Discounts and Commissions and Proceeds to the Company will be $6,008,750, $600,875, and $5,407,875, respectively. See 'Underwriting.'

                            ------------------------

     The Securities are being offered hereby by the Underwriter on a firm commitment basis, when, as and if delivered to and accepted by the Underwriter, and subject to their right to reject orders in whole or in part, to the approval of certain legal matters by counsel and to certain other conditions. It is expected that the delivery of the certificates representing the Securities will be made against payment therefor at the offices of the Underwriter on or about
               , 1997.
                            ------------------------

                         MONROE PARKER SECURITIES, INC.
                            ------------------------

              THE DATE OF THIS PROSPECTUS IS                , 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO
SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE
OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR
SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

(cover continued)

     The Class A Warrants shall be exercisable commencing one (1) year after the date hereof (the 'Effective Date'). Each Warrant entitles the holder to purchase one (1) share of Common Stock at a price of $4.50 per share, subject to adjustment, during the four (4) year period commencing one (1) year from the Effective Date. The Warrants are redeemable by the Company for $.10 per Warrant,
at any time after                , 1998, upon thirty (30) days' prior written
notice, if the average closing price or bid price of the Common Stock, as reported by the principal exchange on which the Common Stock is traded, Nasdaq or the National Quotation Bureau Incorporated, as the case may be, equals or exceeds 250% of the then exercise price of the Warrants, for the ten (10) consecutive trading days ending three (3) days prior to the date of the notice of redemption. Upon thirty (30) days' written notice to all holders of the Warrants, the Company shall have the right to reduce the exercise price and/or extend the term of the Warrants. See 'Description of Securities.' Although the Company has no current plans to reduce the exercise price and/or extend the term of the Warrants, it may consider taking such action depending upon the Company's financial condition, its financial needs and based upon general market conditions.

     The Company has applied for inclusion of the Common Stock and the Warrants on The Nasdaq SmallCap Market System ('Nasdaq'), the Pacific Stock Exchange (the 'Pacific Exchange'), and the Boston Stock Exchange ('Boston Exchange') although there can be no assurance that an active trading market will develop even if the securities are accepted for quotation. Additionally, even if an active trading market develops, the Company is still required to maintain certain minimum criteria established by Nasdaq, the Pacific Exchange, and the Boston Exchange of which there can be no assurance.

     Prior to this Offering, there has been no public market for the Common Stock or the Warrants. It is currently anticipated that the initial public offering price will be $4.00 per share of Common Stock and $.15 per Warrant. The price of the Common Stock and the Warrants, as well as the exercise price of the Warrants, have been determined by negotiations between the Company and Monroe Parker Securities, Inc., the underwriter of this Offering (the 'Underwriter'), and do not necessarily bear any relationship to the Company's assets, book value, net worth or results of operations or any other established criteria of value. The Underwriter may enter into arrangements with one or more broker-dealers to act as co-underwriters of this Offering. For additional information regarding the factors considered in determining the initial public offering price of the Shares and Warrants and the exercise price of the Warrants, see 'Risk Factors -- No Prior Public Market; Potential Limited Trading Market; Possible Volatility of Stock Price,' 'Description of Securities' and 'Underwriting.'

                            ------------------------
     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE 'UNDERWRITING.'

     A SIGNIFICANT AMOUNT OF THE SECURITIES TO BE SOLD IN THIS OFFERING MAY BE SOLD TO CUSTOMERS OF THE UNDERWRITER WHICH MAY AFFECT THE MARKET FOR AND LIQUIDITY OF THE COMPANY'S SECURITIES IN THE EVENT THAT ADDITIONAL BROKER-DEALERS DO NOT MAKE A MARKET IN THE COMPANY'S SECURITIES, OF WHICH THERE CAN NO ASSURANCE. SUCH CUSTOMERS SUBSEQUENTLY MAY ENGAGE IN TRANSACTIONS FOR THE SALE OR PURCHASE OF THE SECURITIES THROUGH AND/OR WITH THE UNDERWRITER.

     ALTHOUGH IT HAS NO OBLIGATION TO DO SO, THE UNDERWRITER MAY FROM TIME TO TIME ACT AS A MARKET MAKER AND OTHERWISE EFFECT TRANSACTIONS IN THE COMPANY'S SECURITIES. THE UNDERWRITER, IF IT PARTICIPATES IN THE MARKET, MAY BECOME A DOMINATING INFLUENCE IN THE MARKET FOR SECURITIES. HOWEVER, THERE IS NO ASSURANCE THAT THE UNDERWRITER WILL OR WILL NOT CONTINUE TO BE A DOMINATING INFLUENCE. THE PRICES AND LIQUIDITY OF THE SECURITIES OFFERED HEREUNDER MAY BE SIGNIFICANTLY AFFECTED BY THE DEGREE, IF ANY, OF THE UNDERWRITER'S PARTICIPATION IN SUCH MARKET. SEE 'RISK FACTORS -- RESTRICTIONS ON MARKET MAKING ACTIVITIES DURING WARRANT SOLICITATION MAY AFFECT LIQUIDITY OF SECURITIES.' THE UNDERWRITER MAY DISCONTINUE SUCH ACTIVITIES AT ANY TIME OR FROM TIME TO TIME.

     THIS PROSPECTUS HAS NOT BEEN FILED WITH THE SECURITIES COMMISSIONS OF ANY CANADIAN PROVINCES NOR HAS ANY CANADIAN REGULATORY AUTHORITY PASSED UPON THE MERITS OF THE DOCUMENT. THE SECURITIES DESCRIBED HEREIN ARE NOT OFFERED FOR SALE IN CANADA.

                               PROSPECTUS SUMMARY

     The following is a summary of certain information (including financial statements and notes thereto) contained in this Prospectus and is qualified in its entirety by the more detailed information appearing elsewhere herein. In addition, unless otherwise indicated to the contrary, all information appearing herein does not give effect to (a) 1,500,000 shares of Common Stock issuable upon exercise of the Warrants; (b) 187,500 shares of Common Stock issuable upon exercise of the Over-Allotment Option; (c) 225,000 shares of Common Stock issuable upon exercise of the Warrants included in the Over-Allotment Option;
(d) 125,000 shares of Common Stock and 150,000 Warrants issuable upon exercise of the Underwriter's Purchase Option;(e) 150,000 shares of Common Stock issuable upon exercise of the Warrants included in the Underwriter's Purchase Option; and
(f) shares of Common Stock issuable under the Company's stock option plans. See 'Description of Securities,' 'Underwriting,' and 'Management -- Stock Option Plans and Agreements.' Each prospective investor is urged to read this Prospectus in its entirety.

                                  THE COMPANY


     LiftKing Industries Inc. was organized under the laws of the Province of Ontario, Canada on April 25, 1989 and conducts its business operations with its two (2) wholly-owned subsidiaries Liftmaster Limited and 463291 Ontario Limited (collectively, 'LiftKing' or the 'Company'). The Company is a manufacturer of heavy duty material handling equipment, rough-terrain material handlers, heavy pallet transporters, transporters of liquid steel and liquid steel residuals ('Slag Pot Carriers'), and International Standard Organization ('ISO') container handlers, as well as related service parts. The Company's products are marketed under the LiftKing tradename, and management believes, are distinguished by their complete line of four-wheel drive all-terrain material handlers, Slag Pot Carriers for the steel mill industry, versatility of product applications, and reliability of service and longevity. Products include conventional fork lifts for the construction industry, general purpose vehicles for the steel and lumber industry, specialized material handling equipment for the military, large load and large container material handlers, along with a full range of heavy steel transporters and Slag Pot Carriers. LiftKing's manufacturing centers upon high-strength specialty steel, which management believes is unique both in their shape and engineering design, and provide added strength with minimal weight. As such, LiftKing products typically command premium prices. Management believes the Company is capable of manufacturing and delivering material handling equipment for virtually any application. For the year ended July 31, 1996, total sales of new units was $20,092,782 and income before taxes was $1,951,216.



     LiftKing's products are used in a wide variety of applications by commercial and residential building contractors, as well as by other construction, military, industrial, municipal and agricultural end-users.



     All-terrain four-wheel material handlers are especially useful in rough terrain environments and congested job sites and mill locations, where their maneuverability and ability to raise, extend and lower payloads provide significant advantages over more traditional material handling equipment, such as cranes, straight-mast forklifts and elevators. LiftKing rough-terrain variable reach material handlers are typically used by residential, non-residential, military and non-military institutions, and building contractors for lifting, transporting and placing a wide variety of materials at their point of use or storage. The Company's various models of material handlers have a lift capacity of 6,000 pounds to 75,000 pounds and can position payloads up to 42 feet above the ground or up to 30 feet in front of the machine's chassis. Management believes the versatility of these units allows users to lower overall costs by substituting a single material handler for one or more other types of material handling equipment, as well as for certain labor intensive material handling tasks. The Company believes it manufactures one of the broadest product lines of varied material handling equipment, for the North American market.


     In 1993 the Company identified a niche in the steel mill industry. Traditionally, molten steel was moved in steel mills by overhead cranes. The steel industry has since been required to adapt to changing market conditions requiring the mills to cut costs, produce larger quantities of steel and in turn producing greater quantities of steel residuals (slag). Accordingly the traditional crane method of moving slag to a dumping site was no longer practical.

     The Company's Slag Pot Carriers have the following features: (i) large tires to enable the unit to move more quickly, (ii) hydraulic liquids in the unit are fire retardant, (iii) the tires of the units are filled with fire retardant material, and (iv) the driver's cab is self contained with an extensive fire suppression system which may be activated within and without the cab assembly. Additionally, the Company's Slag Pot Carriers have fire walls protecting the driver from the slag pot, with automatic louvers which close to further protect the driver from spillage and spray during dumping. The Company's Slag Pot Carriers have a pot capacity ranging from 300 to 1,000 cubic feet of slag, and are priced ranging from $350,000 to $750,000.



     The Company's elevating heavy pallet carriers ('Pallet Carriers') are custom designed high capacity transport vehicles. The Company's pallet carriers are designed to transport a wide variety of materials such as scrap buckets, ladles, and slag pots. LiftKing's Pallet Carriers are designed to transport up to 700 tons of material per pallet. Pallets are also used in the steel mill industry to transport, coiled and finished steel products, steel booms and steel coils.



     The Company's Pallet Carriers are designed to operate in extreme steel mill conditions, similar to the Company's Slag Pot Carriers. The Company's Pallet Carriers have the following features: (i) large tires to enable the unit to move more quickly, (ii) hydraulic liquids in the unit are fire retardant, (iii) the tires of the units are filled with fire retardant material, and (iv) the driver's cab is self contained with an extensive fire suppression system which may be activated within and without the cab assembly. Additionally, the Company's Pallet Carriers can be manufactured with fire walls protecting the driver from the material being carried by the pallet. The Company's Pallet Carriers have a transporting capacity of 700 tons of material per pallet, and are priced ranging from $350,000 to $750,000.


     The Company's military use material handlers transport heavy and light load military equipment, supply equipment, and containers in a wide variety of applications and environmental conditions. By incorporating specialized design and manufacturing processes, the Company's military use equipment handlers are able to operate in up to five feet of salt or fresh water. In situations where docking facilities are not available for military and supply vessels, these units provide the flexibility to maneuver offshore, load materials from offshore platforms and ships, and transport them to the shore. These units are specially designed and manufactured for combat conditions.

     LiftKing sells and distributes most of its products commercially through approximately 94 independent equipment dealers located in the United States and Canada. Internationally, LiftKing markets and distributes its products through a variety of arrangements with dealers and distributors in 10 countries, including the United States, Canada, Mexico, Algeria, Chile, England, Indonesia, China, Korea, and Colombia. To facilitate the sale of its products, LiftKing offers its independent equipment dealers financing assistance in connection with the purchase of the Company's products. Such assistance consists of limited, back-up financing guarantees which benefit dealers by providing them the opportunity to obtain attractive financing terms on the Company's products, which in turn allows dealers to stock more units for sale or rental.


     The Company continually seeks to introduce new material handlers and low profile designs which provide an exceptional combination of maneuverability, versatility and stability. Management believes this new product development has allowed the Company to increase its sales in the rapidly growing rough-terrain variable reach material handler market.


     The Company's executive offices are located at 7135 Islington Avenue, Woodbridge, Ontario, Canada L4L 1V9. Its telephone number is (905) 851-3988. See 'Risk Factors' for a discussion of certain factors that should be considered in evaluation of the Company and its business.

                                  THE OFFERING


Securities Offered...........................  1,250,000 shares of Common Stock and 1,500,000 Class A Redeemable
                                                 Warrants (the 'Warrants') to purchase Common Stock at an
                                                 exercise price of $4.50 per share. The Common Stock and
                                                 Warrants are offered and tradeable separately and the
                                                 Warrants are redeemable, and are exercisable for four years commencing one year from the date of this Prospectus. See
                                                 'Description of Securities.'
Offering Prices..............................  $4.00 per Share and $.15 per Warrant
Shares Outstanding Prior to Offering.........  4,400,000 Shares.
Shares Outstanding After Offering............  5,650,000 Shares
Use of Proceeds..............................  The net proceeds of this Offering will be used for sales and marketing, research and development, hiring of additional
                                                 personnel, purchasing of new equipment, leasehold improvements, and for working capital purposes.
Proposed Nasdaq SmallCap Market Symbols(1)...  Common Stock -- LIFT Warrant -- LIFTW
Proposed Pacific Stock Exchange Symbols(1)...  Common Stock -- LIFT
                                               Warrant -- LIFTW
Proposed Boston Stock Exchange Symbols(1)....  Common Stock -- LIFT
                                               Warrant -- LIFTW
Risk Factors.................................  An investment in the securities offered hereby involves a high degree of risk and immediate substantial dilution of the book value of the Common Stock and should be considered only by persons who can afford the loss of their entire investment. See
                                                 'Dilution' and 'Risk Factors.'


------------

(1) Although the Company intends to apply for inclusion of the Common Stock and Warrants on The Nasdaq SmallCap Market, the Pacific Stock Exchange and the Boston Stock Exchange, there can be no assurance that the Company's securities will be included for quotation, or if so included that the Company will be able to continue to meet the requirements for continued quotation, or that a public trading market will develop or that if such market develops, it will be sustained.

                         SUMMARY FINANCIAL INFORMATION

     The summary financial information set forth below is derived from the more detailed combined financial statements and notes thereto appearing elsewhere in this Prospectus. The Companies maintain their books and records in Canadian Dollars, but have reconciled such financial data to United States dollars (see 'Exchange Rate Data') and have prepared their combined financial statements contained in this Prospectus in accordance with generally accepted accounting and auditing standards in the United States. See 'Report of Independent Auditors' and 'Combined Financial Statements.' All information should be read in conjunction with the combined financial statements of the companies and the notes contained elsewhere in this Prospectus.

                                                                     TEN MONTHS ENDED
                                                                         MAY 31,                 YEAR ENDED JULY 31,
                                                                --------------------------    --------------------------
                                                                   1997           1996           1996           1995
                                                                -----------    -----------    -----------    -----------
                                                                       (UNAUDITED)

Operating Results:
    Revenues.................................................   $17,608,177    $17,814,993    $20,092,782     20,252,059
    Net income...............................................     1,265,776      1,373,502      1,435,244        625,396
    Earnings per share after extraordinary items.............          0.29           0.31           0.33           0.14
    Weighted average number of common shares outstanding.....     4,400,000      4,400,000      4,400,000      4,400,000


                                                                  1994
                                                               -----------

Operating Results:
    Revenues.................................................  $11,818,047
    Net income...............................................      336,970
    Earnings per share before extraordinary items............         0.08
    Weighted average number of common shares outstanding.....    4,400,000


                                                             AS AT MAY 31, 1997
                                    ---------------------------------------------------------------------
                                    (UNAUDITED)    (UNAUDITED)   (UNAUDITED)   (UNAUDITED)    (UNAUDITED)
                                      ACTUAL       PRO FORMA     PRO FORMA     PRO FORMA     AS ADJUSTED
                                    -----------    ----------    ----------    -----------    -----------
                                                   ADJUSTMENT    ADJUSTMENT
                                                    (1(I))       (1(II))       TOTAL(1)          (2)

Balance Sheet Data:
    Working capital...............  $ 2,050,189    $ 555,178     $(559,000 )   $2,046,367     $ 6,273,867
    Total assets..................   10,137,038     (594,658 )    (559,000 )    8,983,380      13,210,880
    Long-term debt................      827,648     (812,059 )           0         15,589          15,589
    Total liabilities.............    8,281,596    (1,728,554)           0      6,553,042       6,553,042
    Stockholders' equity..........    1,855,442    1,133,896      (559,000 )    2,430,338       6,657,838

                                               AS AT JULY 31,
                                    -----------------------------------------

                                       1996           1995           1994
                                    -----------    ----------   -------------

Balance Sheet Data:
    Working capital...............   $5,409,191    $ 3,296,032    $2,308,795
    Total assets..................    9,098,296     13,906,032     6,382,909
    Long-term debt................    5,215,970      3,962,357     2,643,420
    Total liabilities.............    8,252,595     13,753,644     5,556,154
    Stockholders' equity..........      845,701        152,388       826,755


------------




(1) The information in this table has been restated to reflect the pro forma financial position of the Company giving effect to (i) the exclusion of LiftKing Incorporated (see note 1a to the interim combined financial statements as at May 31, 1997) and (ii) the reorganization transactions completed in anticipation of the public offering (see note 14 to the interim combined financial statements as at May 31, 1997). See 'Capitalization.'



(2) Reflects the issuance of the 1,250,000 Shares and 1,500,000 Warrants offered hereby and the application of the net proceeds therefrom.

                                  RISK FACTORS

     An investment in the securities offered hereby is speculative and involves a high degree of risk and substantial dilution and should only be purchased by investors who can afford to lose their entire investment. Prospective purchasers, prior to making an investment, should carefully consider the following risks and speculative factors, as well as other information set forth elsewhere in this Prospectus, associated with this Offering, including the information contained in the Financial Statements herein.


     1. CONTROL BY MANAGEMENT. Upon completion of this Offering, officers and directors of the Company will beneficially own, in the aggregate, and will have the right to vote approximately 65.69% of the then issued and outstanding Common Stock of the Company (approximately 63.59% if the Over-Allotment Option is exercised in full). The Chairman and President of the Company will own approximately 63% of the issued and outstanding Common Stock after the Offering. Accordingly, such holders will be in a position to elect all of the directors and thereby control the Company. See 'Principal Stockholders'.



     2. BROAD DISCRETION IN APPLICATION OF PROCEEDS BY MANAGEMENT. Approximately $1,877,500 or 44% of the net proceeds of this Offering, have been allocated to working capital of the Company, which funds will be utilized for general corporate purposes including accounts payable and payroll. The allocation of proceeds described in the 'Use of Proceeds' section represents the Company's best estimate of its allocation based upon the current state of its business, operations and plans, current business conditions and the Company's evaluation of its industry. Future events, including problems, delays, expenses and complications which may be encountered, changes in economic or competitive conditions and the results of the Company's sales and marketing activities may make shifts in the allocation of funds necessary or desirable. Management of the Company will have broad discretion in the application of such proceeds. See 'Use of Proceeds.'



     3. RELIANCE ON COMPONENT MANUFACTURERS. The Company is dependent on outside suppliers for all of the subcomponent parts and raw materials necessary to manufacture the Company's products. A shortage, delay in delivery, or lack of availability of a given part or raw material could lead to manufacturing delays, which could reduce sales until the problem is remedied. The Company is not dependent upon any single supplier for all of its components. The Company purchases some custom parts. The failure of a vendor of one of these customized components could cause a lengthy delay in production, resulting in a loss of revenues.



     4. DEPENDENCE ON LARGE CUSTOMERS. Sales to the Company's major customer in fiscal 1996 totaled $10,581,047 (52.7% of all sales). Sales to the Company's major customer in fiscal 1995 totaled $12,557,578 (62% of all sales). During fiscal 1994, sales to the Company's major customer totaled $4,879,245 (41.3% of all sales).



     The dependence on major customers subjects the Company to significant financial risks in the operation of its business should a major customer terminate, for any reason, its business relationship with the Company. In such event the financial condition of the Company may be adversely affected and the Company may be required to obtain additional financing, of which there can be no assurance. Currently less than 60% of the Company's revenues are derived from the military and are expected to diminish as a percentage of sales.



     5. DEFENSE INDUSTRY DOWNSIZING -- HISTORICAL DEPENDENCE ON GOVERNMENT CONTRACTS. Recent world events have resulted in a decreased demand for defense related products causing a general downsizing of the United States defense industry. While the Company has changed its strategy for growth by a conversion to primarily commercial business, there can be no assurance that it will be completely successful in this objective. See 'Business -- Military Applications.'



     6. LACK OF PRICE STABILITY. The Company's sales to the United States military have historically occurred in a relatively stable price environment. Pressure in defense spending may adversely affect prices and profit margins in that market. While the Company believes that its emphasis on the commercial market will help it to better manage such a change in the defense market, there can be no assurance that it will be completely successful in this objective.



     7. CYCLICALITY. The markets for the Company's products have historically been cyclical. Because a majority of the Company's products are used in the construction, steel and lumber industries, its sales, and therefore its results of operations, are significantly dependent upon the general state of the economy, regional economic conditions, interest rates and other factors affecting residential and commercial building activities. During periods of expansion in the economy, the Company generally has benefited from increased demand for its products. Conversely, during recessionary times, the Company has been adversely affected by declines in demand for such products. In addition, sales to the equipment rental industry may be more cyclical than sales for construction equipment generally. There can be no assurance that growth in the markets for the Company's products will occur or that such growth will result in increased demand for the Company's products. See 'Management's Discussion and Analysis of Results of Operations and Financial Condition.' and 'Business.'



     8. PRODUCT RECALL. From time to time, the Company discovers defects in product design for existing products which require it to take steps to correct or retrofit at the Company's expense, previously sold products. See
'Business -- Product Liability and Product Recall.'



     9. DEPENDENCE ON CERTAIN SUPPLIERS. Certain of the components included in the Company's products are currently being obtained from a single supplier or a limited number of suppliers. Disruption or termination of supplier relationships could have an adverse effect on the Company's operations. The Company believes that alternative sources could be obtained, if necessary, but the inability to obtain sufficient quantities of the components or the need to develop alternative sources, if and as required in the future, could result in delays or reductions in product shipments, or higher purchasing costs, which in turn could have an adverse effect on the Company's results of operations and customer relationships. See 'Business -- Manufacturing and Raw Materials.'



     10. IMPACT OF CHANGING STEEL PRICES. A principal raw material used by the Company in its manufacturing operation is steel. The steel industry as a whole is cyclical, and steel prices are volatile due to numerous factors which are beyond the control of the Company. This volatility can significantly affect the Company's raw materials costs. Competitive conditions determine the extent to which steel price increases can be passed on to the Company's customers. Historically, the Company has been able to pass on increases in steel prices to the Company's customers. If the Company is unable to pass some or all of the future steel price increases on to its customers, the Company's financial performance could be adversely affected.



     11. ENVIRONMENTAL COMPLIANCE. Like many manufacturing companies, the Company is subject to various environmental laws, including, but not limited to, those governing air emissions, water discharges, and the storage, handling, disposal and remediation of petroleum and hazardous substances. The Company has in the past and likely will in the future incur expenditures in order to ensure compliance with such environmental laws. If environmental laws become more stringent, the Company's environmental capital expenditures and costs for environmental compliance may increase in the future. In addition, due to the possibility of unanticipated factual or regulatory developments, the amount and timing of future environmental expenditures could vary substantially from those currently anticipated. See 'Business -- Environmental and Safety Regulation.'



     12. RISK OF CLAIMS FOR PRODUCT LIABILITY. Due to the nature of its products, the Company may be subject to significant claims of product liability. The Company currently maintains product liability insurance with an annual aggregate limit of $4,000,000 (Canadian). There can be no assurance that proceeds available under the Company's insurance policy would be adequate to cover potential product liability claims. A successful claim against the Company in excess of the Company's insurance coverage could have a material adverse affect on the financial results of the Company. However, if claims arise as a result in defects in any of the raw material components of the Company's units, the Company would have the right to seek indemnification from the suppliers of the raw material components. To date, the Company's product liability costs for any claim have not exceeded its insurance amount. See 'Business -- Product Liability and Product Recall.'



     13. DILUTION. This Offering involves immediate substantial dilution to investors of $2.82 per share (or approximately 70.5% of the per-Share Offering price of $4.00), representing the difference between the pro forma net tangible book value per Share immediately after the completion of this Offering and the Offering price per Share. See 'Dilution.'

     14. DEPENDENCE UPON MANAGEMENT AND TECHNICAL PERSONNEL. The success of the Company is highly dependent upon the continued services of Louis Aldrovandi, the Company's President and Chief Executive Officer and Mark Aldrovandi, the Company's Vice President and General Manager. The Company has entered into 5 year employment agreements with each of Louis Aldrovandi and Mark Aldrovandi. The Company is in the process of obtaining key man insurance on the lives of Louis and Mark Aldrovandi in the individual amounts of $1,000,000. There can be no assurances that the Company will be able to replace Louis or Mark Aldrovandi in the event either of their services become unavailable or that the proceeds of such insurance would be adequate to compensate the Company for the loss of either of their services. See 'Management.'


     Due to the specialized nature of the Company's business, the Company is highly dependent on the continued service of, and on its ability to attract and retain, qualified technical, engineering and marketing personnel, particularly highly skilled engineers involved in the development of new products and processes and test technicians involved in the manufacture and enhancement of existing products. The loss of such persons, as well as the failure to recruit additional key technical personnel in a timely manner, would have a material adverse effect on the Company's business, financial condition and results of operations.


     15. PROPRIETARY TECHNOLOGY; RISK OF THIRD PARTY CLAIMS OF INFRINGEMENT. The Company's ability to compete successfully and achieve future revenue growth will depend, in part, on its ability to protect its proprietary technology and operate without infringing upon the rights of others. LiftKing Incorporated Inc., an affiliate of the Company, is currently a party to pending lawsuit for patent infringement. Such litigation or claims could result in substantial costs, and diversion of resources and could have a material adverse effect on the Company's business, financial condition, and results of operations. The failure of the Company to protect its proprietary technology could have a material adverse effect on its business, financial condition and results of operations. See 'Business -- Legal Proceedings.'



     16. TECHNOLOGICAL CHANGE. Certain of the Company's products are subject to changing technology which could place the Company at a competitive disadvantage relative to alternative products introduced by competitors. There can be no assurance that the Company will be able to achieve the technological advances or introduce new products that may be necessary to remain competitive.



     17. ABSENCE OF OUTSIDE DIRECTORS. Presently, both of the directors of the Company are also the only officers of the Company and, consequently, there are no outside directors. Accordingly, the views of persons other than members of management may not be fully represented at meetings of the Board of Directors. See 'Management.'



     18. DEPENDENCE ON PRINCIPAL FACILITY; TRANSACTION WITH RELATED PARTY. The Company's operations are conducted principally at one facility. Although the Company has not experienced any material disruption of operations at its key facility in Woodbridge, Ontario, Canada, in the event that operations were disrupted as a result of equipment failures, natural disasters, work stoppages or other reasons, the Company's business and results of operations could be adversely affected. The Company maintains property damage insurance which it believes to be adequate to provide for reconstruction of its facilities and equipment, as well as business interruption insurance to mitigate losses resulting from any production shutdown caused by an insured loss. However, no assurance can be given that such insurance will be adequate to cover losses that may occur.



     The Company leases its principal facility from Aldrovandi Equipment, Limited, a company wholly-owned by the Company's Chief Executive Officer and President. Such lease expires July 31, 2002, with monthly payments of $24,000. While it is generally believed that the terms of the lease are fair and reasonable, such lease was not entered into at arm's length. See
'Business -- Facilities' and 'Certain Transactions.'



     19. POTENTIAL CONFLICTS OF INTEREST. In addition to acting as Chief Executive Officer, Chairman of the Board and President of the Company, Louis Aldrovandi serves in similar capacities with other companies with which the Company has had, and continues to have, business relationships. Certain of these companies are wholly-owned by Mr. Aldrovandi and have engaged in related party transactions with the Company. While it is generally believed that these transactions were on terms that were fair and reasonable, such transactions were not at arms length. Situations may arise in the future, by reason of these relationships, which will represent a conflict of interest. Transactions between the Company and its officers, directors, employees and affiliates will be on terms no less favorable to the Company than can be obtained from independent, disinterested third parties. Upon appointment of additional directors, any such transactions will be subject to the approval of a majority of the independent disinterested members of the Board of Directors. See 'Certain Transactions.'



     20. COMPETITION. In the material handling industry, the market for the Company's products is highly competitive and relatively fragmented, with a large number of competitors. Many of the Company's competitors in the material handling industry are larger than the Company and have greater financial, marketing and technical resources. In addition, the Company may encounter competition from new market entrants. There can be no assurance that competitors will not take actions, including developing new products, which could adversely affect the Company's sales and operating results. See 'Business -- Competition.'



     21. NO DIVIDENDS. The Company has not paid any dividends on its Common Stock since its inception and does not intend to pay dividends on its Common Stock in the foreseeable future. Any earnings which the Company may realize in the foreseeable future will be retained to finance the growth of the Company. See 'Dividend Policy.'



     22. NO PRIOR PUBLIC MARKET; POTENTIAL LIMITED TRADING MARKET; POSSIBLE VOLATILITY OF STOCK PRICE. Prior to this Offering, there has been no public market for the Securities and there can be no assurance that an active trading market in the Securities will develop or be maintained. In the absence of such a market, an investor may find it more difficult to sell the Securities offered hereby. The initial public offering price of the Common Stock and Warrants and the exercise price of the Warrants were determined by negotiation between the Company and the Underwriter, and may not be indicative of the market price for such securities in the future, and does not necessarily bear any relationship to the Company's assets, book value, net worth or results of operations of the Company or any other established criteria of value. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies. The trading price of the Securities is expected to be subject to significant fluctuations in response to variations in quarterly operating results, changes in analysts' earnings estimates, announcements of innovations by the Company or its competitors, general conditions in the materials handling and equipment moving industry and other factors. These fluctuations, as well as general economic and market conditions, may have a material adverse effect on the market price of the Company's Securities. See 'Underwriting -- Determination of Public Offering Price,' 'Description of Securities' and 'Financial Statements.'



     23. NASDAQ LISTING AND CONTINUED LISTING REQUIREMENTS; POSSIBLE DELISTING OF SECURITIES BY NASDAQ. Under the recently adapted rules of the National Association of Securities Dealers, Inc ('NASD'), in order to qualify for initial quotation of securities on The Nasdaq SmallCap Market, a company, among other things, must have at least $4,000,000 in net tangible assets, 1,000,000 shares in the public float, $5,000,000 in market value of public float, and a minimum bid price of $4.00 per share. Although the Company may upon the completion of this Offering qualify for initial quotation of its securities on The Nasdaq SmallCap Market, for continued listing on The Nasdaq SmallCap Market, a company, among other things, must have $2,000,000 in net tangible assets, 500,000 shares in the public float, $1,000,000 in market value of public float and a minimum bid price of $1.00 per share. If the Company is unable to satisfy the requirements for quotation on The Nasdaq SmallCap Market, trading, if any, in the Common Stock and Warrants offered hereby (other than trading on the Pacific Exchange) would be conducted in the over-the-counter market in what are commonly referred to as the 'pink sheets' or on the NASD OTC Electronic Bulletin Board. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the securities offered hereby. The above-described rules may materially adversely affect the liquidity of the market for the Company's securities. See 'Underwriting.'



     24. PENNY STOCK REGULATIONS MAY IMPOSE CERTAIN RESTRICTIONS ON MARKETABILITY OF SECURITIES. The Securities and Exchange Commission (the 'Commission') has adopted regulations which generally define a 'penny stock' to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Since it is intended that the shares of Common Stock and Warrants offered hereby will be authorized for quotation on The Nasdaq SmallCap Market, the Pacific Exchange and the Boston Stock Exchange, such securities will initially be exempt from the definition of 'penny stock.' If the shares of Common Stock and Warrants offered hereby are removed from listing by The Nasdaq SmallCap Market, the Pacific Stock Exchange and the Boston Stock Exchange at any time following the Effective Date, the Company's Common Stock and Warrants may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the 'penny stock' rules may restrict the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers in this Offering to sell the Company's securities in the secondary market and the price at which such purchasers can sell any such securities.


     25. CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION REQUIRED TO EXERCISE WARRANTS. The Company will be able to issue shares of its Common Stock upon exercise of the Warrants only if there is then a current prospectus relating to such Common Stock and only if such Common Stock is qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the various holders of the Warrants reside. The Company has undertaken and intends to file and keep current a prospectus which will permit the purchase and sale of the Common Stock underlying the Warrants, but there can be no assurance that the Company will be able to do so. Although the Company intends to seek to qualify for sale the shares of Common Stock underlying the Warrants in those states in which the securities are to be offered, no assurance can be given that such qualification will occur. The Warrants may be deprived of any value and the market for the Warrants may be limited if a current prospectus covering the Common Stock issuable upon the exercise of the Warrants is not kept effective or if such Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants then reside. See 'Underwriting.'



     26. POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS. The Warrants may be redeemed by the Company at any time commencing (i) twelve (12) months from the date of this Prospectus at a redemption price of $.10 per Warrant, with the consent of the Underwriter, or (ii) eighteen (18) months from the date of this Prospectus without the consent of the Underwriter, upon not less than 30 days prior written notice if the average closing price or bid price of the Common Stock as reported by the principal exchange on which the Common Stock is traded, the Nasdaq SmallCap Market or the National Quotation Bureau, Incorporated, as the case may be, equals or exceeds 250% of the then exercise price of the Warrants on the ten (10) consecutive trading days ending three (3) days prior to the date on which notice of redemption is given. Notice of redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, to sell the Warrants at the current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price which would be substantially less than the market value of the Warrants at the time of redemption. See 'Description of Securities -- Warrants.'



     27. RESTRICTIONS ON MARKET MAKING ACTIVITIES DURING WARRANT SOLICITATION MAY AFFECT LIQUIDITY OF SECURITIES. Although they have no legal obligation to do so, the Underwriter from time to time may act as market makers and may otherwise effect and influence transactions in the Company's securities. However, there is no assurance that the Underwriter will continue to effect and influence transactions in the Company's securities. The prices and liquidity of the Company's securities may be significantly affected by the degree, if any, of the Underwriter's participation in the market. The Underwriter may voluntarily discontinue such participation at any time. Further, the market for, and liquidity of, the Company's securities may be adversely effected by the fact that a significant amount of the securities may be sold to customers of the Underwriter.

     To the extent that the Underwriter solicits the exercise of the Warrants, the Underwriter may be prohibited pursuant to the requirements of Regulation M under the Exchange Act from engaging in market making activities during such solicitation and for a period of up to five days preceding such solicitation. As a result, the Underwriters may be unable to continue to provide a market for the Company's securities during certain periods while the Warrants are exercisable. The Underwriter is not obligated to act as a marketmaker. See 'Underwriting.'


     28. ADDITIONAL AUTHORIZED SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE MAY ADVERSELY AFFECT THE MARKET. The Company is authorized to issue 50,000,000 of shares of its Common Stock, no par value. If all of the 1,250,000 Shares offered hereby are sold, there will be a total of 5,650,000 shares of Common Stock issued and outstanding. However, the total number of shares of Common Stock issued and outstanding does not include the exercise of up to 1,500,000 Warrants to purchase up to 1,500,000 shares of Common Stock, 187,500 Shares included in the Over-Allotment Option, 225,000 Warrants to purchase up to 225,000 shares of Common Stock included in the Over-Allotment Option, the option granted to the Representative to purchase up to 125,000 Shares and 150,000 Warrants to purchase 150,000 shares of Common Stock in connection with this offering, and 750,000 shares of Common Stock issuable upon exercise of options that may be granted pursuant to the Incentive Option Plan (none of which have been granted). As a result, any issuance of additional shares of Common Stock may cause current shareholders of the Company to suffer significant dilution which may adversely affect the market. The Company has no present plans to issue any shares of Common Stock. The Company has agreed with the Underwriter that it will not issue any of its capital stock for a period of thirty six months from the Effective Date without the prior written consent of the Underwriter.



     29. SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET. Immediately prior to the Effective Date, the Company will have 4,400,000 shares of its Common Stock issued and outstanding all of which are 'restricted securities.' All of such Shares may be sold pursuant to Rule 144 as described below commencing August 1998. The directors of the Company have agreed not to sell, assign or transfer the securities of the Company owned by them for a period of thirty six (36) months from the date of this Prospectus without the prior consent of the Underwriter.


     Rule 144 provides, in essence, that a person holding 'restricted securities' for a period of one year may sell only an amount every three months equal to the greater of (a) one percent of the Company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of 'restricted securities' which a person who is not an affiliate of the Company may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for two years if there is adequate current public information available concerning the Company. In such an event, 'restricted securities' would be eligible for sale to the public at an earlier date. The sale in the public market of such shares of Common Stock may adversely affect prevailing market prices of the Common Stock.

          ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

     The Company and its officers, directors, and auditors are residents of Canada and substantially all of the assets of the Company and of such persons are or may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon the Company or such persons, or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of the Securities Act. The Company has appointed Bernstein & Wasserman, LLP as its agent of process in any action against the Company in any federal court or court of the State of New York arising out of the offering made hereby by the Company or in connection with any purchase of sale herewith. The Company believes that a judgment of a United States court predicated solely upon civil liability under the Securities Act would probably be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. However, there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws. If investors have questions with regard to these issues, they should seek the advice of their individual counsel. The Company has also been informed that, pursuant to the Currency Act (Canada), a judgment by a court in any Province of Canada may only be awarded in Canadian currency. Pursuant to the provisions of the Courts of Justice Act (Ontario), however, a court in the Province of Ontario shall give effect to the manner of conversion to Canadian currency of an amount in a foreign currency, where such manner of conversion is provided for in an obligation enforceable in Ontario.

                             CURRENCY PRESENTATION

     The Company maintains its books of account in Canadian dollars. For the convenience of the reader, and except as otherwise indicated, all of the dollar amounts stated in this Prospectus have been translated into United States dollars (U.S.$) at the currency conversion rate in effect at the applicable date presented.

                      EXCHANGE RATE OF THE CANADIAN DOLLAR

     The Company maintains its books of account in Canadian dollars. Since June 1, 1970, the Government of Canada has permitted a floating exchange rate to determine the value of the Canadian dollar against the U.S. dollar. The annual range of spot rates for the Canadian dollar for the five years ended November 30, 1996, was as follows (expressed in U.S. dollars):

                                                                         YEAR ENDED NOVEMBER 30,
                                                                -----------------------------------------
                                                                1992     1993     1994     1995     1996
                                                                -----    -----    -----    -----    -----

High U.S.$...................................................   .8848    .8055    .7733    .7512    .7472
Low U.S.$....................................................   .8032    .7463    .7174    .7105    .7274

     On                     , 1997, the noon spot rate as reported by Bank of
Canada was U.S.$1.00 -- Can.     .

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the 1,250,000 shares and 1,500,000 Warrants offered hereby are estimated to be $4,227,500 (after deducting approximately $522,500 in underwriting discounts, and other expenses of this Offering estimated to be $475,000, which includes the Underwriter's non-accountable expense allowance of $156,750) (but not considering any exercise of the Over-Allotment Option, or the Underwriter's Purchase Option, the proceeds of which would be added to working capital). The Company, based upon all currently available information, intends to utilize such proceeds approximately as follows:

                                                                   APPROXIMATE    PERCENTAGE OF
                    APPLICATION OF PROCEEDS                          AMOUNT       NET PROCEEDS
----------------------------------------------------------------   -----------    -------------

Sales and marketing(1)..........................................   $  300,000           7.1%
Hire additional sales, operations and administrative
  personnel(2)..................................................      300,000           7.1
Equipment and leaseholds(3).....................................      750,000          17.7
Research and development(4).....................................    1,000,000          23.7
Working capital(5)..............................................    1,877,500          44.4
                                                                   -----------       ------
                                                                   $4,227,500         100.0%
                                                                   -----------       ------
                                                                   -----------       ------

------------

(1) The net proceeds allocated to sales and marketing efforts are expected to be applied towards the promotion of the Company's products in export markets, including the United States and Mexico, over the next 12 months, and establishing a floor plan incentive for existing dealer base. The proceeds are also intended to be applied to travel, trade shows, promotional materials and the expansion of the distribution network.

(2) The Company anticipates hiring additional sales, operations and administrative employees and has allocated these net proceeds to fund certain incremental costs over the next 12 months.

(3) The net proceeds allocated to equipment and leaseholds are in addition to sustaining capital reinvestments and for the expansion and improvement of the Company's production capacity over the next 12 months.

(4) The net proceeds allocated to research and development are intended for the development of new and modified products for existing and identified potential new export markets over the next 12 months.

(5) The net proceeds allocated to working capital includes funds for increased inventory of raw materials and finished products, and general corporate purposes including possible strategic acquisitions, although the Company has not identified any definite acquisition candidate.

                            ------------------------

     The amounts set forth above are estimates. Should a reapportionment or redirection of funds be determined to be in the best interests of the Company, the actual amount expended to finance any category of expenses may be increased or decreased by the Company's Board of Directors, at its discretion.

     The Company believes that the proceeds of this Offering will enable the Company to increase its annual revenues through the expansion of its business and development of new product lines. As a result, the Company believes that the net proceeds of this Offering, together with revenues generated from operations, will be sufficient to conduct the Company's operations for at least twelve (12) months. The terms of the underwriting agreement between the Company and the Underwriter restrict the Company from entering into any acquisition or merger of the Company or obtaining additional capital financing, without the prior approval of the Underwriter, for the issuance of additional equity securities for a period of three (3) years, in either public or private offerings, which approval may not be unreasonably withheld. The underwriting agreement does not prevent the Company from seeking bank financing although there can be no assurance that such financing will be available on commercially reasonable terms.

     To the extent that the Company's expenditures are less than projected and/or the proceeds of this Offering increase as a result of the exercise by the Underwriter of its Over-Allotment Option, the resulting balances will be retained and used for general working capital purposes. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, additional financing may be sought from other sources, such as debt financing from financial institutions, although there can be no assurance that such additional financing, if available, will be on terms acceptable to the Company. The net proceeds of this Offering that are not expended immediately may be deposited in interest bearing accounts, or invested in United States Federal and Canadian Federal government obligations or certificates of deposit.

                                    DILUTION

     As of May 31, 1997, the net tangible book value of the Company was $2,430,338 or $0.55 per share. Net tangible book value per share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock. Assuming the sale of the Securities offered hereby of 1,250,000 shares of Common Stock and 1,500,000 Warrants (at an assumed initial public offering price of $4.00 per share and $0.15 per Warrant) (less underwriting discounts and commissions and estimated expenses of this Offering) the net tangible book value of the Company at May 31, 1997 would have been $6,657,838 or $1.18 per share, representing an immediate increase in net tangible book value of $0.63 per share to the existing stockholders and an immediate dilution of $2.82 per share (70.5%) to new investors.

     The following table illustrates the foregoing information with respect to dilution to new investors on a per share basis:

Initial public offering price per share.......................................           $4.00
Net tangible book value retained per share before Offering....................   0.55
Increase per share attributable to new investors..............................   0.63
                                                                                 ----
As adjusted net tangible book value after Offering............................            1.18
                                                                                         -----
Dilution to new investors.....................................................           $2.82
                                                                                         -----
                                                                                         -----

     The following table sets forth, at May 31, 1997, with respect to the Company's existing stockholders, and new investors, a comparison of the number of shares of Common Stock acquired from the Company, the amount and percentage of total consideration paid and the average price per share of Common Stock (at an assumed initial public offering price of $4.00 per share).

                                          SHARES PURCHASED         TOTAL CONSIDERATION
                                        --------------------      ---------------------      AVERAGE PRICE
                                         NUMBER      PERCENT        AMOUNT      PERCENT        PER SHARE
                                        ---------    -------      ----------    -------      -------------

Existing stockholders................   4,400,000     77.88%      $2,430,338      32.7%          $0.55
New investors........................   1,250,000     22.12        5,000,000      67.3            4.00
                                        ---------    -------      ----------    -------
          Total......................   5,650,000       100%      $7,430,338       100%
                                        ---------    -------      ----------    -------
                                        ---------    -------      ----------    -------

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of May 31, 1997 on an as adjusted basis to give effect to the sale of 1,250,000 shares of Common Stock and 1,500,000 Warrants offered by the Company (at an assumed public offering prices of $4.00 per share and $0.15 per Warrant) in this Offering, and the application of the estimated net proceeds to the Company from this Offering. This table should be read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus.


                                                                         MAY 31, 1997 (UNAUDITED)
                                                   ----------------------------------------------------------------------------
                                                     ACTUAL       PRO FORMA     PRO FORMA        PRO FORMA(2)    AS ADJUSTED(3)
                                                   ------------   ----------    ----------       ------------    --------------
                                                                  ADJUSTMENT    ADJUSTMENT          TOTAL
                                                                    (2(I))       (2(II))

Long-term debt.................................... $  827,848     $(812,059)    $       0         $   15,589       $   15,589
                                                   -----------    ----------    ----------       ------------    --------------
Stockholders' equity:
    Common Stock, no par value:
      Issued and outstanding -- 4,400,000 (1),
        4,400,000 (2) and 5,650,000 shares,
        respectively..............................        310           (80)          (80)               150        4,227,650
    Foreign currency translation adjustment.......    (86,611)            0             0            (86,611)         (86,611)
    Retained earnings.............................  1,941,744     1,133,975      (558,920)         2,516,799        2,516,799
                                                   -----------    ----------    ----------       ------------    --------------
            Total shareholders' equity............  1,855,443     1,133,895      (559,000)         2,430,338        6,657,838
                                                   -----------    ----------    ----------       ------------    --------------
            Total capitalization.................. $2,683,091     $ 321,836     $(559,000)        $2,445,927       $6,673,427
                                                   -----------    ----------    ----------       ------------    --------------
                                                   -----------    ----------    ----------       ------------    --------------


------------




(1) Represents the exchange of the 387 Shares in the existing companies for the 4,400,000 Shares in LiftKing Industries Inc. (See note 14d to the interim combined financial statements as at May 31, 1997). Does not include (750,000) shares of Common Stock provided for issuance under the Company's Stock Option Plan.



(2) The information in this table has been restated to reflect the pro-forma capitalization of the Company giving effect to: (i) the exclusion of LiftKing Incorporated on a pro-forma basis (see note 1a to the interim combined financial statements as at May 31, 1997); and (ii) the purchase and cancellation of transferred shares by Liftmaster Limited and 463291 Ontario Limited (see note 14 to the interim combined financial statements as at May 31, 1997).


(3) Gives effect to the sale of the 1,250,000 shares of Common Stock and 1,500,000 Warrants offered hereby and the receipt of $4,227,500 of net proceeds therefrom.

                                DIVIDEND POLICY

     Holders of the Company's Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefore. The Company has not in the past and does not currently anticipate the declaration or payment of any dividends in the foreseeable future. The Company intends to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

                         SUMMARY FINANCIAL INFORMATION

     The summary financial information set forth below is derived from the more detailed combined financial statements and notes thereto appearing elsewhere in this Prospectus. The Companies maintain their books and records in Canadian Dollars, but have reconciled such financial data to United States dollars (see 'Exchange Rate Data') and have prepared their combined financial statements contained in this Prospectus in accordance with generally accepted accounting and auditing standards in the United States. See 'Report of Independent Auditors' and 'Combined Financial Statements'. All information should be read in conjunction with the combined financial statements of the companies and the notes contained elsewhere in this Prospectus.

                                                                     TEN MONTHS ENDED
                                                                         MAY 31,            YEAR ENDED JULY 31,
                                                                --------------------------  --------------------------
                                                                   1997           1996         1996         1995          1994
                                                                -----------    -----------  -----------  -----------   ---------
                                                                       (UNAUDITED)

Operating Results:
    Revenues..............................................   $17,608,177    $17,814,993    $20,092,782     20,252,059   $11,818,047
    Net income............................................     1,265,776      1,373,502      1,435,244        625,396       336,970
    Earnings per share after extraordinary items..........          0.29           0.31           0.33           0.14          0.08
    Weighted average number of common shares outstanding..     4,400,000      4,400,000      4,400,000      4,400,000     4,400,000



                                                             AS AT MAY 31, 1997
                                    ---------------------------------------------------------------------
                                    (UNAUDITED)    (UNAUDITED)   (UNAUDITED)   (UNAUDITED)    (UNAUDITED)
                                      ACTUAL       PRO FORMA     PRO FORMA      PRO FORMA     AS ADJUSTED
                                    -----------    ----------    ----------    -----------    -----------
                                                   ADJUSTMENT    ADJUSTMENT    TOTAL(1)          (2)
                                                     (1(I))       (1(II))

Balance Sheet Data:
    Working capital...............  $ 2,050,189    $ 555,178     $(559,000)   $2,046,367     $ 6,273,867
    Total assets..................   10,137,038     (594,658)     (559,000)    8,983,380      13,210,880
    Long-term debt................      827,648     (812,059)            0        15,589          15,589
    Total liabilities.............    8,281,596   (1,728,554)            0     6,553,042       6,553,042
    Stockholders' equity..........    1,855,442    1,133,896      (559,000)    2,430,338       6,657,838

                                                 AS AT JULY 31,
                                    ---------------------------------------
                                       1996           1995           1994
                                    -----------    ----------   -----------

Balance Sheet Data:
    Working capital...............   $5,409,191   $ 3,296,032    $2,308,795
    Total assets..................    9,098,296    13,906,032     6,382,909
    Long-term debt................    5,215,970     3,962,357     2,643,420
    Total liabilities.............    8,252,595    13,753,644     5,556,154
    Stockholders' equity..........      845,701       152,388       826,755


------------


(1) The information in this table has been restated to reflect the pro-forma financial position of the Company giving effect to (i) the exclusion of LiftKing Incorporated (see note 1a to the interim combined financial statements as at May 31, 1997) and (ii) the reorganization transactions completed in anticipation of the public offering (see note 14 to the interim combined financial statements as at May 31, 1997). See 'Capitalization.'



(2) Reflects the issuance of the 1,250,000 Shares and 1,500,000 Warrants offered hereby and the application of the net proceeds therefrom.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This management's discussion and analysis for LiftKing and all of its businesses is supplemental to the combined financial statements and related notes for the years ended July 31, 1996, 1995 and 1994 and for the ten month interim periods ended May 31, 1997 and 1996 contained in this Prospectus. The financial statements were prepared in accordance with generally accepted accounting principles (GAAP) in the United States and all amounts herein are expressed in U.S. dollars, unless otherwise noted.

OVERVIEW

     LiftKing's traditional customer base during the 1980's was from the construction industry. As the recession took effect in Canada from the late 1980's through the early 1990's, this market contracted considerably and sales were negatively affected.

     In order to turn around the Company's fortunes, management embarked on an intense and costly research and development ('R&D') phase, beginning at the end of the 1980's, geared to diversifying the Company's product offering and reducing risk to business cycles.


     The initial R&D focus was with respect to larger, more specialized materials handlers suitable for use by the military in various climates and terrain. These efforts succeeded in rebuilding revenues to earlier levels. In 1995, the penetration into the United States and Canadian military market increased further, with additional product lines being generated by the R&D effort. On a very limited basis, the Company began to develop and market heavy pallet transporters and liquid steel and slag carriers used in the production of steel. Although the market is limited and specialized, the per unit revenue is very high. Given the high development cost and up front investment in inventory required, the Company has moved carefully into this market. As a result of the new product lines, the Company's revenues reached record levels in 1995 and profits began to grow more rapidly.


     In 1996, overall revenues were substantially the same as in 1995, but operating income more than doubled. The increased profits were attributable to the increased sales of higher profit margin products whose development costs were incurred and expensed in previous periods. 1996 also saw an improvement in the mix of the Company's sales, with a reduced dependency on a particular market segment.


     In 1997, the Company has experienced a resurgence in demand from the construction industry. This demand has helped to offset a continuing decline in the United States and Canadian military market. As a result, revenues remain on a par with 1996 and 1995. Despite the lack of revenue growth, profitability remains strong.



     For 1998, the Company is optimistic that it will continue to capitalize on strong demand from the construction and steel industries. In addition to continuing development of product for the steel industry, the Company is under contract to develop a 400 ton transporter for Avondale Industries, Inc. -- Shipyard Division. Older product lines are being modernized to remain industry leaders in engineering and performance. Management believes that after a period of budget cuts, the military has pent-up demand that should result in more sales orders from this segment than has been obtained in the recent period.


RESULTS OF OPERATIONS

TEN MONTHS ENDED MAY 31, 1997 COMPARED TO TEN MONTHS ENDED MAY 31, 1996


     Revenues for the ten months ended May 31, 1997 were $17,608,177, a 1.2% decrease from prior year revenues of $17,814,993. The decrease reflects the increase in sales to the construction industry being more than offset by reductions in sales to the United States and Canadian military.


     Gross profit for the ten months ended May 31, 1997 were 21.5% of revenues, a significant 1.1% point improvement as compared to the 20.4% margin achieved in the comparative 1996 period. This increase was achieved due to improved production efficiency and the fact that a larger portion of sales were of products for which the related development costs had been incurred in the prior years.

     Selling expenses increased $18,000 from 1996 to 1997, reflecting increased travel expenses. Administrative expenses for the ten months ended May 31 increased by $303,000 from 1996 to 1997. Approximately $300,000 of this increase is due to increased compensation declared to the senior management of the companies in recognition of the profit levels achieved year to date and in the prior fiscal year.

     Income from operations decreased by approximately $159,778 to $2,417,746 for the ten months ended May 31, 1997 versus $2,577,524 in the comparative 1996 period. Excluding the additional $300,000 management compensation noted above, income from operations would have increased by approximately $140,000.

     Interest expense for the period increased by approximately $73,000 from 1996, reflecting higher average interest bearing loan balances owing to the affiliated company during the ten months ended May 31, 1997 versus the comparative period.

     In the current period there were no losses in LiftKing Incorporated relating to its mortgage portfolio as compared to a loss in the comparative period of approximately $244,000. The ongoing litigation costs in that company were approximately $53,000 versus $92,000 in the comparative period. These items are reported as extraordinary items, net of related tax effects (see discussion below regarding July 31, 1996, 1995 and 1994 fiscal years).

     Income before income taxes for the ten month period ended May 31, 1997 was $1,917,842, an increase of $50,564 from the $1,867,278 in the comparative period. However, an increase in the Company's effective income tax rate from 26.4% in 1996 to approximately 34% in 1997 more than offset this increase. Income taxes (including the portion attributable to extraordinary items) for the ten months ended May 31, 1997 were $652,066, an increase of $158,290 over the comparative period. The increase in the tax rate is due to the fact that the benefits of certain tax losses and other incentive deductions that had accumulated over several years, were fully utilized by the Company in 1996. The effective tax rate for the current period is based on the Company's current statutory rate.


     Net earnings decreased by $107,726 to $1,265,776 or $0.29 per share for the ten months ended May 31, 1997 versus $1,373,502 or $0.31 per share in the comparative 1996 period. The decrease in inventory from $4,938,426 as at May 31, 1996 to $2,192,079 as at May 31, 1997 was principally due to the timing of purchase orders by the customers relating to longer term contracts such as for the manufacture of transporters. It happened that as at May 31, 1997, there were significantly fewer long term contracts that were incomplete or unshipped as compared with those as at May 31, 1996.


FISCAL YEAR ENDED JULY 31, 1996 COMPARED TO FISCAL YEARS ENDED JULY 31, 1995 AND 1994


     Revenues for the year ended July 31, 1996 were $20,092,781, a 0.8% decrease from prior year revenues of $20,252,060, which were, in turn, a 71.4% increase over 1994 revenues of $11,818,047. The increase from 1994 to 1995 reflected 70% growth in sales to the United States and Canadian military of several products designed specifically for that market, as well as an over 400% increase in sales in the commercial and construction sectors. In 1996, sales to the United States and Canadian military declined 18.5% from the previous year; however increases in all other product lines mostly offset this decrease in sales dollars.


     Gross profit for the years ended July 31, 1996, 1995 and 1995 were $3,968,786, $3,288,305 and $1,675,782, respectively. The $1,612,523 increase from 1994 to 1995 is attributable to the 71.4% sales increase, as well as a 2% point improvement in the gross profit margin. The improvement reflects the improved absorption of manufacturing overhead and research and development costs included in the cost of sales. In 1996, despite the slight decline in overall sales, gross profit increased an additional $680,481. This increase was achieved due to improved production efficiency and the fact that a larger portion of sales were of products for which the related development costs had been incurred in the prior years.

     Selling expenses for the years ended July 31, 1996, 1995 and 1994 were $287,421, $263,423 and $248,710, respectively. The year to year increases in each case are due to the increasing level of travel expenditures incurred to cover expanding export markets.

     Administrative expenses for the years ended July 31, 1996, 1995 and 1994 were $774,654, $1,282,154 and $640,285, respectively. The increase from 1994 to 1995 reflects a $508,000 management bonus declared in 1995 versus none in 1994 or 1996, as well as general increases in administrative staff and office expenses to support the 71.4% increased level of sales. Excluding the impact of the bonus, the 1996 administrative expenses are consistent with the prior year.

     Excluding the 1995 bonus of $508,000, the comparative income from operations was $2,747,300, $2,142,416 and $673,397 for the years ended July 31, 1996, 1995 and 1994, respectively. The profit increase in 1995 versus 1994 is due to the year to year sales and related gross profit increase. 1996 profits increased over 1995 due to the higher profit per unit sales in 1996 versus 1995.

     Interest expense for the period increased from $230,072 in 1994 to $358,012 in 1995 and $442,030 in 1996. The increases are a result of the increase in interest bearing loans from an affiliated company over that period.


     In reporting periods prior to those presented here, LiftKing Incorporated had invested surplus funds in a portfolio of mortgages and notes receivable due from arm's length third parties. As property values dropped in Canada, these assets became impaired and write-downs were recorded for the estimated losses. As the losses pertain to non-operating assets and given the fact the Company has not invested material amounts in such assets for a number of years, the losses have been classified as unusual. Such losses were $243,921, $152,813 and $37,133 in 1996, 1995 and 1994, respectively. In future, it is management's intention that it will focus on the Company's core businesses only and will not utilize any retained earnings in future for the purposes of investing in assets unrelated to operations.


     LiftKing Incorporated is defendant in a lawsuit with respect to a patent infringement claim. This is the only such claim against the combined group of companies and the magnitude of the costs associated with the claim is material. LiftKing Incorporated has obtained judgement in its favor in this case, however, the claimant continues to appeal. As a result of the isolated nature and magnitude of this claim, the Company has classified the costs associated with the claim as an extraordinary items. Such costs, before related tax effects, were $110,132, $362,976 and $0 in 1996, 1995 and 1994, respectively.

     Income before income taxes for the years ended July 31, 1996, 1995 and 1994 was $1,951,216, $760,614 and $406,192, respectively. As the profits of the Company increased, an increasing proportion of the profits became subject to a higher marginal tax rate. As a result, the overall effective tax rate climbed from 17.0% in 1994 to 17.8% in 1995 and then 26.4% in 1996. The 1996 tax rate would have been higher had it not been for the fact that the benefits of certain tax losses and other incentive deductions that had accumulated over several years, were fully utilized by the Company in 1996.

     Net earnings for the year ended July 31, 1996 was $1,435,244 or $0.33 per share. This is a 129% increase over the 1995 net earnings of $625,397 or $0.14 per share. The 1995 results were an 86% improvement over the 1994 fiscal year net earnings, which amounted to $336,969 or $0.08 per share.

LIQUIDITY AND CASH RESOURCES

     The Company currently maintains a $5,000,000 Canadian (approximately $3,600,000 U.S.) operating line of credit with its bank. For each period reported below, the amount borrowed by the Company was comfortably within this limit and was in compliance with all banking covenants.

TEN MONTHS ENDED MAY 31, 1997 COMPARED TO TEN MONTHS ENDED MAY 31, 1996

     Cash flows provided from operations were $4,150,571 for the ten months ended May 31, 1997, whereas for the comparative 1996 period, there was an outflow of $1,273,621 due to operating activities. The increase in operating cash flow from 1996 to 1997 is due to two factors: 1) In 1997, the investment in inventory from the previous July 31 year end had declined by $2,355,000, whereas in the comparative period in 1996, the investment in inventory had increased by 958,000; this equates to a $3,313,000 positive swing in cash flow from for year to date May 31, 1997 as compared to the May 31, 1996 period end, and 2) while accounts payable decreased by $2,080,000 in the ten months ended May 31, 1996, they increased by $433,000 in the ten months ended May 31, 1997; this equates to a $2,513,000 positive swing in cash flow.

     Investing activities used cash resources of $94,000 in the ten months ended May 31, 1997 versus $232,000 in the comparative 1996 period. The difference reflects the fact that in 1997, the Company collected approximately $50,000 of mortgages and notes receivable versus mortgage loan advances of $22,000 in 1996, and the fact that in 1996, the Company paid $210,000 to acquire capital assets in 1996 versus only $145,000 in 1997 year to date. The capital asset additions in these periods were primarily sustaining capital reinvestments.


     Financing activities used cash of $612,514 for the ten months ended May 31, 1997 versus providing cash of $604,571 in the comparative 1996 period. The increase in cash used from 1996 to 1997 was primarily due to a decrease in funding from Sandchelle Investments, Inc. ('Sandchelle') of approximately $1,770,000 offset by a decrease in equity payout (comprised of dividends paid and redemptions of special shares) of approximately $490,000. Sandchelle, which is 100% owned by Louis Aldrovandi, effectively acted as banker to the Company and provided part of the funding for the Company's operations. Subsequent to May 31, 1997, the Company repaid $4,500,000 to Sandchelle. See 'Certain Transactions.'


     The Company's net cash flows from all sources were an inflow of $3,407,693 in the ten months ended May 31, 1997 versus a net cash outflow of $902,847 in the 1996 comparative period. The fluctuations in annual cash flow are not due to profit fluctuations; rather they reflect the timing of contractually determined elements such as customer deposits, investments in inventory, delivery dates, and final payment of balances due by the customer.

FISCAL YEAR ENDED JULY 31, 1996 COMPARED TO FISCAL YEARS ENDED JULY 31, 1995 AND 1994

     Cash flows from operations were a net outflow of $1,628,510 in 1996 versus positive inflows of $2,898,572 and $1,363,519 in 1995 and 1994, respectively. The increase from 1994 to 1995 was attributable to the over $2,000,000 increase in accounts payable more than offsetting other working capital changes. The decrease in operating cash flow from 1995 to 1996 is due to two factors: 1) a relatively large portion of the 1996 revenues had been paid for in advance by customers in the 1995 fiscal year, and 2) in 1996, the Company paid down its accounts payable to levels that ensure favorable terms from suppliers.

     Investing activities resulted in a net use of cash of $240,301 in 1996, primarily for acquisition of capital assets. In 1995, investing activities resulted in a cash inflow of $97,270; this amount was comprised of the collection of $154,120 of mortgages and notes receivable and proceeds from sale of certain capital assets for $82,120, offset by the cash used to acquire $138,970 of new capital assets. In 1994, investing activities resulted in a cash outflow of $126,968; this amount was comprised of the collection of $51,312 of mortgages and notes receivable offset by the cash used to acquire $184,281 of new capital assets. Capital assets additions during the three years ended July 31, 1996, 1995 and 1994 were primarily sustaining capital reinvestments.


     Financing activities provided cash flow of $563,673 in 1996, while such activities resulted in cash outflows of $45,320 and $229,650 in 1995 and 1994, respectively. The decrease in cash used from 1995 to 1996 was primarily due to a decrease in redemptions of special shares of approximately $570,000. The decrease in cash used from 1994 to 1995 was primarily due to a decrease in repayment to other related parties of approximately $140,000.


     The Company's net cash flows from all sources were an outflow of $1,310,195 in 1996 versus inflows of $2,962,222 and $977,854 in 1995 and 1994, respectively. The fluctuations in annual cash flow are not due to profit fluctuations; rather they reflect the timing of contractually determined elements such as customer deposits, investments in inventory, delivery dates, and final payment of balances due by the customer.

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
                                    BUSINESS

OVERVIEW


     LiftKing Industries Inc. was organized under the laws of the Province of Ontario, Canada on April 25, 1989 and conducts its business operations with its two (2) wholly-owned subsidiaries Liftmaster Limited and 463291 Ontario Limited (collectively, "LiftKing' or the 'Company'). The Company is a manufacturer of heavy duty material handling equipment, rough-terrain material handlers, heavy pallet transporters, transporters of liquid steel and liquid steel residuals ('Slag Pot Carriers'), and International Standard Organization ('ISO') container handlers, as well as related service parts. The Company's products are marketed under the LiftKing tradename and, management believes are distinguished by their complete line of four-wheel drive all-terrain material handlers, Slag Pot Carriers for the steel mill industry, versatility of product applications, and reliability of service and longevity. Products include conventional fork lifts for the construction industry, general purpose vehicles for the steel and lumber industry, specialized material handling equipment for the military, large load and large container material handlers, along with a full range of heavy steel transporters and Slag Pot Carriers. LiftKing's manufacturing centers upon high-strength specialty steel, which management believes is unique both in their shape and engineering design, and provide added strength with minimal weight.
As such, LiftKing products typically command premium prices. Management believes the Company is capable of manufacturing and delivering material handling equipment for virtually any application. For the year ended July 31, 1996, total sales of new units was $20,092,782 and income before taxes and extraordinary items was $1,951,216. See Note 10 to Financial Statements.



     LiftKing's products are used in a wide variety of applications by commercial and residential building contractors, as well as by other construction, military, industrial, municipal and agricultural end-users.



     All-terrain four-wheel material handlers are especially useful in rough terrain environments and congested job sites and mill locations, where their maneuverability and ability to raise, extend and lower payloads provide significant advantages over more traditional material handling equipment, such as cranes, straight-mast forklifts and elevators. LiftKing rough-terrain variable reach material handlers are typically used by residential, non-residential, military and non-military institutions, and building contractors for lifting, transporting and placing a wide variety of materials at their point of use or storage. The Company's various models of material handlers have a lift capacity of 6,000 pounds to 75,000 pounds and can position payloads up to 42 feet above the ground or up to 30 feet in front of the machine's chassis. Management believes the versatility of these units allows users to lower overall costs by substituting a single material handler for one or more other types of material handling equipment, as well as for certain labor intensive material handling tasks. The Company believes it manufactures one of the broadest product lines of varied material handling equipment, for the North American market.


     In 1993 the Company identified a niche in the steel mill industry. Traditionally, molten steel was moved in steel mills by overhead cranes. The steel industry has since been required to adapt to changing market conditions requiring the mills to cut costs, produce larger quantities of steel and in turn producing greater quantities of steel residuals (slag). Accordingly the traditional crane method of moving slag to a dumping site was no longer practical.


     The Company's Slag Pot Carriers have the following features: (i) large tires to enable the unit to move more quickly, (ii) hydraulic liquids in the unit are fire retardant, (iii) the tires of the units are filled with fire retardant material, and (iv) the driver's cab is self contained with an extensive fire suppression system which may be activated within and without the cab assembly. Additionally, the Company's Slag Pot Carriers have fire walls protecting the driver from the slag pot, with automatic louvers which close to further protect the driver from spillage and spray during dumping. The Company's Slag Pot Carriers have a pot capacity ranging from 300 to 1,000 cubic feet of slag, and are priced ranging from $350,000 to $750,000.



     The Company's elevating heavy pallet carriers ('Pallet Carriers') are custom designed high capacity transport vehicles. The Company's pallet carriers are designed to transport a wide variety of materials such as scrap buckets, ladles, and slag pots. LiftKing's Pallet Carriers are designed to transport up to 700 tons of material per pallet. Pallets are also used in the steel mill industry to transport, coiled and finished steel products, steel booms and steel coils.

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

     The Company's Pallet Carriers are designed to operate in extreme steel mill conditions, similar to the Company's Slag Pot Carriers. The Company's Pallet Carriers have the following features: (i) large tires to enable the unit to move more quickly, (ii) hydraulic liquids in the unit are fire retardant, (iii) the tires of the units are filled with fire retardant material, and (iv) the driver's cab is self contained with an extensive fire suppression system which may be activated within and without the cab assembly. Additionally, the Company's Pallet Carriers can be manufactured with fire walls protecting the driver from the material being carried by the pallet. The Company's Pallet Carriers have a transporting capacity of 700 tons of material per pallet, and are priced ranging from $350,000 to $750,000.



     LiftKing sells and distributes most of its products commercially through approximately 94 independent equipment dealers located in the United States and Canada. Internationally, LiftKing markets and distributes its products through a variety of arrangements with dealers and distributors in 10 countries, including the United States, Canada, Mexico, Algeria, Chile, England, Indonesia, China, Korea, and Colombia. To facilitate the sale of its products, LiftKing offers its independent equipment dealers financing assistance in connection with the purchase of the Company's products. Such assistance consists of limited, back-up financing guarantees which benefit dealers by providing them the opportunity to obtain attractive financing terms on the Company's products, which in turn allows dealers to stock more units for sale or rental. See Note 10 to Financial Statements.



     The Company continually seeks to introduce new material handlers and low profile designs which provide an exceptional combination of maneuverability, versatility and stability. Management believes this new product development has allowed the Company to increase its sales in the rapidly growing rough-terrain variable reach material handler market.


     LiftKing competes principally in selected segments of the material handling and construction equipment markets which utilize engines ranging from 80 to 450 horsepower. With limited exceptions, competitors with significant market shares in these segments typically are not large full-line construction equipment manufacturers.

BUSINESS STRATEGY

     The Company's strategy is to grow primarily by focusing on sales of its heavy duty material handling equipment, rough-terrain material handlers, heavy pallet transporters, Slag Pot Carriers, and ISO container handlers (i) which utilize engines ranging from 80 to 450 horsepower, (ii) which are not typically dominated by full-line construction equipment manufacturers, (iii) which are growing faster than the construction equipment industry generally, and (iv) which typically utilize local independent dealers for distribution rather than regional distributorship primarily dedicated to products made by a single manufacturer.

     Key elements of the Company's business strategy include:


          PROVIDING SUPERIOR PRODUCTS. The Company seeks to develop innovative, high performance products with low life-cycle cost. By continually attempting to introduce unique product features and enhancements, such as four-wheel drive and four-wheel steering, all-terrain capabilities, hydraulic versus manual fork positioning, automatic frame leveling, availability of service parts in North America, the Company believes that it increases demand for the Company's products. In addition, during the first fiscal quarter of 1998, the Company expects to introduce the first model of a new range of material handlers designed to be used for expanded applications in North America, such as specialized units for the steel mill industry and poultry industry, to be competitive with products currently used in international markets. Additionally, to ensure maximum compliance to customer specifications, LiftKing operates its own testing facility. Through a thorough series of specialized tests designed to simulate field applications, LiftKing vehicles demonstrate their required capabilities before being delivered to the customer. Special test sites are also used when unique procedures are needed to affectively simulate unique operating conditions such as simulations of the shock waves created by the impact and explosion of a missile into ship, proximity explosions, the effect of parachute dropping the equipment from low-flying military aircraft, long term operation in up to five (5) feet of sea water ('Water Fording'), vertical and lateral operation on slopes of up to forty five degrees, and air transportability. LiftKing is continuously developing new material handling equipment. A licensing agreement with the German material handling and heavy transporter KAMAG, has allowed LiftKing to substantially complement its capabilities by offering a full range of specialized large load handling equipment and Slag Pot Carriers.

          PURSUING A MULTIPLE BRAND DISTRIBUTION STRATEGY. The Company intends to pursue a multiple brand strategy, maintaining essentially distinct North American distribution channels for its brand name products. The Company believes that this strategy provides more complete geographic coverage of the market place and gives the Company the ability to selectively expand the number of dealers carrying its products. LiftKing's multiple brand distribution strategy is designed to appeal to customer's differing price, performance and support needs.

GENERAL PURPOSE MATERIAL HANDLERS

     The Company's material handlers are manufactured as either rough terrain or standard operation vehicles used to transport, lift and position materials between ground locations, between vehicles and to elevations up to four stories in height. This equipment is typically utilized in North America by residential and non-residential building contractors to handle a wide range of building materials and components, including bricks, concrete blocks, open-wall panels, roof trusses, lumber, drywall sheets, structural steel and roofing materials. In addition, by using one or more of the various Company-approved attachments, the Company's general purpose material handlers can also be used in nontraditional, specialized applications, such as steel building construction or pole and post hole drilling. Available attachments include forks and carriages, grapples, buckets, augers, concrete hoppers and truss booms. End-users for the Company's general use material handlers currently include the construction, military, agricultural, landscaping and industrial markets.

     The Company currently manufactures over 30 models of general purpose material handlers, (not including material handlers designed specifically for the steel mill industry), marketed under the LiftKing brand name. These models have rated load capacities ranging from 5,000 to 70,000 pounds and possess the capacity to place loads up to 42 feet above the ground. Suggested list prices for these products range from approximately $25,000 to approximately $350,000 per unit.

     Material handlers are more versatile than other material handling equipment such as cranes, straight mast forklifts and elevators. Material handlers can unload, carry and place materials up to four stories high in rough terrain work environments, eliminating the need for multiple pieces of more specialized equipment and reducing the labor required to handle materials at work-sites. The numerous applications provided by available attachments and used in conjunction with the Company's general purpose material handlers allows customers to decrease aggregate equipment costs and increase utilization of their material handling equipment.


     Material handlers enable users to increase labor productivity and improve asset utilization, compared to other methods using alternative equipment or direct labor. Productivity enhancements include a reduction in the number of indirect personnel required for material handling support to load, transport and place building materials and to operate certain other types of construction equipment. In addition, telescopic material handlers provide significant support on construction sites, agricultural sites, and industrial sites for labor-saving advanced material handling techniques, such as efficient movement of palletized loads and use of pre-fabricated building components. The Company believes the versatility and variety of attachments available for material handlers results in higher utilization of the equipment and permits end users to increase inventory turnover at work sites more rapidly by taking loads directly off ships, aircraft, railroad cars, and delivery trucks and placing them where they will be used.


     Historically, the primary market for general purpose material handlers has been the construction and agricultural markets. In recent years, however, applications for various product lines have emerged in other markets. For example, since 1988, general purpose material handlers have been used by the military for munitions handling and, more recently, general logistics purposes. Material handlers have also experienced increased acceptance in the industrial and agricultural markets where they are used, among other applications, to transport and position bulk materials.


     Management believes the Company's various models of material handlers have unique characteristics over those of their competitors, which have contributed to, in management's estimation, a strong competitive position in the market. Management believes, LiftKing brand products enjoy a reputation for their ease of operation, durability and high resale value. The Company believes the combination of its well-known LiftKing brand name, and its ability to offer a broad product line, provide LiftKing with competitive advantages in the general purpose material handler market.


MILITARY APPLICATIONS


     LiftKing has also developed material handling equipment with, in management's estimation, is a wide range of military applications, for the United States military. These applications include varying load capacity, four-wheel drive rough terrain capabilities, diesel powered lift trucks, vehicles with large load and container handling capabilities and specialized vehicles designed for shipboard naval service, to meet a wide range of military applications. Such military applications include, but are not limited to, aircraft carrier use, helicopter carrier use, Water Fording capabilities up to five (5) feet, and sustained combat environment operations in an all-terrain environment. LiftKing has been able to successfully integrate many special features into its designs and provide maximum benefits to its military customers by incorporating versatility. LiftKing vehicles are reliable and durable and feature two or four wheel steering and four wheel drive, with tight turning radius for maximum maneuverability. LiftKing' military vehicles are also designed for air transportability. Through innovations such as the removable counter weight (patent pending), most vehicles can be prepared for air transport aboard C-130 type military aircrafts in under thirty minutes using conventional tools and minimal personnel. Specialized working attachments can also be provided for added versatility. LiftKing also specially prepares vehicles for long term storage. This process includes preventive measures to ensure corrosion-free storage, prevent seizure of key engine and operating components, cover and coat the cylinders and brake drums, and place specialized engine fluids into the units to ensure no internal corrosion takes place.


     The Company's military use material handlers transport heavy and light load military equipment, supply equipment, and containers in a wide variety of applications and environmental conditions. By incorporating specialized design and manufacturing processes, the Company's military use equipment handlers are able to operate in up to five feet of salt or fresh water. In situations where docking facilities are not available for military and supply vessels, these units provide the flexibility to maneuver offshore, load materials from offshore platforms and ships, and transport them to the shore. These units are specially designed and manufactured for combat conditions.

     The Company also manufacturers a line of military use equipment handlers designed for operation on aircraft and helicopter carriers. These units are specially designed and manufactured to resist the shockwaves of missile impacts during combat conditions and to remain stable on ships in rough sea conditions. These units provide four wheel automatic braking systems, a low center of gravity, and frame leveling technology of up to ten degrees from center.

     All LiftKing military use equipment handlers are designed and manufactured to operate in extreme weather and sea conditions, and are able to operate in extreme temperature variations ranging from -23 degrees Fahrenheit to 120 degrees Fahrenheit for prolonged periods of time.

STEEL INDUSTRY

SLAG POT CARRIERS

     In 1993 the Company identified a niche in the steel mill industry. Traditionally, molten steel was moved in steel mills by overhead cranes. The steel industry has since been required to adapt to changing market conditions requiring the mills to cut costs, produce larger quantities of steel and in turn producing greater quantities of steel residuals (slag). Accordingly, the traditional crane method of moving slag to a dumping site was no longer practical.

     A Slag Pot Carrier can transport between 200 and 300 tons of slag, whereas crane capacity was limited to approximately 25 tons. Additionally, cranes dumped the slag pot on a 90 degree angle, leaving a substantial amount of molten material still in the pot, left to cool and harden. This hardening would ruin the pot, so the mills would be forced to drop the pots to the ground in an effort to loosen the hardened slag. This process would often crack a pot and render it useless. With the average slag pot costing $100,000, this became an expensive and labor intensive process.


     The Company identified the need for better transport equipment, and realizing that the North American market was dominated by only one manufacturer, the Company began manufacturing Slag Pot Carriers in conjunction with technology and expertise acquired in its licensing agreement with KAMAG. Because the Company has continually seen diminished revenues through its affiliation with and licensing of KAMAG equipment, the Company does not consider the licensing agreement with KAMAG to be material.


     The Company's Slag Pot Carriers have the following features: (i) large tires to enable the unit to move more quickly, (ii) hydraulic liquids in the unit are fire retardant, (iii) the tires of the units are filled with fire retardant material, and (iv) the driver's cab is self contained with an extensive fire suppression system which may be activated within and without the cab assembly. Additionally, the Company's Slag Pot Carriers have extensive fire walls protecting the driver from the slag pot, with automatic louvers which close to further protect the driver from spillage and spray during dumping.

     The Company's Slag Pot Carriers have a pot capacity ranging from 300 to 1,000 cubic feet of slag, and are priced ranging from $350,000 to $750,000.

HEAVY PALLET TRANSPORTERS

     The Company's elevating heavy pallet carriers ('Pallet Carriers') are custom designed high capacity transport vehicles. The Company's pallet carriers can transport a wide variety of materials such as scrap buckets, ladles, and slag pots. Pallets are also used in the steel mill industry to transport coiled and finished steel products.

     The Company's Pallet Carriers are designed to operate in extreme steel mill conditions, similar to the Company's Slag Pot Carriers. The Company's Pallet Carriers have the following features: (i) large tires to enable the unit to move more quickly, (ii) hydraulic liquids in the unit are fire retardant, (iii) the tires of the units are filled with fire retardant material, and (iv) the driver's cab is self contained with an extensive fire suppression system which may be activated within and without the cab assembly. Additionally, the Company's Pallet Carriers can be manufactured with extensive fire walls protecting the driver from the material being carried by the pallet.

     The Company's Pallet Carriers have a transporting capacity of 700 tons of material per pallet, and are priced ranging from $350,000 to $750,000.

OTHER

     The Company manufactures and markets a limited range of masonry buggies and articulated forklifts and loaders, all of which are used primarily in the masonry industry, and markets a complete line of straight-mast forklifts, ranging from 5,000 to 70,000 pound load capacities and lifting capabilities of up to 42 feet from ground level. The Company also provides product service support to its distribution networks, and produces and sells through its distributors a wide range of service parts to maintain the operational performance of its end products throughout their useful lives. The sale of service parts provides approximately 10% of the Company's gross revenues, and as such sales are historically less sensitive to industry cycles and typically generate higher gross margins than sales of original equipment. The Company seeks to provide a high level of parts availability and timely shipments of orders to maintain the production availability of its products on customer job sites.

GROWTH STRATEGY

     The Company's growth strategy is to design and produce high quality material handlers and moving equipment for niche markets while simultaneously reducing manufacturing costs and increasing production capacity. From 1994 to 1996, the Company introduced in excess of 12 new products, and its

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
sales increased from $11,818,047 million to $20,092,782 million. The key components of the Company's strategy are:

          DEVELOP UNIQUE PRODUCTS. The Company remains committed to devoting significant resources toward engineering and producing unique heavy moving equipment and material handlers. The Company's product development engineers are currently designing additional new transporters and material handlers which LiftKing plans to market, in the near future.

          TARGET NICHE MARKETS. The Company is working to continue its leading position in its traditional niche market of heavy duty material handler equipment and rough-terrain material handlers. In the material handler market, the Company focuses on the segment which demands a reliable premium product that offers a high level of versatility and maneuverability. In 1993 the Company identified a niche in the steel mill industry for the production of Slag Pot Carriers. In the Slag Pot Carrier industry, the Company has little competition, principally from one North American manufacturer and one German manufacturer. The Company believes it is well-positioned to compete in these dynamically growing markets.


          IMPROVE MANUFACTURING PROCESSES. An important element of LiftKing's growth strategy is to expand profit margins through improved manufacturing processes. In 1989, the Company commenced a multi-year program designed to expand plant capacity by implementing larger crane capacity, create larger assembly bay areas for the production of larger units and reduce production costs by increasing labor efficiency, equipment productivity and improving quality. The Company currently plans to invest $750,000 in capital improvements under this program on a need basis. The recent capital improvements have included robotic welding systems, fabrication equipment and direct computer-controlled manufacturing equipment, a 'shot blasting'/paint booth, creation of unit testing facilities, ISO quality control certification, upgraded computer design equipment, and upgraded computerized accounting and inventory control and requisition systems. In addition, the Company has implemented aggressive quality programs in the areas of warranty reduction and quality assurance. LiftKing believes its investments in automation and technology, material control, and quality programs have improved and will continue to improve its manufacturing processes and benefit profit margins in the future.


          INCREASE DISTRIBUTOR SUPPORT. The Company believes that it has a strong distribution network and this network is a core strength for its future growth. The Company plans to further enhance its distribution network by continuing to produce unique new products, provide marketing and sales support through its regional sales managers, and provide technical and service support through its service managers. The Company continually seeks to expand its local and regional dealer networks.

          EXPAND SERVICE PARTS BUSINESS. Management has focused on expanding the Company's service parts business to increase revenues and profits by taking advantage of the growth in the working population of LiftKing heavy movers and material handlers.

          INTERNATIONAL BUSINESS OPPORTUNITIES. Although substantially all of the Company's business has been focused in North America, the Company believes its increased product development efforts should enable the Company to take advantage of international opportunities, including infrastructure development in emerging markets in Europe, Asia, the Middle East, and South America.

          DEVELOP PRODUCTS IN ACCORDANCE WITH SPECIFIC CONSUMER REQUIREMENTS. The Company works closely with its customers throughout the design process in refining and developing material handlers to suit the individual customer's requirements. The Company uses the latest equipment and computer aided design and modeling in the development of its products. The integration of the Company's design and production is a factor in the Company's ability to provide its customers with high reliability, individualized equipment performing specific tasks and individualized equipment able to perform under conditions specified by the customer.

MANUFACTURING AND RAW MATERIALS

     The Company fabricates, welds, machines and assembles the chassis, telescopic booms, cylinders, attachments and many component parts for its heavy and light duty movers and material handlers. The goals of the Company's manufacturing operation are quality, efficiency, productivity, cost control and

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
on-time delivery. The Company strives to develop its manufacturing capacity, productivity and quality through automation and technology, material control and quality programs.

     QUALITY PROGRAMS. The Company has implemented comprehensive quality programs, including the following:

          Quality feedback/warranty reduction. LiftKing reviews critical quality issues on an ongoing basis and initiates corrective actions. A warranty system captures early warning reports from field service managers as well as details of warranty claims which provide additional input to the quality feedback program.

          Supplier quality assurance. The Company monitors supplier quality through a system which records and tracks reports on defective material allowing the Company to execute corrective action measures.



     The Company intends to pursue opportunities to reduce costs of purchased components through consolidation of vendor sources, improvements in manufacturing methods and integration of operations. The Company also believes that opportunities exist to achieve manufacturing economics in the production of material handlers by combining the production of certain key components.

     The principal raw materials and components used in the manufacturing of the Company's products are steel, engines, transmissions, axles, hydraulic cylinders, wheels and tires and cabs. The Company procures its raw materials and components from multiple vendors, although in the case of particular models it typically purchases certain components from a single vendor. Although alternative suppliers are available for all raw materials and components, the Company could experience delays in obtaining components meeting the requisite specifications from alternative suppliers in the event a principal supplier was unable to supply a particular component. The Company seeks to manage the risk of unavailability of key components and raw materials by dealing primarily with North American suppliers with substantial, financially responsible vendors and by managing closely its material requirements as well as its vendor relationships. To date, the Company has not experienced a material delay in obtaining a satisfactory supply of key components from vendors.

PRODUCT DEVELOPMENT, ENGINEERING AND DESIGN

     LiftKing believes that its engineering and design capabilities are among the Company's major strengths. The engineering and design functions are closely integrated with the Company's manufacturing and marketing activities. This allows the Company to integrate new production technology with specific needs of customers, resulting in expanded market opportunities and increased profitability for the Company.


     LiftKing has made substantial investments in its engineering systems, which currently includes a computer-aided design (CAD) system with finite element analysis (FEA) and three-dimensional solids design capabilities. This system has greatly enhanced LiftKing's design capabilities and has significantly reduced the time required for engineering and design functions.



     Research and development expenditures for the years ended July 31, 1996 and 1995 were approximately $359,000 and $648,000, respectively, net of government assistance of $411,000 and $582,000, respectively, none of which were recovered directly from the Company's customers.


MARKETING & DISTRIBUTION

     The Company primarily markets and distributes its products through a network of independent distributors and rental companies who, in turn, sell or rent the products to end-users. Additionally the Company makes direct sales through its own marketing staff to certain major accounts as well as to customers located within and without the United States. The Company plans to continue to enhance its distribution network by producing unique new products and by providing technical and service support.

     The Company believes that its ongoing distributor support and training programs help enhance the competitiveness and increase the strength of its distribution network. The Company supports the sales, service and rental activities of its distributors with product advertising, sales literature, product training and major trade show participation. The Company can also provide its distributors with product financing through agreements with third party financing companies.


CREDIT POLICY



     On larger contracts, the Company reduces credit risk by (i) obtaining customer deposits to fund the cost of production, (ii) obtaining Government backed guarantees for payment of contracted sales, (iii) obtaining customer Letters of Guarantee, or (iv) a combination of these arrangements. On smaller contracts and sales, Management periodically reviews outstanding accounts receivable for timely identification of possible bad debts. In order to mitigate against potential bad debts, particularly in the construction market, the Company will often place a lien on the equipment sold or leased to give the Company the right to seize such equipment for non-payment.


PRODUCT LIABILITY AND PRODUCT RECALL

     Product liability claims may be asserted against the Company from time to time for various injuries alleged to have resulted from defects in the manufacture and/or design of the Company's products. The Company does not believe that the resolution of such potential claims, either individually or in the aggregate, would have a material adverse effect on the Company's results of operations or financial condition. Product liability claims are covered by the Company's comprehensive general liability insurance policies, subject to certain deductible amounts. To date, the Company has not experienced any product liability claims related to injuries incurred due to products defects. However, there can be no assurance that resolution of product liability claims in the future will not have a material adverse effect on the Company.

     From time to time, the Company discovers defects in product design for existing products which require it to take steps to correct or retrofit, at the Company's expense, previously sold products.

WARRANTY AND SERVICE

     LiftKing products are warranted for design, workmanship and material quality. Warranty lengths vary depending on competitive standards within individual markets. In general, warranties tend to be for one year and cover all parts and labor for non-maintenance repairs, provided the repair was not necessitated by operator abuse. Optional extended warranties, for one to two years beyond the base period, are available for purchase. Warranty work is performed only by authorized LiftKing distributors, unless otherwise authorized by the Company. Distributors submit claims for warranty reimbursement to the Company and are credited for the cost of repairs so long as the repairs meet LiftKing's prescribed standards. Warranty expense is accrued at the time of sale based on historical experience.

TRADEMARKS AND PATENTS

     The Company owns and maintains a trademark registration for its principal trademark titled 'LiftKing'. Registration for the trademark is owned and maintained in other countries where a significant volume of its products are sold and registration is considered necessary to protect the Company's proprietary rights.

     The Company applied for a patent for its counter weight hoisting mechanism (Application No. 08/761497). The Company intends to maintain patents in the United States and elsewhere where the Company believes such patents are necessary to maintain the Company's interest in its inventions.

COMPETITION

     The markets for the company's products are highly competitive. The principal competitive factors include distribution, price design features, performance, product reliability and the availability of financing.

     In the market for material handlers, the Company believes it is a large North American manufacturer, with an estimated share of 1996 shipments of material handlers of approximately 5%, and its principal competitors include Omni Quip, Gradall Industries, Inc. and JCB International Co., Ltd. Other competitors in the North American market include Gehl Company, Pettibone Corporation, Traverse Lift, Ingersoll-Rand Company, Manitou S.A. and Caterpillar Inc. Competitors in this market outside the United States include JCB International Co., Ltd., Manitou S.A., Merlo S.P.A., the Matbro division of Powerscreen International PLC, Sanderson, FDI/Sambron and Caterpillar Inc. Major competitors in the steel industry include Kress Corporation, and KAMAG. In the container handler industry, the Company's major competitors are Caterpillar, Taylor, and PPM.


     Many of the Company's competitors are larger than the Company and possess significantly greater financial, marketing and technical resources. There can be no assurance that the Company will not experience significant competition in the future from large global construction equipment manufacturers and other competitors or that existing competitors will not take actions which could adversely affect the Company's operating results.

ENVIRONMENTAL AND SAFETY REGULATION


     LiftKing is subject to various Canadian and, by virtue of its corporate sales office in Ohio, American laws and regulations that impose limitations on the discharge of pollution into the environment and establish standards for the treatment, storage and disposal of toxic and hazardous wastes. The Company believes it is in material compliance with all applicable environmental laws and regulations. The Company does not expect any material impact on future recurring operating costs of compliance with currently enacted environmental regulations.


     Under Canadian law, a current owner or operator of real property may be held liable for the costs of cleaning up certain hazardous materials on the property. Similarly, persons who have arranged for the disposal of hazardous materials on properties owned by third parties may be held liable for cleanup costs for such properties. In each case liability may be imposed without regard to whether the person knew of or took reasonable acts to prevent the contamination. Liability under such laws is often joint and several, that is, any single liable person may be required to bear the entire costs of the environmental cleanup. That person, however, may usually seek contribution from other responsible persons, if there are any; and it is typical for groups of responsible parties to apportion liability among themselves.

     The Company regularly conducts an environmental assessment consistent with recognized standards of due diligence on properties it occupies. To date, these assessments have not identified contamination in respect of occupied properties that would be reasonably likely to result in a material adverse effect on the Company's business, results of operations or financial condition. As a general rule, the Company intends to use such assessments as part of the evaluation of proposed acquisitions. However, there can be no assurance that environmental assessments have identified, or will in the future identify, all material liabilities relating to the Company's premises and businesses, that any indemnification agreements that can be negotiated will cover all potential liabilities, or that changes in cleanup requirements or subsequent events at the Company's premises or at off-site locations will not result in significant costs to the Company.

FACILITIES

     The Company operates from a facility in Woodbridge, Ontario, Canada. The facility is owned by Aldrovandi Equipment Limited, a Company wholly owned by the Company's Chief Executive Officer. See 'Certain Relationships and Related Transactions'. The lease term was renewed and the renewal period commenced on August 1, 1997. The annual rent for the facility is $288,000. The facility contains approximately 110,000 square feet and is located on a seven (7) acre site. The facility accommodates the Company's corporate offices, manufacturing, operations, and warehouse. The Company believes all of such facilities are adequate for its current needs; however, there can be no assurance that the Company will be able to obtain appropriate facilities on terms acceptable to the Company in the future.

EMPLOYEES

     As of August 14, 1997, LiftKing employed 107 people, of which 8 people were engaged in a managerial capacity, 25 people were salaried and receive an annual rate of compensation, and 77 people receive hourly wages.

LEGAL PROCEEDINGS

     There are no material legal proceedings pending, or to the Company's knowledge threatened, against the Company other than as set forth below.


     The Company's affiliate, LiftKing Incorporated, is the subject of a patent infringement lawsuit, brought by a competitor of the Company. The lawsuit was filed in the United States Federal District Court. LiftKing Incorporated was adjudged to have not violated United States Patent law nor did it infringe upon the plaintiff's patent. This matter is currently under appeal. LiftKing Incorporated is a company wholly-owned by Louis Aldrovandi, the Company's Chairman and President. There is no direct relationship between the Company and LiftKing Incorporated.

                                   MANAGEMENT

     The names and ages of the Directors, executive officers and key personnel of the Company are as follows:

                    NAME                        AGE           POSITION(S) HELD WITH THE COMPANY
---------------------------------------------   ---   --------------------------------------------------

Louis Aldrovandi.............................   72    Chairman of the Board, Chief Executive Officer and
                                                        President
Mark Aldrovandi..............................   38    Vice President, General Manager and Director

     Brief biographies of the Directors, executive officers, and key personnel of the Company are set forth below. All Directors hold office until their resignation, retirement, removal, disqualification, death or until their successors have been elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Officers of the Company serve at the will of the board of Directors.

     Louis Aldrovandi, has been the President and Chief Executive Officer of the Company since its inception in 1969. From 1961 to 1968, Mr. Aldrovandi was a construction foreman and manager for Perini Construction on various industrial projects including hydro-electric power plants. Prior to 1961, Mr. Aldrovandi has worked in the construction industry and heavy equipment industry in various capacities. Mr. Aldrovandi also maintains a technical school degree in electro-mechanics. Mark Aldrovandi is the son of Louis Aldrovandi.

     Mark Aldrovandi, has been Vice President and General Manager of the Company since January 1980. Mr. Aldrovandi is involved in all aspects of the Company's operations. Mr. Aldrovandi has a business degree from Ryerson Institute, Ontario, Canada. Mr. Aldrovandi has testified as an expert witness in product liability actions concerning forklift design. Louis Aldrovandi is the father of Mark Aldrovandi.

EXECUTIVE COMPENSATION

     The following table sets forth the aggregate compensation paid by the Company to the officers and directors of the Company who received compensation in excess of $100,000 for the years ended December 31, 1994, 1995, and 1996.


                                                                                                         OTHER
                                NAME                                   YEAR    SALARY     BONUS(2)    COMPENSATION
---------------------------------------------------------------------  ----    -------    --------    ------------

Louis Aldrovandi, President and Chief Executive Officer..............  1996    $30,000    $ 85,000      $ 15,000(1)
                                                                       1995     33,000     330,000        15,000(1)
                                                                       1994     29,000           0        15,000(1)
Mark Aldrovandi, Vice President and
  General Manager....................................................  1996     37,000           0        10,000(1)
                                                                       1995     45,000      93,000        10,000(1)
                                                                       1994     29,000           0        10,000(1)


------------

(1) Represents payment for health insurance and automobile lease payments on behalf of such individual.


(2) The Bonus amounts listed here comprise the $508,000 bonus declared payable by the Company for its fiscal year ended July 31, 1995.


EMPLOYMENT AGREEMENTS

     The Company has entered into a five year employment agreement commencing September, 1997 with each of Louis Aldrovandi (Chairman, Chief Executive Officer, and President), and Mark Aldrovandi (Vice President and General Manager). The employment agreements provide for annual base salaries of $300,000 (Canadian) and $150,000 (Canadian) with respect to Louis Aldrovandi and Mark Aldrovandi, respectively. The employment agreements provide for discretionary bonuses to be determined in the sole discretion of the Board of Directors and contain covenants not to compete with the Company for a two year period following termination of employment. Reference is hereby made to the employment agreements which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

STOCK OPTION PLANS AND AGREEMENTS

     Incentive Option Plan -- In September 1997, the Directors of the Company adopted and the stockholders of the Company approved the adoption of the Company's 1997 Incentive Stock Option Plan (' Incentive Option Plan'). The purpose of the Incentive Option Plan is to enable the Company to encourage key employees and Directors to contribute to the success of the Company by granting such employees and Directors incentive stock options ('ISOs').

     The Incentive Option Plan will be administered by the Board of Directors or a committee appointed by the Board of Directors (the 'Committee') which will determine, in its discretion, among other things, the recipients of grants, whether a grant will consist of ISOs or a combination thereof, and the number of shares to be subject to such options.

     The Incentive Option Plan provides for the granting of ISOs to purchase Common Stock at an exercise price to be determined by the Board of Directors or the Committee not less than the fair market value of the Common Stock on the date the option is granted.

     The total number of shares with respect to which options may be granted under the Incentive Option Plan is 750,000. ISOs may not be granted to an individual to the extent that in the calendar year in which such ISOs first become exercisable the shares subject to such ISOs have a fair market value on the date of grant in excess of $100,000. No option may be granted under the Incentive Option Plan after September 2007 and no option may be outstanding for more than ten years after its grant. Additionally, no option can be granted for more than five (5) years to a stockholder owning 10% or more of the Company's outstanding Common Stock and such options must have an exercise price of not less than 110% of the fair market value on the date of grant.

     Upon the exercise of an option, the holder must make payment of the full exercise price. Such payment may be made in cash or in shares of Common Stock, or in a combination of both. The Company may lend to the holder of an option funds sufficient to pay the exercise price, subject to certain limitations.

     The Incentive Option Plan may be terminated or amended at any time by the Board of Directors, except that, without stockholder approval, the Incentive Option Plan may not be amended to increase the number of shares subject to the Incentive Option Plan, change the class of persons eligible to receive options under the Incentive Option Plan or materially increase the benefits of participants.

     To date, no options have been granted under the Incentive Option Plan.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding shares of Common Stock beneficially owned as of the date of this Prospectus by (i) each person, known by the Company to be the beneficial owner of five percent (5%) or more of the outstanding shares of Common Stock, (ii) each of the Company's directors and (iii) all of the Company's officers and directors as a group.

                                                                               PERCENTAGE OF OWNERSHIP
                                                             NUMBER OF      ------------------------------
                                                             SHARES OF        PRIOR TO
                NAME OF BENEFICIAL OWNER*                   COMMON STOCK    THE OFFERING    AFTER OFFERING
---------------------------------------------------------   ------------    ------------    --------------

Louis Aldrovandi.........................................     3,578,643         81.33%           63.33%
Mark Aldrovandi(1).......................................       133,367          3.03             2.36
All Officers and Directors as a group (2 persons)........     3,712,010         84.36            65.69

------------

* Unless otherwise indicated, the address of all persons listed in this section is c/o LiftKing Industries Inc., 7135 Islington Avenue, Woodbridge, Ontario, Canada L4L 1V9.

(1) Mark and Grace Aldrovandi (the daughter of Louis Aldrovandi) and their children, are the beneficiaries of the Aldrovandi Family Trust, which owns 170,626 shares of the Company's Common Stock. The trustees of the Aldrovandi Family Trust are Saul Muskat, Frank Borgatti, and Lino Aldrovandi, the brother of Louis Aldrovandi the Company's President, Chief Executive Officer and Chairman.

                              CERTAIN TRANSACTIONS

     LiftKing Industries Inc. was incorporated on April 25, 1989. The Company is a corporation organized under the laws of the Province of Ontario, Canada. The Company's sole shareholder was Dima Products Manufacturing, Inc. ('Dima') a corporation organized under the laws of the Province of Ontario, Canada, which in turn was wholly owned by Louis Aldrovandi, the Company's President and Chief Executive Officer. In August 1997, the Company merged with and into Dima. Under Canadian law, the surviving entity accepted the name LiftKing Industries Inc. In accordance with the merger, LiftKing Industries Inc. issued 4,053,643 Common Shares of the Company's Common Stock to the sole shareholder, Louis Aldrovandi, in exchange for the shares previously issued to Mr. Aldrovandi by Dima.

     In August 1997, the Company purchased all of the outstanding shares of capital stock of Liftmaster Limited ('Liftmaster'), a corporation organized under the laws of the Province of Ontario, Canada on November 10, 1976, from its shareholders Grace and Mark Aldrovandi, a Director of the Company. Also in August 1997, the Company purchased all of the outstanding shares of capital stock of 463291 Ontario Limited ('463291'), a corporation organized under the laws of the Province of Ontario, Canada on December 4, 1980, from its sole shareholder The Aldrovandi Family Trust. In exchange for the shares of Liftmaster and 463291, the Company issued 42,364 shares of its Common Stock to Grace Aldrovandi, 133,367 shares of its Common Stock to Mark Aldrovandi and 170,626 shares of its Common Stock to the Aldrovandi Family Trust. The beneficiaries of the Trust are Mark and Grace Aldrovandi and their children.

     On August 1, 1997 the Company entered into a lease agreement with Aldrovandi Equipment, Limited, a company wholly owned by the Company's Chief Executive Officer and President. The lease provides for a term of five (5) years commencing August 1, 1997, and continuing until July 31, 2002. The leased property encompasses approximately 110,000 square feet, which comprises three
(3) separate structures of 61,636 square feet, 32,873 square feet, and 10,400 square feet, respectively, of enclosed manufacturing, storage, and office space. The aggregate monthly rental payment for the three (3) structures is $24,000.


     On June 16, 1997 The Company repaid $4,500,000 of Indebtedness to Sandchelle Investments, Inc. ('Sandchelle'), a Company wholly-owned by Louis Aldrovandi, the Company's President, Chief Executive Office and Chairman. Sandchelle effectively acted as banker to the Company and provided part of the funding for the Company's operations. The indebtedness to Sandchelle bears interest at Canadian prime plus 3%, resulting in interest charges as follows:



                                    MAY 31,       MAY 31,       JULY 31,      JULY 31,      JULY 31,
                                      1997          1996          1996          1995          1994
                                    --------      --------      --------      --------      --------

Interest charges.................   $366,026      $324,669      $410,707      $264,730      $554,503
Average interest rate............      7 3/4%            9%            9%        8 1/2%            8%



     The indebtedness is due on demand, but is not subject to specified repayment terms, and is secured by a general security agreement and promissory note. The security is subordinate to and the repayment of the indebtedness is postponed in favor of the Company's bank. Interest was effectively paid annually by its inclusion in the loan owing to Sandchelle. The outstanding balance of the loan to the Company from Sandchelle as of September 4, 1997 is $4,500.



     As at May 31, 1997, the amount owing to related parties of $541,709 was comprised as follows:



Salaries payable to members of the Aldrovandi family.....................................   $298,343
Dividends payable to members of the Aldrovandi family....................................    243,368
                                                                                            --------
                                                                                            $541,709
                                                                                            --------
                                                                                            --------



     The salaries payable have remained unpaid as at October 17, 1997, while dividends payable were paid by August 31, 1997.



     Transactions between the Company and its officers, directors, employees and affiliates will be on terms no less favorable to the Company than can be obtained from independent, disinterested third parties. Upon appointment of additional directors, any such transactions will be subject to the approval of a majority of the independent disinterested members of the Board of Directors.


                           DESCRIPTION OF SECURITIES

GENERAL

     The Company is authorized to issue 50,000,000 shares of Common Stock, of which 4,400,000 Shares were issued and outstanding as of the date of this Prospectus. After giving effect to this Offering 5,650,000 shares of Common Stock and 1,500,000 Warrants will be issued and outstanding.

COMMON STOCK

     Holders of shares of Common Stock of the Company are entitled to share equally on a per share basis in such dividends as may be declared by the Board of Directors out of funds legally available therefor. There are presently no plans to pay dividends with respect to the shares of Common Stock. See 'Dividend Policy.' Upon liquidation, dissolution or winding up of the Company, after payment of creditors and the holders of any senior securities of the Company, including Preferred Stock, if any, the assets of the Company will be divided pro rata on a per share basis among the holders of the shares of Common Stock. The Common Stock is not subject to any liability for further assessments. There are no conversion or redemption privileges nor any sinking fund provisions with respect to the Common Stock and the Common Stock is not subject to call. The holders of Common Stock do not have any pre-emptive or other subscription rights.

     Holders of shares of Common Stock are entitled to cast one vote for each share held at all stockholders' meetings including the Annual Meeting, for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

     All of the issued and outstanding shares of Common Stock are and the shares of Common Stock offered hereby when issued against the consideration set forth in this Prospectus, will be, fully paid, validly issued and non-assessable.

WARRANTS

     Each Warrant will entitle the registered holder to purchase one share of the Company's Common Stock at an exercise price of $4.50 per share during the four year period commencing one year from the date of this Prospectus. No fractional shares of Common Stock will be issued in connection with the exercise of Warrants. Upon exercise, the Company will pay the holder the value of any such fractional shares in cash, based upon the market value of the Common Stock at such time.

     Unless extended by the Company at its discretion, the Warrants will expire at 5:00 p.m., New York time, on the fifth anniversary of the date of this Prospectus. In the event a holder of Warrants fails to exercise the Warrants prior to their expiration, the Warrants will expire and the holder thereof will have no further rights with respect to the Warrants.

     The Company may redeem the Warrants at a price of $.10 per Warrant, commencing twelve (12) months from the date of this Prospectus with the consent of the Underwriter, and eighteen (18) months from the date of this Prospectus without the consent of the Underwriter, upon not less than 30 days prior written notice to the Warrantholders, and the average closing price or bid price of the Common Stock as reported by the principal exchange on which the Common Stock is traded, the Nasdaq SmallCap Market or the National Quotation Bureau, Incorporated, as the case may be, equals or exceeds 250% of the then exercise price of the Warrants for the ten (10) consecutive trading days ending within three (3) days prior to the date on which notice of redemption is given.

     No Warrants will be exercisable unless at the time of exercise there is a current prospectus covering the shares of Common Stock issuable upon exercise of such Warrants under an effective registration statement filed with the Commission and such shares have been qualified for sale or are exempt from qualification under the securities laws of the state or residence of the holder of such Warrants. Although the Company intends to have all shares so qualified for sale in those states where the Securities are being offered and to maintain a current prospectus relating thereto until the expiration of the Warrants, subject to the terms of the Warrant Agreement there can be no assurance that it will be able to do so.

     A holder of Warrants will not have any rights, privileges or liabilities as a shareholder of the Company prior to exercise of the Warrants. The Company is required to keep available a sufficient number of authorized shares of Common Stock to permit exercise of the Warrants.

     The exercise price of the Warrants and the number of shares issuable upon exercise of the Warrants will be subject to adjustment to protect against dilution in the event of stock dividends, stock splits, combinations, subdivisions and reclassifications. No assurance can be given that the market price of the Company's Common Stock will exceed the exercise price of the Warrants at any time during the exercise period.

     In connection with this Offering, the Company will issue to Monroe Parker Securities, Inc., an Underwriter's Purchase Option to purchase 125,000 shares of Common Stock ('Underwriter's Common Stock') and Warrants to purchase an additional 150,000 shares of Common Stock ('Underwriter's Warrants'). The Underwriter's Common Stock and Underwriter's Warrants are being registered under the Registration Statement to which this Prospectus is a part.

COMMISSION POLICY

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and other agents of the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

TRANSFER AGENT & REGISTRAR

     The transfer agent and registrar for the Company's securities is American Stock Transfer & Trust Company (the 'Transfer Agent').

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS


     The following is management's opinion of the principal United States Federal income tax consequences of the purchase, ownership and disposition of the Common Shares and the Warrants and upon the exercise, redemption or expiration of the Redeemable Warrants by a Warrant holder, that is a citizen or resident of the United States or a U.S. domestic corporation or that otherwise will be subject to U.S. Federal income tax (a 'U.S. Holder'). This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the 'Code'), administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, changes to any of which subsequent to the date of this Prospectus may affect the tax consequences described herein. This summary discusses only the principal U.S. Federal income tax consequences to those beneficial owners holding the securities as capital assets within the meaning of
Section 1221 of the Code and does not address the tax treatment of a beneficial owner that owns 10% or more of the Common Shares. It is for general guidance only and does not address the consequences applicable to certain specialized classes of taxpayers such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, or U.S. persons whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar. Persons considering the purchase of Securities should consult their tax advisors with regard to the application of the United States and other income tax laws to their particular situations. In particular, a U.S. Holder should consult his tax advisor with regard to the application of the U.S. Federal income tax laws to his situation.


COMMON SHARES

     A U.S. Holder generally will realize, to the extent of the Company's current and accumulated earnings and profits, foreign source ordinary income on the receipt of cash dividends, if any, on the Common Shares equal to the U.S. dollar value of such dividends determined by reference to the exchange rate in effect on the day they are received by the U.S. Holder (with the value of such dividends composed before any reduction for any Canadian withholding tax). U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any dividends received which are converted into U.S. dollars on a date subsequent to receipt. Subject to the requirements and limitations imposed by the Code, a U.S. Holder may elect to claim the Canadian tax withheld or paid with respect to dividends on the Common Shares as a foreign tax credit against the U.S. Federal income tax liability of such holder. Dividends on the Common Shares generally will constitute 'passive income' or, in the case of certain U.S. Holders, 'financial services income' for U.S. foreign tax credit purposes. U.S. Holders who do not elect to claim any foreign tax credits may claim deduction for Canadian income tax withheld. Dividends paid on the Common Shares will not be eligible for the dividends received deduction available in certain cases to U.S. corporations. Upon a sale or exchange of a Common Share, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized on such sale or exchange and the tax basis of such Common Share. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if at the time of the sale or exchange the Common Share has been held for more than one year.

REDEEMABLE WARRANTS

     No gain or loss will be recognized by the holder of a Redeemable Warrant upon the exercise of the Redeemable Warrant. The cost basis of the Common Shares acquired upon such exercise will be the cost basis of the Redeemable Warrant plus any additional amount paid upon the exercise of the Redeemable Warrant. Gain or loss will be recognized upon the subsequent sale or exchange of the Common Shares acquired by the exercise of the Redeemable Warrant, measured by the difference between the amount realized upon sale or exchange and the cost basis of the Common Shares so acquired. If a Redeemable Warrant is not exercised, but is sold or exchanged (whether pursuant to redemption or otherwise), gain or loss will be recognized upon such event measured by the difference between the amount realized by the holder of the Redeemable Warrant as a result of the sale, exchange or redemption and the cost basis of the Redeemable Warrant.

     If a Redeemable Warrant is not exercised and is allowed to expire, the Redeemable Warrant will be deemed to be sold or exchanged on the date of expiration. In such event, the holder of the Redeemable Warrant will recognize a loss to the extent of the cost basis of the Redeemable Warrant.

     Generally, any gain or loss recognized as a result of the foregoing will be a capital gain or loss and will either be long-term or short-term depending upon the period of time the Common Shares sold or exchanged or the Redeemable Warrant sold, exchanged, redeemed, or allowed to expire, as the case may be, was held. A holding period of more than one year results in long term capital gain or loss treatment. If a Redeemable Warrant is exercised, the holding period of the Common Shares so acquired will not include the period during which the Redeemable Warrant was held.

     This summary is of a general nature only and is not intended to be, and should not be construed to be, legal or tax advice to any prospective investor and no representation with respect to the tax consequences to any particular investor is made.

                             INVESTMENT CANADA ACT

     The Investment Canada Act is a Federal Canadian statute which regulates the acquisition of control of existing Canadian businesses and the establishment of new Canadian businesses by an entity that is a 'non-Canadian' as that term is defined in the Investment Canada Act.

     The Company believes that it is not currently a 'non-Canadian' for purposes of the Investment Canada Act. If the Company were to become a 'non-Canadian' in the future, acquisitions of control of Canadian businesses by the Company would become subject to the Investment Canada Act. Generally, the direct acquisition by a 'non-Canadian' of an existing Canadian business with gross assets of $5,000,000 or more is reviewable under the investment Canada Act, with a threshold of $168 million for 1996 for 'NAFTA investors,' as defined under the Investment Canada Act.

     Indirect acquisitions of existing Canadian businesses (with gross assets over certain threshold levels) as well as acquisitions of businesses relating to Canada's cultural heritage or national identity (regardless of the value of assets involved) may also be reviewable under the Investment Canada Act. In addition, acquisitions of control of existing investments to establish new, unrelated businesses are not generally reviewable but do require that a notice of the investment be given under the Investment Canada Act. An investment is a new business that is related to the non-Canadian's existing business in Canada is not notifiable under the Investment Canada Act unless such investment relates to Canada's cultural heritage or national identity.

     Investments which are reviewable under the Investment Canada Act are reviewed by the Minister, designated as being responsible for the administration of the Investment Canada Act. Reviewable investments may not be implemented prior to the Minister determining that the investment is likely to be of 'net benefit to Canada' based on the criteria set out in the Investment Canada Act.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement by and between the Company and the Underwriter (the 'Underwriting Agreement'), the Underwriter has agreed to purchase from the Company, and the Company has agreed to sell to the Underwriter, an aggregate of 1,250,000 shares of Common Stock and 1,500,000 Warrants, at the initial public offering prices less the underwriting discounts and commissions set forth on the cover page of this Prospectus.

     The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of certificates representing the shares of Common Stock and Warrants are subject to certain conditions precedent, and that the Underwriter will purchase all of the shares of Common Stock and Warrants shown above if any of such shares of Common Stock or Warrants are purchased.

     The Underwriter has advised the Company that it proposes initially to offer the shares of Common Stock and Warrants directly to the public at the initial public offering prices set forth on the cover page of this Prospectus and to
certain dealers at such price less a concession not in excess of $      per
share and $      per Warrant. After the initial public offering, the public offering price and concession may be changed.

     The Company has granted to the Underwriter an option, exercisable during the 45-day period after the date of this Prospectus, to purchase up to an aggregate of 187,500 additional shares of Common Stock and 225,000 Warrants at the initial public offering prices less the underwriting discounts and commissions set forth on the cover page of this Prospectus. The Underwriter may exercise this option only to cover over-allotments, if any, made in connection with the sale of Common Stock and Warrants offered hereby.


     The Company has agreed to sell to the Underwriter, the right to purchase up to an aggregate of 125,000 shares of Common Stock and 150,000 Class A Warrants (the 'Underwriter's Options'). The Underwriter's Options will be exercisable for a four-year period commencing one year after the date of the Prospectus, at an exercise price equal to 165% of the initial public offering price of the shares of Common Stock and Warrants being offered hereby. The Warrants underlying the Underwriter's Options have the same terms and conditions as the Warrants to be sold to the public in this offering, except that they are subject to redemption by the Company at any time after the Underwriter's Options have been exercised and the underlying Warrants are outstanding. The Underwriter's Options may not be sold, assigned, transferred, pledged or hypothecated for a period of five years from the date of the Prospectus except to the Underwriter or its officers.



     The Company has agreed to file, during the four-year period beginning one year from the date of the Prospectus, on two separate occasions (on only one occasion at the cost of the Underwriter), at the request of the holders of a majority of the Underwriter's Options and the underlying shares of Common Stock and Warrants, and to use its best efforts to cause to become effective, a post-effective amendment to the Registration Statement or a new registration statement under the Securities Act, as required to permit the public sale of the shares of Common Stock and Warrants issued or issuable upon exercise of the Underwriter's Options. In addition, the Company has agreed to give advance notice to holders of the Underwriter's Options of its intention to file certain registration statements commencing one year and ending five years after the date of the Prospectus, and in such case, holders of such Underwriter's Options or underlying shares of Common Stock and Warrants shall have the right to require the Company to include all or part of such shares of Common Stock and Warrants underlying such Underwriter's Options in such registration statement at the Company's expense.



     For the life of the Underwriter's Options, the holders thereof are given the opportunity to profit from a rise in the market price of the shares of Common Stock and Warrants, which may result in a dilution of the interests of other stockholders. As a result, the Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while the Underwriter's Options are outstanding. The holders of the Underwriter's Options might be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain additional equity capital on terms more favorable to the Company than those provided by the Underwriter's Options. Any profit realized on the sale of the shares of Common Stock issuable upon the exercise of the Underwriter's Options may be deemed additional underwriting compensation.


     The Company has agreed to pay to the Underwriter a non-accountable expense allowance equal to 3% of the gross proceeds of this offering, including any Common Stock and Warrants purchased pursuant to the Underwriter's over-allotment option, no portion of which has been paid to date.


     Upon the closing of the sale of shares of Common Stock and Warrants offered hereby, the Company will enter into a two (2) year financial consulting agreement with the Underwriter, pursuant to which the Company will be obligated to pay the Underwriter $26,125 in advance upon the closing of the Offering, for financial and investment advisory services to the Company.



     The Company has granted to the Underwriter the right to appoint one person to serve on its Board of Directors or to function as an observer at meetings of the Board, subject to the Company's approval, for a period of three years from the date of this Prospectus. The Underwriter has not yet identified a representative to be appointed to the Board of Directors or to serve as an observer, and has no present intention to do so.


     The Company and the Underwriter have agreed to indemnify each other against, or to contribute to losses arising out of, certain civil liabilities in connection with this offering, including liabilities under the Securities Act.

     The Company has agreed not to sell, issue, or grant any options (other than pursuant to a qualified employee stock option plan) or otherwise dispose of any security without the Underwriter's consent for three (3) years after the date of this Prospectus.

     All of the Company's officers, directors and stockholders have agreed not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire shares of Common Stock without the prior written consent of the Underwriter for a period of three years after the date of this Prospectus, and have also agreed not to sell for an additional twelve (12) month period if the Company has not achieved after tax net earnings of $3,000,000 for the fiscal year ended July 31, 1999.

     The Company has agreed to sell to the Underwriter, for an aggregate price of $10, the right to purchase up to an aggregate of 125,000 shares of Common Stock and 150,000 Warrants (the 'Underwriter's Purchase Options'). The Underwriter's Purchase Options will be exercisable for a four-year period commencing one year after the date of the Prospectus, at an exercise price equal to 120% of the initial public offering prices of the Common Stock and Warrants being offered hereby. The Warrants underlying the Underwriter's Options have the same terms and conditions as the Warrants to be sold to the public in this offering, except that they are subject to redemption by the Company at any time after the Underwriter's Options have been exercised and the underlying Warrants are outstanding. The Underwriter's Options may not be sold, assigned, transferred, pledged or hypothecated for a period of five years from the date of the Prospectus except to the Underwriter or its officers.

     The Company has agreed to file, during the four-year period beginning one year from the date of the Prospectus, on one or more separate occasion (on only one occasion at the cost of the Underwriter), at the request of the holders of a majority of the Underwriter's Options, and to use its best efforts to cause to become effective, a post-effective amendment to the Registration Statement or a new registration statement under the Securities Act, as required to permit the public sale of the shares of Common Stock and Warrants issued or issuable upon exercise of the Underwriter's Purchase Options. In addition, the Company has agreed to give advance notice to holders of the Underwriter's Purchase Options of its intention to file certain registration statements commencing one year and ending five years after the date of the Prospectus, and in such case, holders of such Underwriter's Purchase Options or underlying shares of Common Stock and Warrants shall have the right to require the Company to include all or part of such shares of Common Stock and Warrants underlying such Underwriter's Purchase Options in such registration statement at the Company's expense.

     For the life of the Underwriter's Purchase Options, the holders thereof are given the opportunity to profit from a rise in the market price of the shares of Common Stock and Warrants, which may result in a dilution of the interests of other stockholders. As a result, the Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while the Underwriter's Options are outstanding. The holders of the Underwriter's Purchase Options might be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain additional equity capital on terms more favorable to the Company than those provided by the Underwriter's Purchase Options. Any profit realized on the sale of the shares of Common Stock issuable upon the exercise of the Underwriter's Purchase Options may be deemed additional underwriting compensation.

     The underwriting agreement provides for the Underwriter to receive a finder's fee, ranging from 5% of the first $3,000,000 down to 1% of the excess over $10,000,000 of the consideration involved in any capital business transaction (including mergers and acquisitions) consummated by the Company in which the Underwriter introduced the other party to the Company during the five-year period following the completion of the offering.

     Upon the exercise of the Warrants, the Company will pay the Underwriter a fee of 4% of the aggregate exercise price if (i) the market price of its Common Stock on the date the Warrant is exercised is greater than the then exercise price of the Warrants; (ii) the exercise of the Warrant was solicited by a member of NASD and the customer states in writing that the transaction was solicited and designates in writing the broker-dealer to receive compensation for the exercise; (iii) the Warrant is not held in a discretionary account; (iv) disclosure of compensation arrangements was made both at the time of the Offering and at the time of exercise of the Warrants; and (v) the solicitation of exercise of the Warrant was not in violation of Regulation M promulgated under the Exchange Act.

     The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities and Exchange Act of 1934, as amended. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum. Syndicate covering transactions involve purchase of the Company's securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriter to reclaim a selling concession from syndicate member when the securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabling transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than they would otherwise be in the absence of such transactions.

     The foregoing includes a summary of all of the material terms of the Underwriting Agreement and does not purport to be complete. Reference is made to the copy of the Underwriting Agreement that is on file as an exhibit to the Registration Statement of which this Prospectus is a part.

     The Underwriter has informed the Company that no sales will be made to any account over which the Underwriter exercises discretionary authority.

DETERMINATION OF PUBLIC OFFERING PRICE

     Prior to this Offering, there has been no public market for the Securities. The initial public offering prices for the Securities has been determined by negotiations between the Company and the Underwriter Among the factors considered in the negotiations were the market price of the Company's Common Stock, an analysis of the areas of activity in which the Company is engaged, the present state of the Company's business, the Company's financial condition, the Company's prospects, an assessment of management, and the general condition of the securities market at the time of this Offering. The public offering prices of the Securities does not necessarily bear any relationship to assets, earnings, book value or other criteria of value applicable to the Company.

     The Company anticipates that the Common Stock and Warrants will be listed for quotation on The Nasdaq SmallCap Market under the symbols 'LIFT' and 'LIFTW,' respectively, on the Pacific Stock Exchange under the symbols 'LIFT' and 'LIFTW,' respectively, and on the Boston Stock Exchange under the symbols 'LIFT' and 'LIFTW,' respectively, but there can be no assurances that an active trading market will develop, even if the securities are accepted for quotation. The Underwriter intends to make a market in all of the publicly-traded securities of the Company.

                                 LEGAL MATTERS

     Certain legal matters regarding the federal securities laws of the United States will be passed upon for the Company by Bernstein & Wasserman, LLP, 950 Third Avenue, New York, NY 10022. Bernstein & Wasserman, LLP, has served, and continues to serve, as counsel to the Underwriter in matters unrelated to this Offering. Certain legal matters will be passed upon for the Underwriter by Singer Zamansky, LLP, 40 Exchange Place, New York, NY 10005. The validity of the securities being offered hereby and certain legal matters regarding Canadian law will be passed upon for the Company by Farano Green, Suite 1100, 22 St. Clair Avenue East, Toronto, Ontario, Canada M4T 2Z6.

                                    EXPERTS

     Certain of the financial statements of the Company included in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their reports, have been examined by Schwartz Levitsky Feldman, independent chartered accountants, which appear elsewhere herein and in the Registration Statement.

                             ADDITIONAL INFORMATION

     The Company does not presently file reports and other information with the Securities and Exchange Commission (the 'Commission'). However, following completion of this Offering, the Company intends to furnish its stockholders with annual reports containing audited financial statements examined and reported upon by its independent public accounting firm and such interim reports, in each case as it may determine to furnish or as may be required by law. After the effective date of this Offering, the Company will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act') and in accordance therewith will file reports, proxy statements and other information with the Commission.

     Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ('EDGAR'). The Company has filed, through EDGAR, with the Commission a registration statement on Form SB-2 (herein together with all amendments and exhibits referred to as the 'Registration Statement') under the Act of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information reference is made to the Registration Statement.

                            LIFTKING INDUSTRIES INC.
                               GROUP OF COMPANIES
                           FINANCIAL STATEMENT INDEX


                                                                                                          PAGE
                                                                                                      -------------

Review Engagement Report...........................................................................             F-2
Interim Combined Balance Sheets, as of May 31, 1997 and 1996 (unaudited)...........................             F-3
Interim Combined Statements of Income, for the Ten Months Ended May 31, 1997 and 1996
  (unaudited)......................................................................................             F-4
Interim Combined Statements of Cash Flows, for the Ten Months Ended May 31, 1997 and 1996
  (unaudited)......................................................................................             F-5
Interim Combined Statements of Stockholders' Equity, for the Ten Months Ended May 31, 1997 and 1996
  (unaudited)......................................................................................             F-6
Notes to Interim Combined Financial Statements.....................................................      F-7 - F-16
Auditors' Report...................................................................................            F-17
Combined Balance Sheets, as of July 31, 1996, 1995 and 1994........................................            F-18
Combined Statements of Income, as of July 31, 1996, 1995 and 1994..................................            F-19
Combined Statements of Cash Flows, as of July 31, 1996, 1995 and 1994..............................            F-20
Combined Statements of Stockholders' Equity, as of July 31, 1996, 1995 and 1994....................            F-21
Notes to Combined Financial Statements.............................................................     F-22 - F-29

                            REVIEW ENGAGEMENT REPORT

To the Board of Directors and Stockholders of LIFTKING INDUSTRIES INC. GROUP OF COMPANIES (Note 1)

     We have reviewed the interim combined balance sheets of LiftKing Industries Inc. Group of Companies (note 1) (incorporated in Canada) as at May 31, 1997 and 1996 and the interim combined statements of income, cash flows and changes in stockholders' equity for the ten months ended May 31, 1997 and 1996. Our review was made in accordance with generally accepted standards for review engagements in the United States of America and accordingly consisted primarily of enquiry, analytical procedures and discussion related to information supplied to us by the companies.

     A review does not constitute an audit and consequently we do not express an audit opinion on these financial statements.

     Based on our reviews, nothing has come to our attention that causes us to believe that these combined financial statements are not, in all material respects, in accordance with generally accepted accounting principles in the United States of America.


                                          SCHWARTZ LEVITSKY FELDMAN
                                          Chartered Accountants


Toronto, Ontario
August 15, 1997

                  LIFTKING INDUSTRIES INC. GROUP OF COMPANIES
                        INTERIM COMBINED BALANCE SHEETS

                                                                                              AS OF MAY 31,
                                                                                        -------------------------
                                                                                           1997           1996
                                                                                        -----------    ----------
                                                                                           (AMOUNTS EXPRESSED
                                                                                             IN US DOLLARS)
                                                                                               (UNAUDITED)

                                       ASSETS
Current assets
     Cash............................................................................   $ 3,957,233    $  956,887
     Accounts receivable.............................................................     2,945,348     2,143,940
     Investment tax credits receivable...............................................       336,909       415,982
     Inventory (note 2)..............................................................     2,192,079     4,938,426
     Prepaid expenses and sundry assets..............................................        72,567        64,834
                                                                                        -----------    ----------
          Total current assets.......................................................     9,504,136     8,520,069
Mortgages and notes receivable (note 3)..............................................       153,306       209,163
Capital assets (note 4)..............................................................       479,596       471,217
                                                                                        -----------    ----------
          Total assets...............................................................   $10,137,038    $9,200,449
                                                                                        -----------    ----------

                                     LIABILITIES
Current liabilities
     Accounts payable................................................................   $ 2,114,832    $1,875,507
     Customer deposits...............................................................       698,339     1,156,029
     Deferred income taxes...........................................................        97,691        70,134
     Income taxes payable............................................................       533,760        33,310
     Current portion of loan payable to affiliated company (note 5)..................     4,009,326        --
                                                                                        -----------    ----------
          Total current liabilities..................................................     7,453,948     3,134,980
Loan payable to affiliated company (note 5)..........................................       808,069     5,258,947
Loans payable to related parties.....................................................        19,579        19,715
                                                                                        -----------    ----------
          Total liabilities..........................................................   $ 8,281,596    $8,413,642
                                                                                        -----------    ----------

                                STOCKHOLDERS' EQUITY
Capital stock (notes 6, 14 and 15)...................................................   $       310    $      310
Retained earnings....................................................................     1,941,744       856,999
Cumulative translation adjustments...................................................       (86,612)      (70,502)
                                                                                        -----------    ----------
          Total stockholders' equity.................................................     1,855,442       786,807
                                                                                        -----------    ----------
          Total liabilities and stockholders' equity.................................   $10,137,038    $9,200,449
                                                                                        -----------    ----------
                                                                                        -----------    ----------

   The accompanying notes are an integral part of these financial statements.

                  LIFTKING INDUSTRIES INC. GROUP OF COMPANIES
                     INTERIM COMBINED STATEMENTS OF INCOME


                                                                                       FOR THE TEN MONTHS ENDED
                                                                                               MAY 31,
                                                                                      --------------------------
                                                                                         1997           1996
                                                                                      -----------    -----------
                                                                                          (AMOUNTS EXPRESSED
                                                                                            IN US DOLLARS)
                                                                                             (UNAUDITED)

Revenue............................................................................   $17,608,177    $17,814,993
Cost of sales......................................................................    13,819,052     14,175,210
                                                                                      -----------    -----------
Gross profit.......................................................................     3,789,125      3,639,783
                                                                                      -----------    -----------
Operating expenses:
     Selling.......................................................................       273,868        255,731
     Administrative................................................................       985,761        682,903
     Amortization..................................................................       111,750        123,625
     Unusual items (note 7)........................................................        52,894        335,970
                                                                                      -----------    -----------
          Total operating expenses.................................................     1,424,273      1,398,229
                                                                                      -----------    -----------
Operating income...................................................................     2,364,852      2,241,554
Interest expense...................................................................       447,010        374,276
                                                                                      -----------    -----------
Income before income taxes.........................................................     1,917,842      1,867,278
     Income taxes (note 8).........................................................       652,066        493,776
                                                                                      -----------    -----------
Net income.........................................................................   $ 1,265,776    $ 1,373,502
                                                                                      -----------    -----------
                                                                                      -----------    -----------

Net income per weighted average common share.......................................      $0.29          $0.31
Weighted average number of common shares outstanding (note 14).....................     4,400,000      4,400,000
                                                                                      -----------    -----------
                                                                                      -----------    -----------


   The accompanying notes are an integral part of these financial statements.

                  LIFTKING INDUSTRIES INC. GROUP OF COMPANIES
                   INTERIM COMBINED STATEMENTS OF CASH FLOWS

                                                                                        FOR THE TEN MONTHS ENDED
                                                                                                 MAY 31,
                                                                                        -------------------------
                                                                                           1997          1996
                                                                                        ----------    -----------
                                                                                           (AMOUNTS EXPRESSED
                                                                                             IN US DOLLARS)
                                                                                               (UNAUDITED)

Cash flows from operating activities:
     Net income......................................................................   $1,265,776    $ 1,373,502
                                                                                        ----------    -----------
     Adjustments to reconcile net income to net cash (used in) provided by operating activities:
          Amortization...............................................................      111,750        123,625
          Loss on write off of mortgages and notes receivable........................       --            244,119
          Decrease/(increase) in accounts receivable.................................     (288,507)     4,014,956
          Decrease/(increase) in inventory...........................................    2,355,306       (958,277)
          Decrease/(increase) in prepaid expenses....................................       86,022          4,412
          Increase/(decrease) in accounts payable....................................      432,667     (2,079,793)
          Increase/(decrease) in customer deposits...................................     (550,844)    (4,634,691)
          Increase/(decrease) in income taxes payable................................      524,000         26,807
          Increase/(decrease) in deferred income taxes...............................       14,402         30,862
                                                                                        ----------    -----------
               Total adjustments.....................................................    2,884,793     (2,647,124)
                                                                                        ----------    -----------
Net cash (used in)/provided by operating activities..................................    4,150,569     (1,273,622)
                                                                                        ----------    -----------
Cash flows from investing activities:
     Mortgages and notes receivable repaid (advanced)................................       51,312        (22,110)
     Additions to capital assets.....................................................     (144,910)      (209,972)
                                                                                        ----------    -----------
          Net cash used in investing activities......................................      (93,598)      (232,082)
                                                                                        ----------    -----------
Cash flows from financing activities:
     Issuance of special shares......................................................       --                735
     Redemption of special shares....................................................       --           (734,808)
     Dividends paid..................................................................     (243,366)          (735)
     Advances from (repayments to) affiliated company................................     (369,148)     1,400,562
     Repayment to related parties....................................................       --            (61,184)
                                                                                        ----------    -----------
          Net cash (used in)/provided by financing activities........................     (612,514)       604,570
                                                                                        ----------    -----------
Effect of foreign currency exchange rate changes.....................................      (36,764)        (1,714)
                                                                                        ----------    -----------
Net increase (decrease) in cash and cash equivalents.................................    3,407,693       (902,848)
Cash:
     Beginning of period.............................................................      549,540      1,859,735
                                                                                        ----------    -----------
     End of period...................................................................    3,957,233        956,887
                                                                                        ----------    -----------
Income tax (refunds received)........................................................     (109,809)      (136,705)
                                                                                        ----------    -----------
Interest paid........................................................................   $  109,226    $   336,169
                                                                                        ----------    -----------
                                                                                        ----------    -----------

   The accompanying notes are an integral part of these financial statements.

                  LIFTKING INDUSTRIES INC. GROUP OF COMPANIES
              INTERIM COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                        FOR THE TEN MONTHS ENDED MAY 31
                                                              ---------------------------------------------------
                                                              COMMON STOCK                            CUMULATIVE
                                                               NUMBER OF                 RETAINED     TRANSLATION
                                                                 SHARES       AMOUNT     EARNINGS     ADJUSTMENTS
                                                              ------------    ------    ----------    -----------
                                                                       (AMOUNTS EXPRESSED IN US DOLLARS)
                                                                                  (UNAUDITED)

Balance as of July 31, 1995................................        387         $310     $  218,305     $ (66,225)
     Foreign currency translation..........................      --            --           --            (4,277)
     Dividends paid (note 6b)..............................      --            --             (735)       --
     Excess of redemption proceeds over stated capital of
       special shares (note 6b)............................      --            --         (734,073)       --
     Net income for the period.............................      --            --        1,373,502        --
                                                                   ---        ------    ----------    -----------
Balance as of May 31, 1996.................................        387          310        856,999       (70,502)
                                                                   ---        ------    ----------    -----------
Balance as of July 31, 1996................................        387          310        919,334       (73,944)
     Foreign currency translation..........................      --            --           --           (12,668)
     Dividends paid........................................      --            --         (243,366)       --
     Net income for the period.............................      --            --        1,265,776        --
                                                                   ---        ------    ----------    -----------
Balance as of May 31, 1997.................................        387         $310     $1,941,744     $ (86,612)
                                                                   ---        ------    ----------    -----------


   The accompanying notes are an integral part of these financial statements.

                  LIFTKING INDUSTRIES INC. GROUP OF COMPANIES
                 NOTES TO INTERIM COMBINED FINANCIAL STATEMENTS
                       (AMOUNTS EXPRESSED IN US DOLLARS)
                                  (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A) BASIS OF PRESENTATION

     These financial statements of LiftKing Industries Inc. Group of Companies combine the accounts of the following companies as at their respective ten months period ended:

LiftKing Industries Inc. .......................................  May 31, 1996 and 1997
LiftKing Incorporated...........................................  May 31, 1996 and 1997
Liftmaster Limited..............................................  April 30, 1996 and 1997
463291 Ontario Limited..........................................  May 31, 1996 and 1997

     All material inter-company accounts and transactions have been eliminated on combination.


     These combined financial statements are being prepared in anticipation of a planned initial public offering involving LiftKing Industries Inc., Liftmaster Limited and 463291 Ontario Limited, but excluding LiftKing Incorporated ('Incorporated'). The accounts of Incorporated have been included in these combinations strictly for comparative purposes, as Incorporated was the primary operating entity of the group of companies until August 1995, at which time all new operating contracts were undertaken by LiftKing Industries, Inc. Incorporated is currently an inactive company whose accounts at May 31, 1997 are summarized as follows:



Current assets.................................................................   $   361,000
Long-term assets...............................................................       234,000
                                                                                  -----------
     Total assets..............................................................   $   595,000
                                                                                  -----------
                                                                                  -----------
Current liabilities............................................................   $   916,000
Long-term liabilities..........................................................       813,000
                                                                                  -----------
Total liabilities..............................................................     1,729,000
Shareholder's deficiency.......................................................    (1,134,000)
                                                                                  -----------
     Total liabilities and shareholder's deficiency............................   $   595,000
                                                                                  -----------
                                                                                  -----------


B) PRINCIPAL ACTIVITIES


     The LiftKing Industries Inc. Group of Companies is principally engaged in the production of heavy transportation, construction and military equipment in Canada and its distribution in Canada, the United States of America and Mexico.


     Each of the companies within the Group was incorporated in Canada on the following dates:

LiftKing Industries Inc. ............................................  April 25, 1989
LiftKing Incorporated................................................  May 24, 1988
Liftmaster Limited...................................................  November 10, 1976
463291 Ontario Limited...............................................  December 4, 1980

C) CASH AND CASH EQUIVALENTS

     Cash and cash equivalents includes cash on hand, amounts due from and to banks, and any other highly liquid investments purchased with a maturity of three months or less. The carrying amount approximates fair value because of the short maturity of those instruments.

D) OTHER FINANCIAL INSTRUMENTS

     The carrying amount of the companies' accounts receivables and payables approximates fair value because of the short maturity of these instruments.

                  LIFTKING INDUSTRIES INC. GROUP OF COMPANIES
         NOTES TO INTERIM COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                       (AMOUNTS EXPRESSED IN US DOLLARS)
                                  (UNAUDITED)

E) INVENTORY


     Raw material is valued at the lower of cost and replacement cost. Cost is determined on the first-in, first-out basis. Finished goods and work-in-process have been valued at the lower of cost (which includes raw materials, direct labor and a portion of factory overhead) and fair market value.


F) CAPITAL ASSETS

     Capital assets are recorded at cost and are amortized on the basis over their estimated useful lives at the undernoted rates and methods:

Plant equipment...............................................    20%    Declining balance
Automotive equipment..........................................    30%    Declining balance
Office equipment..............................................    20%    Declining balance
Computer hardware.............................................    30%    Declining balance
Computer software.............................................   100%    Declining balance
Leasehold improvements........................................    20%    Straight-line

     Amortization for assets acquired during the period are recorded at one-half of the indicated rates, which approximates when they were put into use.

G) INCOME TAXES

     The companies account for income tax under the provisions of Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities.

H) DEFERRED INCOME TAXES

     Deferred income taxes represent the tax benefits derived from timing differences between amortization of capital assets charged to operations and amounts deducted from taxable income.

I) GOVERNMENT ASSISTANCE AND INVESTMENT TAX CREDITS

     Government assistance and investment tax credits are recorded on the accrual basis and are accounted for as a reduction of the related current or capital expenditures.

J) FOREIGN CURRENCY TRANSLATION

     The companies maintain their books and records in Canadian dollars. Foreign currency transactions are translated using the temporal method. Under this method, all monetary items are translated into Canadian funds at the rate of exchange prevailing at balance sheet date. Non-monetary items are translated at historical rates. Income and expenses are translated at the rate in effect on the transaction dates. Transaction gains and losses are included in the determination of earnings for the period.

     The translation of the financial statements from Canadian dollars into United States dollars is performed for the convenience of the reader. Balance sheet accounts are translated using closing exchange rates in effect at the balance sheet date and income and expenses accounts are translated using an average exchange rate prevailing during each reporting period. No representation is made that the Canadian dollar amounts could have been or could be, converted into United States dollars at the

                  LIFTKING INDUSTRIES INC. GROUP OF COMPANIES
         NOTES TO INTERIM COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                       (AMOUNTS EXPRESSED IN US DOLLARS)
                                  (UNAUDITED)

rates on the respective dates and or at any other certain rates. Adjustments resulting from the translation are included in the cumulative translation adjustments in stockholders' equity.


K) CONTRACT SALES AND CUSTOMER DEPOSITS



     With respect to contracts, the Company follows the completed contract basis of accounting whereby sales are recognized upon completion of the contract and the passage of title to customers; projected losses, if any, are charged to costs immediately. Deposits from customers and progress billings to customers prior to completion of contract are recognized as customer deposits.


L) DEVELOPMENT COSTS

     The development costs are expensed as incurred.

M) NET INCOME PER WEIGHTED AVERAGE COMMON SHARE

     Net income per common share and net income before extraordinary items per common share are computed by dividing net income and net income before extraordinary items for the period by the weighted average number of common shares outstanding taking into account the subsequent reorganization as disclosed in note 14.

N) USE OF ESTIMATES

     The preparation of financial statements requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

O) ACCOUNTING CHANGES

     On August 1, 1996, the companies adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. SFAS No. 121 requires that long-lived assets to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 121 is effective for financial statements for fiscal years beginning after December 15, 1995. Adoption of SFAS No. 121 did not have a material impact on the companies' results of operations.

     In December 1995, SFAS No. 123, Accounting for Stock-Based Compensation, was issued. It introduces the use of a fair value-based method of accounting for stock-based compensation. It encourages, but does not require, companies to recognize compensation expense for stock-based compensation to employees based on the new fair value accounting rules. Companies that choose not to adopt the new rules will continue to apply the existing accounting rules contained in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. However, SFAS No. 123 requires companies that choose not to adopt the new fair value accounting rules to disclose pro forma net income and earnings per share under the new method. SFAS No. 123 is effective for financial statements for fiscal years beginning after December 15, 1995. The companies have adopted the disclosure provisions of SFAS No. 123 (see note 15).

                  LIFTKING INDUSTRIES INC. GROUP OF COMPANIES
         NOTES TO INTERIM COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                       (AMOUNTS EXPRESSED IN US DOLLARS)
                                  (UNAUDITED)

2. INVENTORY

     Inventory comprised the following:


                                                                        1997          1996
                                                                     ----------    ----------

Raw materials.....................................................   $  177,273    $  420,762
Work-in-progress..................................................      847,591     3,374,440
Finished goods....................................................    1,167,215     1,143,224
                                                                     ----------    ----------
                                                                     $2,192,079    $4,938,426
                                                                     ----------    ----------
                                                                     ----------    ----------


3. MORTGAGES AND NOTES RECEIVABLE

                                                                                     1997        1996
                                                                                   --------    --------

The mortgages receivable have been written down to net realizable value as determined by management and are secured by land and buildings and bear interest at rates between 10% and 15% per annum. The mortgages are overdue, however, management intends to renew certain mortgages and foreclose on the
  security underlying the other mortgages.......................................   $112,457    $138,808
Promissory note receivable, secured by leased equipment, bearing interest at 8%
  per annum and repayable on demand. Repayment is not expected prior to June 1,
  1998..........................................................................      4,573      33,827
Promissory note receivable, secured by a general security agreement, guarantee and postponement of claim, bearing interest at 9% per annum and due April 1,
  1999..........................................................................     36,276      36,528
                                                                                   --------    --------
                                                                                   $153,306    $209,163
                                                                                   --------    --------
                                                                                   --------    --------

     LiftKing Incorporated is presently involved in litigation proceedings for the recovery of two mortgages receivable that are in default. Management is of the opinion that these proceedings will result in the partial recovery of amounts owed to the company. The carrying value of these mortgages as at May 31, 1997 is $NIL ($NIL as at May 31, 1996) which is net of a provision for doubtful recovery in the amount of $531,249 ($532,537 as at May 31, 1996).

     With respect to certain other mortgages written-off during 1993, the companies recovered $18,370 in 1996.

                  LIFTKING INDUSTRIES INC. GROUP OF COMPANIES
         NOTES TO INTERIM COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                       (AMOUNTS EXPRESSED IN US DOLLARS)
                                  (UNAUDITED)

4. CAPITAL ASSETS

                                                                                  1997          1996
                                                                               ----------    ----------

Plant equipment.............................................................   $  558,958    $  533,666
Automotive equipment........................................................      236,738       128,165
Office equipment............................................................       86,871        87,475
Computer hardware...........................................................      221,262       184,840
Computer software...........................................................      184,243       208,764
Leasehold improvements......................................................      209,620       211,075
                                                                               ----------    ----------
     Cost...................................................................    1,497,692     1,353,985
                                                                               ----------    ----------
Less: Accumulated amortization
     Plant equipment........................................................      404,967       375,584
     Automotive equipment...................................................      126,739       116,605
     Office equipment.......................................................       51,028        47,763
     Computer hardware......................................................      153,135       131,321
     Computer software......................................................      174,783       116,615
     Leasehold improvements.................................................      107,444        94,880
                                                                               ----------    ----------
                                                                                1,018,096       882,768
                                                                               ----------    ----------
Net.........................................................................   $  479,596    $  471,217
                                                                               ----------    ----------

5. LOAN PAYABLE TO AFFILIATED COMPANY


     The loan payable to affiliated company is due on demand, bears interest at Canadian prime plus 3% per annum and is secured by a general security agreement and promissory note. The security ranks second to and the repayment of the loan is postponed in favor of the companies' bank. Interest for the period on the loan amounted to $366,026 ($324,669 in 1996).


     The current portion of the loan payable to affiliated company was repaid in June, 1997.

6. CAPITAL STOCK

     a) LiftKing Industries Inc.

Authorized.................................................................................
An unlimited number of the following classes of shares.....................................
Class A Preference shares, 9% non-cumulative, voting, redeemable at fair market value......
Class B Preference shares, 9% non-cumulative, voting, retractable at fair market value.....
Common shares..............................................................................
Issued.....................................................................................

                                                                                   1997    1996
                                                                                   ----    ----

1 Common Share..................................................................    $1      $1
                                                                                   ----    ----

                  LIFTKING INDUSTRIES INC. GROUP OF COMPANIES
         NOTES TO INTERIM COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                       (AMOUNTS EXPRESSED IN US DOLLARS)
                                  (UNAUDITED)

     b) LiftKing Incorporated

Authorized.................................................................................
An unlimited number of the following classes of shares.....................................
Special shares, 10% non-cumulative, non-voting, non-participating, redeemable and retractable at $726 per share............................................................
Common shares..............................................................................
Issued.....................................................................................

                                                                                   1997    1996
                                                                                   ----    ----

100 Common Shares...............................................................   $80     $80
                                                                                   ----    ----


     On October 31, 1995, LiftKing Incorporated declared a stock dividend of 10 special shares for each common shares issued and outstanding for a total of 1,000 special shares, with a stated and paid-up capital of $735 in aggregate. These shares were redeemed in 1996 at an aggregate redemption price of $734,808. The share redemption proceeds paid, to the extent they exceed the stated capital of the shares redeemed, are, in substance, equivalent to dividends.


     c) Liftmaster Ltd.

Capital Stock..............................................................................
Authorized.................................................................................
An unlimited number of the following classes of shares.....................................
Special shares, 10% non-cumulative, non-voting, redeemable and retractable at $73 per share....................................................................................
Common shares..............................................................................
Issued.....................................................................................

                                                                                 1997    1996
                                                                                 ----    ----

190 Common Shares.............................................................   $152    $152
                                                                                 ----    ----

     d) 463291 Ontario Limited

Capital Stock..............................................................................
Authorized.................................................................................
400,000 Preference shares, 8% non-cumulative, non-participating, non-voting, redeemable at
  $7 each..................................................................................
100,000 Common shares......................................................................
Issued.....................................................................................

                                                                                 1997    1996
                                                                                 ----    ----

96 Common Shares..............................................................   $ 77    $ 77
                                                                                 ----    ----

     e) Issued -- Combined

                                                                                 1997    1996
                                                                                 ----    ----

387 Common Shares.............................................................   $310    $310
                                                                                 ----    ----

                  LIFTKING INDUSTRIES INC. GROUP OF COMPANIES
         NOTES TO INTERIM COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                       (AMOUNTS EXPRESSED IN US DOLLARS)
                                  (UNAUDITED)


7. UNUSUAL ITEMS



     Unusual items include the following:



                                                                                            1997        1996
                                                                                          --------    --------

a)         Losses suffered on mortgages and notes principal and interest receivable
             being non-realizable......................................................   $  --       $244,119
b)         Litigation costs and provision of settlement pertaining to lawsuits referred
             to in note 12(a)..........................................................     52,894      91,851
                                                                                          --------    --------
                                                                                          $ 52,894    $335,970
                                                                                          --------    --------
                                                                                          --------    --------



8. INCOME TAXES



                                                                                            1997        1996
                                                                                          --------    --------

a)         Current.....................................................................   $637,664    $462,914
           Deferred....................................................................     14,402      30,862
                                                                                          --------    --------
                                                                                           652,066     493,776
                                                                                          --------    --------
b)         Current income tax consists of:
                Amount calculated at basic Federal and Provincial rates................    684,000     546,000
                Decrease resulting from:
                     Ontario super allowance deduction.................................    (31,000)    (46,000)
                     Timing differences................................................    (14,402)    (30,862)
                     Application of losses carried forward from prior years............      --         (5,000)
                     Other differences.................................................       (934)     (1,224)
                                                                                          --------    --------
                Current income taxes...................................................   $637,664    $462,914
                                                                                          --------    --------
                                                                                          --------    --------





9. RELATED PARTY TRANSACTIONS

                                                                                               1997        1996
                                                                                             --------    --------

Rent paid to an affiliated company........................................................   $255,505    $396,810
Interest on loan payable to an affiliated company.........................................    366,026     324,669
Management fees expense to an affiliated company..........................................      --         24,494
Amount owing to related parties included in accounts payable..............................    541,709       --

10. SALES TO MAJOR CUSTOMERS

                                                                                       1997             1996
                                                                                    -----------      -----------

Sales to a major customer........................................................   $ 6,640,102      $ 9,696,983
                                                                                    -----------      -----------
% of total sales.................................................................          37.7%            54.4%
                                                                                    -----------      -----------
Amounts included in accounts.....................................................       484,451           69,716
Amounts included in customer deposits............................................       685,759          --
The breakdown of sales by geographic area is as follows:
     United States of America....................................................    12,770,940       11,531,134
     Canada......................................................................     4,337,407        5,575,749
     Mexico......................................................................       499,830          --
     Other.......................................................................       --               708,110
                                                                                    -----------      -----------
                                                                                    $17,608,177      $17,814,993
                                                                                    -----------      -----------
                                                                                    -----------      -----------

                  LIFTKING INDUSTRIES INC. GROUP OF COMPANIES
         NOTES TO INTERIM COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                       (AMOUNTS EXPRESSED IN US DOLLARS)
                                  (UNAUDITED)


     The Company's accounting records do not readily provide information on net income by geographic area. Management is of the opinion that a proration of net income based on sales, presented below, would fairly present the results of operations by geographic area.



     The breakdown of net income by geographic area:



                                                                        1997          1996
                                                                     ----------    ----------

United States of America..........................................   $  918,048    $  889,028
Canada............................................................      311,797       429,880
Mexico............................................................       35,931        --
Other.............................................................       --            54,594
                                                                     ----------    ----------
                                                                     $1,265,776    $1,373,502
                                                                     ----------    ----------
                                                                     ----------    ----------



     Substantially all of the assets of the Company were located in or originated from Canada.


11. OPERATING LINE CREDIT

     The companies have available a line of credit to a maximum of $3,655,000 ($5,000,000 Canadian), which bears interest at Canadian prime plus 0.25% per annum and is secured by a general assignment of book debts, assignments of inventory, fire insurance, life insurance, a general security agreement, fixed charges on property owned by an affiliated company, postponement of claims signed by various related parties, an assignment of mortgages and notes receivable, and guarantees and postponements of claims by various affiliated companies.

12. CONTINGENCIES

     a) LiftKing Incorporated is the defendant in a lawsuit instituted by a competitor claiming damages from a patent infringement in the amount of $870,000 plus expenses. The company has initiated a counter suit for defamation and for anti-trust. Management has recorded a provision in the amount of $290,000, in 1996, as an estimate of possible settlement amount and expenses related thereto. The provision is considered to be adequate for the current year. Any further cost or recoveries resulting from the eventual settlement of this matter will be recorded in the period in which the settlement occurs.

     b) Included in investment tax credits receivable are amounts claimed by LiftKing Incorporated for its 1994 and 1995 fiscal years that were denied upon initial assessment by Revenue Canada. The company has filed objections to these assessments and management believes that the disallowed amounts, totaling approximately $193,000, will be reassessed in the company's favour. Any shortfall on eventual settlement of these claims will be recorded in the period in which the settlement occurs.

13. COMMITMENTS

     The aggregate minimum rentals, exclusive of other occupancy charges, for the lease on the companies' premises are approximately as follows:

1998..................................................................   $  286,000
1999..................................................................      288,000
2000..................................................................      288,000
2001..................................................................      288,000
2002..................................................................      288,000
2003..................................................................       48,000
                                                                         ----------
                                                                         $1,486,000
                                                                         ----------
                                                                         ----------

                  LIFTKING INDUSTRIES INC. GROUP OF COMPANIES
         NOTES TO INTERIM COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                       (AMOUNTS EXPRESSED IN US DOLLARS)
                                  (UNAUDITED)


14. SUBSEQUENT REORGANIZATION


     Subsequent to May 31, 1997, the undernoted transactions were completed in order to effect a legal reorganization of the entities under common control comprising the LiftKIng Industries, Inc. Group of Companies. The combination will be accounted for as a pooling of interests and the basis of presentation of any future financial information will be consistent with the basis of presentation in note 1a.


     a) Subsequent to May 31, 1997, the shareholders of Liftmaster Limited ('Liftmaster') and 463291 Ontario Limited ('463291') entered into transactions whereby a portion of their shares were transferred to a newly incorporated holding company. Following these transfers, Liftmaster and 463291 purchased such transferred shares for cancellation at their approximate fair market values of $331,000 and $228,000, respectively. The stated capital for the shares in question totals $80. The excess of the purchase consideration over the stated capital, amounting to approximately $558,920, will be accounted for as a reduction of retained earnings in the subsequent period.

     b) Subsequent to May 31, 1997, LiftKing Industries Inc. ('LII') was amalgamated with its parent holding company, Dima Products Manufacturing Inc. ('Dima'). Dima had no assets or liabilities other than its ownership interest in LII. The amalgamated entity will continue as LII. As part of the amalgamation transaction, the company issued 4,053,643 common shares of the amalgamated entity to the sole shareholder in exchange for the shares previously issued by Dima.

     c) Subsequent to the above transaction, LII purchased the remaining shares in Liftmaster and 463291 at their approximate fair market values of $474,000 and $461,000, respectively. The purchase was completed via the issuance of 346,357 common shares of LII. As the transaction was between related parties, the acquisition will be accounted for as a pooling of interests.

     d) As a result of the above transactions, the number of issued and outstanding common shares of LII amounted to 4,400,000. Accordingly, the earnings per share data are presented on a pro-forma basis, giving effect to the above-noted reorganization.

15. STOCK OPTION PLANS

     INCENTIVE OPTION PLAN. In September 1997, the Directors of LiftKing Industries Inc. ('the Company') adopted and the stockholders of the Company approved the adoption of the Company's 1997 Incentive Stock Option Plan ('Incentive Option Plan'). The purpose of the Incentive Option Plan is to enable the Company to encourage key employees and Directors to contribute to the success of the Company by granting such employees and Directors incentive stock options ('ISO's').

     The Incentive Option Plan will be administered by the Board of Directors or a committee appointed by the Board of Directors (the 'Committee') which will determine, in its discretion, among other things, the recipients of grants, whether a grant will consist of ISO's or a combination thereof, and the number of shares to be subject to such options.

     The Incentive Option Plan provides for the granting of ISO's to purchase Common Stock at an exercise price to be determined by the Board of Directors or the Committee not less than the fair market value of the Common Stock on the date the option is granted.

     The total number of shares with respect to which options may be granted under the Incentive Option Plan is 750,000. ISO's may not be granted to an individual to the extent that the shares subject to such ISO's have a fair market value on the date of grant in excess of $100,000. No option may be granted under the Incentive Option Plan after September 2007 and no option may be outstanding for more than ten years after its grant. Additionally, no option can be granted for more than five (5) years to a stockholder owning 10% or more of the Company's outstanding Common Stock and such options must have an exercise price of not less than 110% of the fair market value on the date of grant.

                  LIFTKING INDUSTRIES INC. GROUP OF COMPANIES
         NOTES TO INTERIM COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                       (AMOUNTS EXPRESSED IN US DOLLARS)
                                  (UNAUDITED)


     Upon the exercise of an option, the holder must make payment of the full exercise price. Such payment may be made in cash or in shares of Common Stock, or in a combination of both. The Company may lend to the holder of an option funds sufficient to pay the exercise price, subject to certain limitations.

     The Incentive Option Plan may be terminated or amended at any time by the Board of Directors, except that, without stockholder approval, the Incentive Option Plan may not be amended to increase the number of shares subject to the Incentive Option Plan, change the class of persons eligible to receive options under the Incentive Option Plan or materially increase the benefits of participants.

     To date, no options have been granted under the Incentive Option Plan.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of LIFTKING INDUSTRIES INC. GROUP OF COMPANIES (Note 1)

     We have audited the accompanying combined balance sheets of LiftKing Industries Inc. Group of Companies (note 1) (incorporated in Canada) as at July 31, 1996 and 1995 and the related combined statements of income, cash flows and changes in stockholders' equity for the years ended July 31, 1996, 1995 and 1994. These combined financial statements are the responsibility of the management of LiftKing Industries Inc. Group of Companies. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of LiftKing Industries Inc. Group of Companies as at July 31, 1996 and 1995 and the results of their operations and their cash flows for the years ended July 31, 1996, 1995 and 1994, in conformity with generally accepted accounting principles in the United States of America.


                                          SCHWARTZ LEVITSKY FELDMAN
                                          Chartered Accountants



Toronto, Ontario
October 4, 1996
Except for note 13 which is
August 15, 1997

                  LIFTKING INDUSTRIES INC. GROUP OF COMPANIES
                            COMBINED BALANCE SHEETS

                                                                                               AS OF JULY 31,
                                                                                      --------------------------------
                                                                                           1996              1995
                                                                                      --------------    --------------
                                                                                      (AMOUNTS EXPRESSED IN US DOLLARS)

                                      ASSETS
Current assets
     Cash..........................................................................     $  549,540       $  1,859,735
     Accounts receivable...........................................................      2,666,758          6,159,574
     Investment tax credits receivable.............................................        536,260            997,347
     Inventory (note 2)............................................................      4,535,136          4,001,173
     Prepaid expenses and sundry assets............................................        158,122             69,490
                                                                                      --------------    --------------
          Total current assets.....................................................      8,445,816         13,087,319
Mortgages and notes receivable (note 3)............................................        204,628            431,561
Capital assets (note 4)............................................................        447,852            387,153
                                                                                      --------------    --------------
          Total assets.............................................................     $9,098,296       $ 13,906,033
                                                                                      --------------    --------------
                                                                                      --------------    --------------

                                    LIABILITIES
Current liabilities
     Accounts payable..............................................................     $1,691,006       $  3,958,625
     Customer deposits.............................................................      1,246,804          5,786,376
     Deferred income taxes.........................................................         83,655             39,604
     Income taxes payable..........................................................         15,160              6,684
                                                                                      --------------    --------------
          Total current liabilities................................................      3,036,625          9,791,289
Loan payable to affiliated company (note 5)........................................      5,196,339          3,881,498
Loans payable to related parties...................................................         19,631             80,858
                                                                                      --------------    --------------
          Total liabilities........................................................     $8,252,595       $ 13,753,645
                                                                                      --------------    --------------
                                                                                      --------------    --------------

                               STOCKHOLDERS' EQUITY
Capital stock (notes 6 and 13).....................................................     $      310       $        310
Retained earnings..................................................................        919,334            218,304
Cumulative translation adjustments.................................................        (73,943)           (66,226)
                                                                                      --------------    --------------
          Total stockholders' equity...............................................        845,701            152,388
                                                                                      --------------    --------------
          Total liabilities and stockholders' equity...............................     $9,098,296       $ 13,906,033
                                                                                      --------------    --------------
                                                                                      --------------    --------------

   The accompanying notes are an integral part of these financial statements.

                  LIFTKING INDUSTRIES INC. GROUP OF COMPANIES
                         COMBINED STATEMENTS OF INCOME


                                                                              FOR THE YEARS ENDED JULY 31
                                                                       -----------------------------------------
                                                                          1996           1995           1994
                                                                       -----------    -----------    -----------
                                                                           (AMOUNTS EXPRESSED IN US DOLLARS)

Revenue.............................................................   $20,092,782    $20,252,059    $11,818,047
     Cost of sales..................................................    16,123,996     16,963,755     10,142,264
                                                                       -----------    -----------    -----------
Gross profit........................................................     3,968,786      3,288,304      1,675,783
                                                                       -----------    -----------    -----------
Operating expenses
     Selling........................................................       287,421        263,243        248,710
     Administrative.................................................       774,655      1,282,156        640,285
     Amortization...................................................       159,410        108,491        113,390
     Unusual items (note 7).........................................       354,054        515,789         37,133
                                                                       -----------    -----------    -----------
          Total operating expenses..................................     1,575,540      2,169,679      1,039,518
                                                                       -----------    -----------    -----------
Operating income....................................................     2,393,246      1,118,625        636,265
Interest expense....................................................       442,030        358,012        230,072
                                                                       -----------    -----------    -----------
Income before income taxes..........................................     1,951,216        760,613        406,193
Income taxes (note 8)...............................................       515,972        135,217         69,223
                                                                       -----------    -----------    -----------
Net income..........................................................   $ 1,435,244    $   625,396    $   336,970
                                                                       -----------    -----------    -----------
                                                                       -----------    -----------    -----------
Net income per weighted average common share........................      $0.33          $0.14          $0.08
                                                                          -----          -----          -----
                                                                          -----          -----          -----
Weighted average number of common shares outstanding (note 13)......    4,400,000      4,400,000      4,400,000
                                                                       -----------    -----------    -----------
                                                                       -----------    -----------    -----------


   The accompanying notes are an integral part of these financial statements.

                  LIFTKING INDUSTRIES INC. GROUP OF COMPANIES
                       COMBINED STATEMENTS OF CASH FLOWS

                                                                               FOR THE YEARS ENDED JULY 31
                                                                         ----------------------------------------
                                                                            1996           1995           1994
                                                                         -----------    -----------    ----------
                                                                            (AMOUNTS EXPRESSED IN US DOLLARS)

Cash flows from operating activities:
     Net income.......................................................   $ 1,435,244    $   625,396    $  336,970
                                                                         -----------    -----------    ----------
     Adjustments to reconcile net income to net cash (used in)
       provided by operating activities:
          Amortization................................................       159,410        108,491       113,390
          Loss on write off of mortgages and notes receivable.........       243,921        152,813        --
          Decrease/(increase) in accounts receivable..................     3,474,734     (4,554,528)    1,186,385
          Increase in investment tax credits..........................       457,185       (548,849)      (14,279)
          Decrease/(increase) in inventory............................      (571,844)       362,518      (207,933)
          Decrease/(increase) in prepaid expenses.....................       (90,030)        (7,278)      (14,212)
          Increase/(decrease) in accounts payable and accrued
            expenses..................................................    (2,256,209)     2,289,796       (40,549)
          Increase/(decrease) in customer deposits....................    (4,534,319)     4,257,719       123,043
          Increase in income taxes payable/recoverable................         8,610        142,077      (143,060)
          Increase in deferred income taxes...........................        44,787         70,417        23,765
                                                                         -----------    -----------    ----------
          Total adjustments...........................................    (3,063,755)     2,273,176     1,026,550
                                                                         -----------    -----------    ----------
               Net cash (used in)/provided by operating activities....    (1,628,511)     2,898,572     1,363,520
                                                                         -----------    -----------    ----------
Cash flows from investing activities:
     Proceeds on disposal of capital assets...........................       --              82,120        --
     Net change in mortgages and notes receivable.....................       (18,421)       154,120        57,313
     Additions to capital assets......................................      (221,880)      (138,970)     (184,281)
                                                                         -----------    -----------    ----------
               Net cash (used in)/provided by investing activities....      (240,301)        97,270      (126,968)
                                                                         -----------    -----------    ----------
Cash flows from financing activities:
     Issuance of special shares.......................................           735            726        --
     Redemption of special shares.....................................      (734,214)    (1,306,715)       --
     Dividends paid...................................................          (735)          (726)       --
     Advances from affiliated company.................................     1,359,021      1,397,270        46,393
     Repayment to related parties.....................................       (61,134)      (135,875)     (276,043)
                                                                         -----------    -----------    ----------
               Net cash (used in)/provided by financing activities....       563,673        (45,320)     (229,650)
                                                                         -----------    -----------    ----------
Effect of foreign currency exchange rate changes......................        (5,056)        11,700       (29,048)
                                                                         -----------    -----------    ----------
Net increase (decrease) in cash.......................................    (1,310,195)     2,962,222       977,854
Cash
     Beginning of year................................................     1,859,735     (1,102,487)   (2,080,341)
                                                                         -----------    -----------    ----------
     End of year......................................................       549,540      1,859,735    (1,102,487)
                                                                         -----------    -----------    ----------
                                                                         -----------    -----------    ----------
Income taxes paid (refunds received)..................................      (170,150)        62,748       407,273
                                                                         -----------    -----------    ----------
                                                                         -----------    -----------    ----------
Interest paid.........................................................   $   503,018    $   447,689    $   48,026
                                                                         -----------    -----------    ----------
                                                                         -----------    -----------    ----------

   The accompanying notes are an integral part of these financial statements.

                  LIFTKING INDUSTRIES INC. GROUP OF COMPANIES
                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                             FOR THE YEARS ENDED JULY 31
                                                                  --------------------------------------------------
                                                                    COMMON
                                                                    STOCK                                CUMULATIVE
                                                                    NUMBER                 RETAINED      TRANSLATION
                                                                  OF SHARES     AMOUNT     EARNINGS      ADJUSTMENTS
                                                                  ----------    ------    -----------    -----------
                                                                          (AMOUNTS EXPRESSED IN US DOLLARS)

Balance as of July 31, 1993....................................       286        $232     $   562,653     $ (47,992)
     Issuance of common stock..................................       100          77         --             --
     Foreign currency translation..............................     --           --           --             --
     Net income for the year...................................     --           --           --             --
                                                                      ---       ------    -----------    -----------

Balance as of July 31, 1994....................................       386         309         899,623       (73,176)
     Issuance of common stock..................................         1           1         --             --
     Foreign currency translation..............................     --           --           --              6,950
     Dividends paid (note 6b)..................................     --           --              (726)       --
     Excess of redemption proceeds over stated capital of
       special shares (note 6b)................................     --           --        (1,305,989)       --
     Net income for the year...................................     --           --           625,989        --
                                                                      ---       ------    -----------    -----------

Balance as of July 31, 1995....................................       387         310         218,304       (66,226)
     Foreign currency translation..............................     --           --           --             (7,717)
     Dividends paid (note 6b)..................................     --           --              (735)       --
     Excess of redemption proceeds over stated capital of
       special shares (note 6b)................................     --           --          (733,479)       --
     Net income for the year...................................     --           --         1,435,244        --
                                                                      ---       ------    -----------    -----------

Balance as of July 31, 1996....................................       387        $310     $   919,334     $ (73,943)
                                                                      ---       ------    -----------    -----------
                                                                      ---       ------    -----------    -----------


   The accompanying notes are an integral part of these financial statements.

                  LIFTKING INDUSTRIES INC. GROUP OF COMPANIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                       (AMOUNTS EXPRESSED IN US DOLLARS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A) BASIS OF PRESENTATION

     These financial statements of LiftKing Industries Inc. Group of Companies combine the accounts of the following companies as at their respective year ends:

LiftKing Industries Inc. .............................  July 31, 1994, 1995 and 1996
LiftKing Incorporated.................................  July 31, 1994, 1995 and 1996
Liftmaster Limited....................................  April 30, 1994, 1995 and 1996
463291 Ontario Limited................................  October 31, 1994, 1995 and 1996

     All material inter-company accounts and transactions have been eliminated on combination.


     These combined financial statements are being prepared in anticipation of a planned initial public offering involving LiftKing Industries Inc., Liftmaster Limited and 463291 Ontario Limited, but excluding LiftKing Incorporated ('Incorporated'). The accounts of Incorporated have been included in these combinations strictly for comparative purposes, as Incorporated was the primary operating entity of the group of companies until August 1995, at which time all new operating contracts were undertaken by LiftKing Industries, Inc. Incorporated is currently an inactive company whose accounts at May 31, 1997 are summarized as follows:



Current assets.................................................................   $   361,000
Long-term assets...............................................................       234,000
                                                                                  -----------
     Total assets..............................................................   $   595,000
                                                                                  -----------
                                                                                  -----------
Current liabilities............................................................   $   916,000
Long-term liabilities..........................................................       813,000
                                                                                  -----------
Total liabilities..............................................................     1,729,000
Shareholder's deficiency.......................................................    (1,134,000)
                                                                                  -----------
     Total liabilities and shareholder's deficiency............................   $   595,000
                                                                                  -----------
                                                                                  -----------


B) PRINCIPAL ACTIVITIES

     The LiftKing Industries Inc. Group of Companies is principally engaged in the production of heavy transportation, construction and military equipment in Canada and its distributions in Canada, the United States of America and Mexico.

     Each of the companies within the Group was incorporated in Canada on the following dates:

LiftKing Industries Inc. .............................................   April 25, 1989
LiftKing Incorporated.................................................   May 24, 1988
Liftmaster Limited....................................................   November 10, 1976
463291 Ontario Limited................................................   December 4, 1980

C) CASH AND CASH EQUIVALENTS (BANK INDEBTEDNESS)

     Cash and cash equivalents (bank indebtedness) includes cash on hand, amounts due from and to banks, and any other highly liquid investments purchased with a maturity of three months or less. The carrying amount approximates fair value because of the short maturity of those instruments.

D) OTHER FINANCIAL INSTRUMENTS

     The carrying amount of the companies' accounts receivables and payables approximates fair value because of the short maturity of these instruments.

                  LIFTKING INDUSTRIES INC. GROUP OF COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                       (AMOUNTS EXPRESSED IN US DOLLARS)

E) INVENTORY


     Raw material is valued at the lower of cost and replacement cost. Cost is determined on the first-in, first-out basis. Finished goods and work-in-process have been valued at the lower of cost (which includes raw materials, direct labor and a portion of factory overhead) and fair market value.


F ) CAPITAL ASSETS

     Capital Assets are recorded at cost and are amortized on the basis over their estimated useful lives at the undernoted rates and methods:

Plant equipment.........................................  20% Declining Balance
Automotive equipment....................................  30% Declining Balance
Office equipment........................................  20% Declining Balance
Computer hardware.......................................  30% Declining Balance
Computer software.......................................  100% Declining Balance
Leasehold improvements..................................  20% Straight-line

     Amortization for assets acquired during the year are recorded at one-half of the indicated rates, which approximates when they were put into use.

G) INCOME TAXES

     The companies account for income tax under the provisions of Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities.

H) DEFERRED INCOME TAXES

     Deferred income taxes represent the tax benefits derived from timing differences between amortization of capital assets charged to operations and amounts deducted from taxable income.

I) GOVERNMENT ASSISTANCE AND INVESTMENT TAX CREDITS

     Government assistance and investment tax credits are recorded on the accrual basis and are accounted for as a reduction of the related current or capital expenditures.

J) FOREIGN CURRENCY TRANSLATION

     The companies maintain their books and records in Canadian dollars. Foreign currency transactions are translated using the temporal method. Under this method, all monetary items are translated into Canadian funds at the rate of exchange prevailing at balance sheet date. Non-monetary items are translated at historical rates. Income and expenses are translated at the rate in effect on the transaction dates. Transaction gains and losses are included in the determination of earnings for the year.

     The translation of the financial statements from Canadian dollars into United States dollars is performed for the convenience of the reader. Balance sheet accounts are translated using closing exchange rates in effect at the balance sheet date and income and expenses accounts are translated using an average exchange rate prevailing during each reporting period. No representation is made that the Canadian dollar amounts could have been or could be, converted into United States dollars at the

                  LIFTKING INDUSTRIES INC. GROUP OF COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                       (AMOUNTS EXPRESSED IN US DOLLARS)

rates on the respective dates and or at any other certain rates. Adjustments resulting from the translation are included in the cumulative translation adjustments in stockholders' equity.


K) CONTRACT SALES AND CUSTOMER DEPOSITS



     With respect to contracts, the Company follows the completed contract basis of accounting whereby sales are recognized upon completion of the contract and the passage of title to customers; projected losses, if any, are charged to costs immediately. Deposits from customers and progress billings to customers prior to the completion of contract are recognized as customer deposits.


L) DEVELOPMENT COSTS

     The development costs were expensed as incurred.

M) NET INCOME PER WEIGHTED AVERAGE COMMON SHARE

     Net income per common share and net income before extraordinary items per common share are computed by dividing net income and net income before extraordinary items for the year by the weighted average number of common shares outstanding taking into account the subsequent reorganization as disclosed in note 13.

N) USE OF ESTIMATES

     The preparation of financial statements requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. INVENTORY

     Inventory comprised the following:

                                                                        1996          1995
                                                                     ----------    ----------

Raw materials.....................................................   $  123,852    $  527,984
Work-in-process...................................................    2,169,213     2,813,530
Finished goods....................................................    2,242,071       659,659
                                                                     ----------    ----------
                                                                     $4,535,136    $4,001,173
                                                                     ----------    ----------
                                                                     ----------    ----------

                  LIFTKING INDUSTRIES INC. GROUP OF COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                       (AMOUNTS EXPRESSED IN US DOLLARS)

3. MORTGAGES AND NOTES RECEIVABLE

                                                                           1996        1995
                                                                         --------    --------

The mortgages receivable have been written down to net realizable value as determined by management and are secured by land and buildings and bear interest at rates between 10% and 15% per annum.
  The mortgages are overdue, however, management intends to renew certain mortgages and foreclose on the security underlying the other
  mortgages...........................................................   $134,574    $397,603
Promissory note receivable, secured by leased repayable on demand.
  Repayment is not expected prior to August 1, 1997...................     33,682      33,958
Promissory note receivable, secured by a general security agreement, guarantee and postponement of claim, bearing interest at 9% per
  annum and due April 1, 1999.........................................     36,372       --
                                                                         --------    --------
                                                                         $204,628    $431,561
                                                                         --------    --------
                                                                         --------    --------

     LiftKing Incorporated is presently involved in litigation proceedings for the recovery of two mortgages receivable that are in default. Management is of the opinion that these proceedings will result in the partial recovery of amounts owed to the company. The carrying value of these mortgages as at July 31, 1996 is $Nil ($243,653 as at July 31, 1995) which is net of a provision for doubtful recovery in the amount of $532,641 ($293,363 as at July 31, 1995).

     With respect to certain other mortgages written-off during 1993, the companies recovered $18,355 in 1996.

4. CAPITAL ASSETS

                                                                                  1996          1995
                                                                               ----------    ----------
Plant equipment.............................................................   $  531,375    $  532,807
Automotive equipment........................................................      137,799       128,663
Office equipment............................................................       87,098        75,722
Computer hardware...........................................................      208,971       175,374
Computer software...........................................................      113,818        71,490
Leasehold improvements......................................................      210,169       165,619
                                                                               ----------    ----------
     Cost...................................................................    1,289,230     1,149,675
                                                                               ----------    ----------
Less: Accumulated amortization
     Plant equipment........................................................      379,041       346,436
     Automotive equipment...................................................      118,400       113,190
     Office equipment.......................................................       49,361        41,767
     Computer hardware......................................................      134,179       110,792
     Computer software......................................................       56,908        71,490
     Leasehold improvements.................................................      103,489        78,847
                                                                               ----------    ----------
                                                                                  841,378       762,522
                                                                               ----------    ----------
Net.........................................................................   $  447,852    $  387,153
                                                                               ----------    ----------
                                                                               ----------    ----------

5. LOAN PAYABLE TO AFFILIATED COMPANY


     The loan payable to an affiliated company is due on demand, bears interest at prime plus 3% per annum and is secured by a general security agreement and promissory note. The security ranks second

                  LIFTKING INDUSTRIES INC. GROUP OF COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                       (AMOUNTS EXPRESSED IN US DOLLARS)

to an the repayment of the loan is postponed in favor of the companies' bank. Interest in 1996 on the loan amounted to $410,707 ($264,730 in 1995).

6. CAPITAL STOCK

     a) LiftKing Industries Inc.

Authorized........................................................................
An unlimited number of the following classes of shares............................
Class A Preference shares, 9% non-cumulative, voting, redeemable at fair market value...........................................................................
Class B Preference shares, 9% non-cumulative, voting, retractable at fair market value...........................................................................
Common shares.....................................................................
Issued............................................................................

                                                                                   1996    1995
                                                                                   ----    ----

1 Common Share..................................................................    $1      $1
                                                                                   ----    ----
                                                                                   ----    ----

     b) LiftKing Incorporated

Authorized........................................................................
An unlimited number of the following classes of shares............................
Special shares, 10% non-cumulative, non-voting, non-participating, redeemable and retractable at $727 per share...................................................
Common shares.....................................................................
Issued............................................................................

                                                                                 1996    1995
                                                                                 ----    ----

100 Common Shares.............................................................   $ 80    $ 80
                                                                                 ----    ----
                                                                                 ----    ----

     On March 16, 1995, LiftKing Incorporated declared a stock dividend of 18 special shares for each common share issued and outstanding for a total of 1,800 special shares, with a stated and paid-up capital of $726 in aggregate. These shares were redeemed in 1995 at an aggregate redemption price of $1,306,715.


     On October 31, 1995, LiftKing Incorporated declared a stock dividend of 10 special shares for each common shares issued and outstanding for a total of 1,000 special shares, with a stated and paid-up capital of $735 in aggregate. These shares were redeemed in 1996 at an aggregate redemption price of $734,214. The share redemption proceeds paid, to the extent they exceed the stated capital of the shares redeemed, are, in substance, equivalent to dividends.


     c) Liftmaster Ltd.

Capital Stock.....................................................................
Authorized........................................................................
An unlimited number of the following classes of shares............................
Special shares, 10% non-cumulative, non-voting, redeemable and retractable at $73 per share.......................................................................
Common shares.....................................................................
Issued............................................................................

                  LIFTKING INDUSTRIES INC. GROUP OF COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                       (AMOUNTS EXPRESSED IN US DOLLARS)

                                                                                 1996    1995
                                                                                 ----    ----

190 Common Shares.............................................................   $152    $152
                                                                                 ----    ----
                                                                                 ----    ----

     d) 463291 Ontario Limited

Capital Stock.....................................................................
Authorized
     400,000 Preference shares, 8% non-cumulative, non-participating, non-voting, redeemable at $7 each.......................................................
     100,000 Common shares........................................................
Issued............................................................................

                                                                                 1996    1995
                                                                                 ----    ----

96 Common Shares..............................................................   $ 77    $ 77
                                                                                 ----    ----
                                                                                 ----    ----

     e) Issued -- Combined

                                                                                 1996    1995
                                                                                 ----    ----

387 Common Shares.............................................................   $310    $310
                                                                                 ----    ----
                                                                                 ----    ----


7. UNUSUAL ITEMS



     Unusual items included the following:



                                                                        1996         1995       1994
                                                                      ---------    --------    -------

 (a)  Losses suffered on mortgages and notes principal and interest
        receivable being non-realizable............................   $ 243,921    $152,813    $37,133

 (b)  Litigation costs and provision for settlement pertaining to
        lawsuit referred to in note 12(a)..........................     110,132     362,976      --

                                                                      ---------    --------    -------
                                                                      $ 354,054    $515,789    $37,133
                                                                      ---------    --------    -------
                                                                      ---------    --------    -------



8. INCOME TAXES



                                                                       1996        1995        1994
                                                                     --------    --------    --------

 (a)  Current.....................................................   $471,185    $ 64,800    $ 92,988
      Deferred (drawn-down).......................................     44,787      70,417     (23,765)
                                                                     --------    --------    --------
                                                                     $515,972    $135,217    $ 69,223
                                                                     --------    --------    --------
                                                                     --------    --------    --------

 (b)  Current income taxes consists of:
        Amount calculated as basic Federal and Provincial rates...   $578,000    $165,000    $105,000
        Increase (decrease) resulting from:
           Ontario super allowance deduction......................    (55,000)    (22,000)      --
           Timing differences.....................................    (44,787)    (70,417)     23,765
           Application of losses carried forward from prior
             years................................................     (6,000)      --        (25,000)
           Other differences......................................     (1,028)     (7,783)    (10,777)
                                                                     --------    --------    --------
           Current income taxes...................................   $471,185    $ 64,800    $ 92,988
                                                                     --------    --------    --------
                                                                     --------    --------    --------

                  LIFTKING INDUSTRIES INC. GROUP OF COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                       (AMOUNTS EXPRESSED IN US DOLLARS)

9. RELATED PARTY TRANSACTIONS

                                                             1996        1995        1994
                                                           --------    --------    ---------

Rent paid to an affiliated company......................   $475,788    $257,692    $ 235,775
Interest on loan payable to affiliated company..........    410,707     264,730       30,202
Management fees expense (income) to (from) an affiliated
  company...............................................     29,369     (69,737)    (109,577)
Amount owing to related parties included in accounts
  payable...............................................   $  --       $513,249    $  --

10. SALES TO MAJOR CUSTOMERS

                                                              1996            1995            1994
                                                           -----------     -----------     -----------

Sales to a major customer..............................    $10,581,047     $12,557,578     $ 4,879,245
                                                           -----------     -----------     -----------
% of total sales.......................................           52.7%           62.0%           41.3%
                                                           -----------     -----------     -----------
Amounts included in accounts receivable................        581,170       4,379,206         --
Amounts included in customer deposits..................        --            4,469,055       1,459,144
The breakdown of sales by geographic area is as
  follows:
     United States of America..........................     12,550,166      14,939,762      10,437,223
     Canada............................................      5,562,659       4,421,889       1,380,824
     Mexico............................................      1,272,417         890,408         --
     Other.............................................        707,540         --              --
                                                           -----------     -----------     -----------
                                                           $20,092,782     $20,252,059     $11,818,047
                                                           -----------     -----------     -----------
                                                           -----------     -----------     -----------


     The Company's accounting records do not readily provide information on net income by geographic area. Management is of the opinion that a proration of net income based on sales, presented below, would fairly present the results of operations by geographic area.



     The breakdown of net income by geographic area:



                                                             1996         1995        1994
                                                          ----------    --------    --------

United States of America...............................   $  896,469    $461,349    $297,598
Canada.................................................      397,345     136,551      39,372
Mexico.................................................       90,890      27,496       --
Other..................................................       50,540       --          --
                                                          ----------    --------    --------
                                                          $1,435,244    $625,396    $336,970
                                                          ----------    --------    --------
                                                          ----------    --------    --------



     Substantially all of the assets of the Company were located in or originated from Canada.


11. OPERATING LINE CREDIT

     The companies have available a line of credit to a maximum of $3,637,000 ($5,000,000 Canadian), which bears interest at prime plus 0.25% per annum and is secured by a general assignment of book debts, assignments of inventory, fire insurance, life insurance, a general security agreement, fixed charges on property owned by an affiliated company, postponement of claims signed by various related parties, an assignment of mortgages and notes receivable, and guarantees and postponements of claims by various affiliated companies.

                  LIFTKING INDUSTRIES INC. GROUP OF COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                       (AMOUNTS EXPRESSED IN US DOLLARS)

12. CONTINGENCIES

     (a) LiftKing Incorporated is the defendant in a lawsuit instituted by a competitor claiming damages from a patent infringement in the amount of $870,000 plus expenses. The company has initiated a counter suit for defamation and for anti-trust. Management has recorded a provision in the amount of $290,000 in 1995, as an estimate of possible settlement amount and expenses related thereto. The provision is considered to be adequate for 1996. Any further cost or recoveries resulting from the eventual settlement of this matter will be recorded in the period in which the settlement occurs.

     (b) LiftKing Incorporated has signed letters of credit in favour one of its suppliers for $327,000.

     (c) Included in investment tax credits receivable are amounts claimed by LiftKing Incorporated for its 1994 and 1995 fiscal years that were denied upon initial assessment by Revenue Canada. The company has filed objections to these assessments and management believes that the disallowed amounts, totaling approximately $193,000, will be reassessed in the company's favour. Any shortfall on eventual settlement of these claims will be recorded in the period in which the settlement occurs.

13. SUBSEQUENT REORGANIZATION


     Subsequent to year end, the undernoted transactions were completed in order to effect a legal reorganization of the entities under common control comprising the LiftKing Industries Inc. Group of Companies. The combination will be accounted for as a pooling of interests and the basis of presentation of any future financial information will be consistent with the basis of presentation in note 1a.


     (a) Subsequent to May 31, 1997, the shareholders of Liftmaster Limited ('Liftmaster') and 463291 Ontario Limited ('463291') entered into transactions whereby a portion of their shares were transferred to a newly incorporated holding company. Following these transfers, Liftmaster and 463291 purchased such transferred shares for cancellation at their approximate fair market values of $331,000 and $228,000, respectively. The stated capital for the shares in question totals $80. The excess of the purchase consideration over the stated capital, amounting to approximately $558,920, will be accounted for as a reduction of retained earnings in the subsequent period.

     (b) Subsequent to May 31, 1997, LiftKing Industries Inc. ('LII') was amalgamated with its parent holding company, Dima Products Manufacturing Inc. ('Dima'). Dima had no assets or liabilities other than its ownership interest in LII. The amalgamated entity will continue as LII. As part of the amalgamation transaction, the company issued 4,053,643 common shares of the amalgamated entity to the sole shareholder in exchange for the shares previously issued by Dima.

     (c) Subsequent to the above transaction, LII purchased the remaining shares in Liftmaster and 463291 at their approximate fair market values of $474,000 and $461,000, respectively. The purchase was completed via the issuance of 346,357 common shares of LII. As the transaction was between related parties, the acquisition will be accounted for as a pooling of interests.

     (d) As a result of the above transactions, the number of issued and outstanding common shares of LII amounted to 4,400,000. Accordingly, the earnings per share data are presented on a pro-forma basis, giving effect to the above-noted reorganization.

__________________________________            __________________________________

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER WOULD BE UNLAWFUL.

                            ------------------------
THIS OFFERING IS NOT BEING MADE IN CANADA AND IS NOT BEING MADE TO RESIDENTS OF
                                    CANADA.

                            ------------------------

                               TABLE OF CONTENTS


                                                                                                                          PAGE
                                                                                                                          ----
Prospectus Summary.....................................................................................................      3
The Company............................................................................................................      3
The Offering...........................................................................................................      5
Summary Financial Information..........................................................................................      6
Risk Factors...........................................................................................................      7
Use of Proceeds........................................................................................................     14
Dilution...............................................................................................................     16
Capitalization.........................................................................................................     17
Dividend Policy........................................................................................................     17
Summary Financial Information..........................................................................................     18
Management's Discussion and Analysis of Financial Condition and Results of Operations..................................     19
Business...............................................................................................................     23
Management.............................................................................................................     33
Principal Stockholders.................................................................................................     35
Certain Transactions...................................................................................................     35
Description of Securities..............................................................................................     36
Certain United States Federal Income Tax Considerations................................................................     38
Investment Canada Act..................................................................................................     39
Underwriting...........................................................................................................     39
Legal Matters..........................................................................................................     42
Experts................................................................................................................     42
Additional Information.................................................................................................     43
Financial Statements...................................................................................................    F-1


                            ------------------------
     UNTIL       , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                        1,250,000 SHARES OF COMMON STOCK
                                      AND
                          1,500,000 REDEEMABLE COMMON
                            STOCK PURCHASE WARRANTS

                            LIFTKING  INDUSTRIES INC.

                             ---------------------
                                   PROSPECTUS
                             ---------------------

                                 MONROE PARKER
                                SECURITIES, INC.

                                            , 1997

__________________________________            __________________________________

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     In connection with the Offering, the Underwriter agreed to indemnify the Company, its directors, and each person who controls it within the meaning of
Section 15 of the Act with respect to any statement in or omission from the registration statement or the Prospectus or any amendment or supplement thereto if such statement or omission was made in reliance upon information furnished in writing to the Company by the Underwriter specifically for or in connection with the preparation of the registration statement, the prospectus, or any such amendment or supplement thereto.

     Under the terms of the Company's Certificate of Incorporation, no director shall be personally liable to the corporation or its shareholders for monetary damages for breach fiduciary duty as a director, except that this provision shall not eliminate or limit the liability of any director; (i) for any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; or (iii) for any transaction from which the director derived an improper personal benefit. This provision shall also not eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

     Under the terms of the Company's By-Laws, each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a 'proceeding'), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

     The Company does not currently have any liability insurance coverage for its officers and directors.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with this Offering are as follows:


SEC filing fee.................................................................   $  4,639.47
The Nasdaq SmallCap Market filing fee..........................................     10,000.00
Boston Exchange filing fee.....................................................      7,500.00
Pacif Exchange filing fee......................................................      7,500.00
NASD filing fee................................................................      2,007.33
Accounting fees and expenses*..................................................     55,000.00
Legal fees and expenses*.......................................................    125,000.00
Blue Sky fees and expenses*....................................................     45,000.00
Printing and engraving*........................................................     50,000.00
Transfer Agent's and Registrar's fees*.........................................      2,500.00
Miscellaneous expenses*........................................................      9,174.47
                                                                                  -----------
     Total.....................................................................   $318,321.27
                                                                                  -----------
                                                                                  -----------


------------

*  Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     The following information sets forth all securities of the Company sold by it since inception, which securities were not registered under the Securities Act of 1933, as amended:


          LiftKing Industries Inc. was incorporated on April 25, 1989. The Company is a corporation organized under the laws of the Province of Ontario, Canada. The Company's sole shareholder was Dima Products Manufacturing, Inc. ('Dima') a corporation organized under the laws of the Province of Ontario, Canada, which in turn was wholly owned by Louis Aldrovandi, the Company's President and Chief Executive Officer. In August 1997, the Company merged with and into Dima. Under Canadian law, the surviving entity accepted the name, LiftKing Industries Inc. In accordance with the merger, LiftKing Industries Inc. issued 4,053,643 Common Shares of the Company's Common Stock to the sole shareholder, Louis Aldrovandi, in exchange for the shares previously issued to Mr. Aldrovandi by Dima.


          In August 1997, the Company purchased all of the outstanding shares of capital stock of Liftmaster Limited ('Liftmaster'), a corporation organized under the laws of the Province of Ontario, Canada on November 10, 1976, from its shareholders Grace and Mark Aldrovandi, a Director of the Company. Also in August 1997, the Company purchased all of the outstanding shares of capital stock of 463291 Ontario Limited ('463291'), a corporation organized under the laws of the Province of Ontario, Canada on December 4, 1980, from its sole shareholder the Aldrovandi Family Trust. In exchange for the shares of Liftmaster and 463291, the Company issued 42,364 shares of its Common Stock to Grace Aldrovandi, 133,367 shares of its Common Stock to Mark Aldrovandi and 170,626 shares of its Common Stock to the Aldrovandi Family Trust.

          The Company has relied on Section 4(2) of the Securities Act of 1933, as amended, for its private placement exemption, such that the sales of the securities were transactions by an issuer not involving any public offering.

ITEM 27. EXHIBITS.


      1.1  -- Form of Underwriting Agreement.**
      1.2  -- Form of Selected Dealers Agreement.
      1.3  -- Financial Consulting Agreement.**
      3.1  -- Certificate of Incorporation of the Company.
      3.2  -- By-Laws of the Company.
      4.1  -- Specimen Certificate for shares of Common Stock.*
      4.2  -- Specimen Certificate for Warrants.*
      4.3  -- Form of Underwriter's Purchase Option**
      4.4  -- Form of Warrant Agreement
      5.1  -- Opinion of Farano Green, counsel to the Company.*
     10.1  -- 1997 Incentive Stock Option Plan*
     10.2  -- Lease Agreement for premises located at 7135 Islington Avenue, Woodbridge, Ontario Canada L4L 1V9.*
     10.3  -- Employment Agreement between the Company and Louis Aldrovandi.*
     10.4  -- Employment Agreement between the Company and Mark Aldrovandi.*
       21  -- List of Subsidiaries.*
     23.1  -- Consent of Bernstein & Wasserman, LLP.*
     23.2  -- Consent of Farano Green (to be included in Exhibit 5.01)*
     23.3  -- Consent of Schwartz Levitsky Feldman.**


------------

 * To be filed by amendment.


** Filed herewith.

ITEM 28. UNDERTAKINGS.

(A) RULE 415 OFFERING

     The undersigned Registrant will:

          1. File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

             (i) Include any prospectus required by Section 10(a)(3) of the Act;

             (ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) Include any additional or changed material information on the plan of distribution.

          2. For determining liability under the Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the Offering of such securities at that time shall be deemed to be the initial bona fide offering.

          3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

(B) EQUITY OFFERINGS OF NONREPORTING SMALL BUSINESS ISSUERS

     The undersigned Registrant will provide to the Underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

(C) INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions referred to in Item 24 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(D) RULE 430A

     The undersigned Registrant will:

          1. For determining any liability under the Act, treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of a prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Act as part of this Registration Statement as of the time the Commission declared it effective.

          2. For any liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and that the Offering of the securities at that time as the initial bona fide Offering of those securities.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in Woodbridge, Ontario, Canada on October 24, 1997.


                                                 LIFTKING INDUSTRIES INC.
                                          By:        /s/ LOUIS ALDROVANDI
                                              ..................................

                                                      LOUIS ALDROVANDI
                                                  CHIEF EXECUTIVE OFFICER,
                                                   PRESIDENT AND CHAIRMAN

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendments thereto has been signed below by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                      TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------
           /S/ LOUIS ALDROVANDI             Chief Executive Officer,                         October 24, 1997
 .........................................    President and Chairman
            (LOUIS ALDROVANDI)

           /S/ MARK ALDROVANDI              Vice President,                                  October 24, 1997
 .........................................    General Manager and Director
            (MARK ALDROVANDI)

                                 EXHIBIT INDEX

<Captio
                                                                                   LOCATION OF EXHIBIT
    EXHIBIT                                                                           IN SEQUENTIAL
    NUMBER                                           DESCRIPTION OF DOCUMENT         NUMBERING SYSTEM
    ------   --------------------------------------------------------------------- ---------------------

      1.1    -- Form of Underwriting Agreement.**
      1.2    -- Form of Selected Dealers Agreement.
      1.3    -- Financial Consulting Agreement.**
      3.1    -- Certificate of Incorporation of the Company.
      3.2    -- By-Laws of the Company.
      4.1    -- Specimen Certificate for shares of Common Stock.*
      4.2    -- Specimen Certificate for Warrants.*
      4.3    -- Form of Underwriter's Purchase Option**
      4.4    -- Form of Warrant Agreement
      5.1    -- Opinion of Farano Green, counsel to the Company.*
     10.1    -- 1997 Incentive Stock Option Plan*
     10.2    -- Lease Agreement for premises located at 7135 Islington Avenue,
                Woodbridge, Ontario Canada L4L 1V9.*
     10.3    -- Employment Agreement between the Company and Louis Aldrovandi.*
     10.4    -- Employment Agreement between the Company and Mark Aldrovandi.*
       21    -- List of Subsidiaries.*
     23.1    -- Consent of Bernstein & Wasserman, LLP.*
     23.2    -- Consent of Farano Green (to be included in Exhibit 5.01)*
     23.3    -- Consent of Schwartz Levitsky Feldman.**



------------

 * To be filed by amendment.


** Filed herewith.